                           SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                     1934

                            (AMENDMENT NO. 3)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:


[X] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))
[_] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                                  WABAN INC.
   ------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                         [TO WABAN STOCKHOLDERS ONLY]

                                                               PRELIMINARY COPY

                                  Waban Inc.

                                                ONE MERCER ROAD
                                                NATICK, MASSACHUSETTS 01760
                                                (508) 651-6500

                              June   , 1997

Dear Stockholder:

  You are cordially invited to attend the 1997 Annual Meeting of the stockholders of Waban Inc. ("Waban" or the "Company") which will be held on Thursday, July 10, 1997 at 11:00 a.m. at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts (the "Meeting"). All stockholders of record as of May 23, 1997 are entitled to vote at the Meeting. We urge you to be present in person or represented by proxy at this important Meeting at which stockholders will be asked to elect three directors and to approve a major transaction that will separate Waban into two publicly owned companies.

  At the Meeting, you will be asked to consider and vote upon a group of related proposals which provide for the tax-free distribution (the "Distribution") in the form of a special dividend to stockholders, on a one-for-one basis, of all outstanding shares of the common stock held by Waban of BJ's Wholesale Club, Inc., a newly formed, wholly-owned subsidiary of Waban ("BJI"). The Distribution will separate BJ's Wholesale Club, the Company's food and general merchandise warehouse club business (the "Warehouse Club Business"), from HomeBase, the Company's home improvement warehouse business (the "Home Improvement Business"). After the Distribution, the Company will change its name to HomeBase, Inc. and will continue to operate and develop the Home Improvement Business. BJI will operate and develop the Warehouse Club Business after the Distribution.

  The Company's Board of Directors believes that the Distribution will accomplish a number of important business goals. Separation of the Home Improvement Business and the Warehouse Club Business into independent publicly owned companies will allow each company to concentrate exclusively on its own business objectives without concern for the business objectives of the other company, and will allow the financial markets to better recognize and evaluate the merits of the Warehouse Club Business and the Home Improvement Business, thereby enhancing the likelihood that each will achieve appropriate market recognition for its own performance.

  The Waban Board also believes the improved recognition by the financial markets resulting from the anticipated separation of the Home Improvement Business and the Warehouse Club Business into independent publicly owned companies will facilitate the conversion of the Company's 6.5% Convertible Subordinated Debentures due 2002 (the "Convertible Debentures") into Common Stock. The Convertible Debentures are convertible into Waban Common Stock at a price of $24.75 per share, and are redeemable during the period beginning July 1, 1997 at a price of 102.889% of par, plus accrued interest. As described herein, the Company has called the Convertible Debentures for redemption. The Distribution and the related transactions described in this Proxy Statement/Prospectus are expected to reduce the aggregate level of indebtedness and interest cost borne by the two companies, and to increase the aggregate amount of stockholders' equity, as compared to Waban.

  We at Waban are excited about the future prospects for both HomeBase and BJI as separate publicly owned companies. The Board of Directors believes that the Distribution is in the best interests of stockholders and unanimously (with two directors abstaining) recommends that stockholders vote "FOR" all of the Distribution proposals.

  Details of the Distribution proposals are set forth in the accompanying Proxy Statement/Prospectus and should be considered carefully. Stockholders of Waban are not entitled to appraisal rights under Delaware law in connection with any of the proposals to be voted on at the Meeting.

  WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING. UNLESS MARKED OTHERWISE, ALL VALIDLY SIGNED PROXY CARDS WILL BE VOTED "FOR" EACH OF THE PROPOSALS. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE SENT IN YOUR PROXY CARD.

                                  Sincerely,

            Herbert J. Zarkin                     Lorne R. Waxlax
            President and Chief Executive Officer Chairman of the Board

                                                               PRELIMINARY COPY

                                  Waban Inc.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                       TO BE HELD ON JULY 10, 1997

                               ----------------

  The 1997 Annual Meeting of Stockholders of Waban Inc. ("Waban" or the "Company") will be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts on Thursday, July 10, 1997, at 11:00 a.m. (the "Meeting"). At the Meeting, holders of Waban Common Stock will be asked:

    1. To consider and vote upon nine related proposals (the "Distribution Proposals") described in the accompanying Proxy Statement/Prospectus, as follows:

       (i)Proposal One: Approval of a distribution (the "Distribution") in the form of a tax-free special dividend to all holders of Waban's outstanding shares of common stock, on a one-for-one basis, of all outstanding shares of common stock held by Waban, and the associated stockholders' rights, of a newly formed, wholly-owned subsidiary of the Company, to be known as "BJ's Wholesale Club, Inc." ("BJI"), which will own and operate the "BJ's Wholesale Club" business presently conducted as a division of Waban;

       (ii)Proposal Two: Approval of an amendment of the Certificate of Incorporation of Waban, which will change the name of Waban to "HomeBase, Inc." after the Distribution;

      (iii)Proposal Three: Approval of (x) an amendment to the Waban 1989 Stock Incentive Plan to increase by 1,500,000 shares the number of shares available for issuance thereunder; and (y) the continuance of the Waban 1989 Stock Incentive Plan, as amended;

      (iv)Proposal Four: Approval of the Waban 1997 Stock Incentive Plan;

        (v)Proposal Five: Approval of the BJI 1997 Replacement Stock Incentive Plan;

      (vi)Proposal Six: Approval of the BJI 1997 Stock Incentive Plan;

       (vii)Proposal Seven: Approval of the BJI Management Incentive Plan;

      (viii)Proposal Eight: Approval of the BJI Growth Incentive Plan; and

      (ix)Proposal Nine: Approval of the BJI 1997 Director Stock Option
    Plan.

    2. To elect three directors to serve until the 2000 Annual Meeting of Stockholders. As described in the accompanying Proxy Statement/Prospectus, from and after the Distribution, the Board of Directors of HomeBase will differ from the Waban Board of Directors (the "Waban Board").

    3. To consider such other business as may properly come before the Meeting.

  The approval of Distribution Proposal One will also constitute approval of the Asset Transfers (as defined in the enclosed Proxy Statement/Prospectus) from Waban to BJI.

  The Waban Board believes that the passage of each of the Distribution Proposals is critical to the Distribution. Accordingly, the Waban Board reserves the right not to declare the Distribution if any of the Distribution Proposals is not approved.

  The record date for stockholders entitled to notice of, and to vote at, the Meeting is the close of business on May 23, 1997. This Notice, the Proxy Statement/Prospectus and the accompanying form of proxy are first being mailed
to stockholders of the Company on or about June   , 1997. The list of
stockholders will be available for examination by stockholders at the offices of Hale and Dorr LLP, 60 State Street, Boston, MA 02109-1803 for the ten days prior to the Meeting.

  The Waban Board has retained discretion, even if stockholder approval of the Distribution Proposals is obtained and the other conditions to the Distribution are satisfied, to abandon, defer or modify the Distribution or any other element contained in the Distribution Proposals.

                                            By Order of the Board of Directors

                                            SARAH M. GALLIVAN
                                               Secretary

Natick, Massachusetts

June   , 1997

  IT IS EXTREMELY IMPORTANT THAT AS MANY SHARES OF COMMON STOCK AS POSSIBLE BE REPRESENTED AT THE MEETING. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING IN PERSON, PLEASE SIGN AND DATE THE ACCOMPANYING PROXY AND PROMPTLY RETURN IT IN THE ENCLOSED ADDRESSED ENVELOPE. NO POSTAGE IS NECESSARY IF THE PROXY IS MAILED IN THE UNITED STATES. IF YOU ARE PRESENT AT THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +U.S. SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR + +MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT + +BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE + +WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES +
+LAWS OF ANY SUCH JURISDICTION.                                                +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                 SUBJECT TO COMPLETION, DATED JUNE 5, 1997

                                   WABAN INC.

                           PROXY STATEMENT/PROSPECTUS

   4,321,171 SHARES, PAR VALUE $.01 PER SHARE, OF COMMON STOCK OF WABAN INC.

                                  -----------

                           BJ'S WHOLESALE CLUB, INC.

                                   PROSPECTUS

 38,601,761 SHARES, PAR VALUE $.01 PER SHARE, OF COMMON STOCK OF BJ'S WHOLESALE
                                   CLUB, INC.

                                  -----------

  This Proxy Statement/Prospectus is being furnished to the stockholders of Waban Inc., a Delaware corporation ("Waban" or the "Company"), in connection with the solicitation of proxies by Waban's Board of Directors (the "Waban Board") from holders of shares of Waban common stock, $.01 par value per share ("Waban Common Stock"), for use at the annual meeting of stockholders of Waban to be held on July 10, 1997 at 11:00 a.m. at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts (the "Meeting").

  This Proxy Statement/Prospectus is also being furnished to the holders of Waban's 6.5% Convertible Subordinated Debentures due 2002 (the "Convertible Debentures") in connection with the Notice of Redemption and Expiration of Conversion Right and to purchasers of Waban Common Stock intially issued by Waban pursuant to a standby purchase agreement (the "Standby Purchase Agreement") entered into among Waban, BJ's Wholesale Club, Inc. ("BJI"), and Prudential Securities Incorporated (the "Standby Purchaser") or acquired by the Standby Purchaser upon conversion of Convertible Debentures. See "Information for Holders of Convertible Debentures" and "Standby Agreement".

  At the Meeting, the stockholders of the Company will be asked to consider and vote upon a group of related proposals which provide for the tax-free distribution (the "Distribution") in the form of a special dividend to stockholders, on a one-for-one basis, of all outstanding shares of the common stock held by Waban, and the associated stockholders' rights, of BJI, a newly formed, wholly-owned subsidiary of Waban. The Distribution will separate BJ's Wholesale Club, the Company's food and general merchandise warehouse club business (the "Warehouse Club Business"), from HomeBase, the Company's home improvement business (the "Home Improvement Business"). After the Distribution, the Company will change its name to HomeBase, Inc., and will continue to operate and develop the Home Improvement Business. BJI will operate and develop the Warehouse Club Business after the Distribution.

  The aggregate number of shares of BJI common stock, $.01 par value per share ("BJI Common Stock"), covered by this Proxy Statement/Prospectus is based upon the number of shares of Waban Common Stock outstanding as of the date of this Proxy Statement/Prospectus plus the sum of (a) the maximum number of shares of Waban Common Stock issuable upon the conversion of the Convertible Debentures, and (b) the maximum number of shares of Waban Common Stock estimated to be issuable prior to the Distribution pursuant to outstanding options. The aggregate number of shares of Waban Common Stock covered by this Proxy Statement/Prospectus is based upon the maximum number of shares of Waban Common Stock issuable upon the conversion of the Convertible Debentures.

  The Distribution may not occur unless all of the Distribution Proposals are approved. In addition, the Waban Board has reserved discretion to abandon, defer or modify the Distribution at any time prior to the date of the Distribution. See "The Distribution--Conditions; Termination." There is currently no public market for BJI Common Stock. BJI intends to list the BJI Common Stock on the New York Stock Exchange.

                                  -----------

  THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 22.

                                  -----------

 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
   SECURITIES  AND EXCHANGE  COMMISSION OR  ANY STATE SECURITIES  COMMISSION
    PASSED    UPON   THE    ACCURACY    OR   ADEQUACY    OF   THIS    PROXY
      STATEMENT/PROSPECTUS.  ANY  REPRESENTATION  TO  THE  CONTRARY  IS  A
       CRIMINAL OFFENSE.

       The date of this Proxy Statement/Prospectus is June  , 1997.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information.....................................................    3
Forward-Looking Information...............................................    4
Incorporation of Certain Documents by Reference...........................    4
Proxy Statement/Prospectus Summary........................................    5
Risk Factors..............................................................   22
Introduction..............................................................   27
  Matters for Consideration at the Meeting................................   27
  Voting Rights and Proxy Information.....................................   28
  No Appraisal Rights.....................................................   29
Recent Developments.......................................................   30
The Distribution..........................................................   31
  Background and Reasons for the Distribution.............................   31
  Manner of Effecting the Distribution....................................   32
  Federal Income Tax Aspects of the Distribution..........................   32
  Accounting Treatment....................................................   34
  Listing and Trading of BJI Common Stock.................................   34
  Listing and Trading of HomeBase Common Stock............................   34
  Conditions; Termination.................................................   34
Relationship Between BJI and HomeBase after the Distribution; Conflicts of
 Interest.................................................................   36
  Distribution Agreement..................................................   36
  Leases..................................................................   37
  Services Agreement......................................................   37
  Employee Benefits Agreement.............................................   38
  Tax Sharing Agreement...................................................   38
  Procedures for Addressing Conflicts.....................................   39
Financing; Treatment of Outstanding Long-Term Debt........................   39
Consents; Regulatory Approvals............................................   40
Waban Capitalization......................................................   41
Selected Historical Financial Data of Waban...............................   42
Pro Forma Financial Data of Waban.........................................   43
Management's Discussion and Analysis of Unaudited Pro Forma Financial Data
 of Waban.................................................................   52
BJI Capitalization........................................................   53
Selected Historical Financial Data of BJI.................................   54
Pro Forma Financial Data of BJI...........................................   55
Management's Discussion and Analysis of Financial Condition and Results of
 Operations of BJI........................................................   62
BJI Business and Properties...............................................   65
HomeBase Business and Properties..........................................   70
Management of BJI.........................................................   75
Management of HomeBase....................................................   85
Price Range of Waban Common Stock and Dividend Policy.....................   94
Ownership of Waban Common Stock...........................................   95
Description of BJI Capital Stock..........................................   97
Certain Provisions of the BJI Certificate and the BJI By-laws.............   97
Description of Waban Capital Stock........................................  103
Approval of Amendment to the Waban Certificate of Incorporation...........  104
Approval of Amendments to the Waban 1989 Stock Incentive Plan and
 Continuance of the Plan..................................................  104
Approval of Waban 1997 Stock Incentive Plan ..............................  109
Approval of the BJI 1997 Replacement Stock Incentive Plan ................  111
Approval of the BJI 1997 Stock Incentive Plan.............................  112
Approval of the BJI Management Incentive Plan.............................  113
Approval of the BJI Growth Incentive Plan.................................  114
Approval of the BJI 1997 Director Stock Option Plan.......................  116
Election of Directors.....................................................  117
Information for Holders of Convertible Debentures.........................  122
Standby Purchase Agreement................................................  126
Experts...................................................................  127
Legal Matters.............................................................  127
Other Matters.............................................................  127
Index to Financial Statements.............................................  F-1

                             AVAILABLE INFORMATION

  Waban is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by Waban with the Commission can be inspected and copied at the Commission's public reference room located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and the public reference facilities in the Commission's Regional Offices located at: 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, Waban is required to file electronic versions of such material with the Commission through the Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. The Commission maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy statements and other information regarding registrants, such as the Company, that file electronically with the Commission. In addition, reports, proxy statements, and other information concerning Waban can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

  This Proxy Statement/Prospectus constitutes a part of a registration statement on Form S-1 (together with all amendments and exhibits, referred to as the "BJI Registration Statement") filed by BJI with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of BJI Common Stock offered hereby. This Proxy Statement/Prospectus does not contain all of the information included in the BJI Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements contained herein concerning the provisions of any document do not purport to be complete, and, in each instance, are qualified in all respects by reference to the copy of such document filed as an exhibit to the BJI Registration Statement or otherwise filed with the Commission. Each such statement is subject to and qualified in its entirety by such reference. Reference is made to the BJI Registration Statement and to the exhibits relating thereto for further information with respect to BJI and the shares of BJI Common Stock offered hereby. The BJI Registration Statement can be inspected and copied at the public reference facilities of the Commission listed above.

  This Proxy Statement/Prospectus constitutes a part of a registration statement on Form S-3 (together with all amendments and exhibits, referred to as the "Waban Registration Statement") filed by Waban with the Commission under the Securities Act, with respect to the shares of Waban Common Stock offered hereby. This Proxy Statement/Prospectus does not contain all of the information included in the Waban Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements contained herein concerning the provisions of any document do not purport to be complete, and, in each instance, are qualified in all respects by reference to the copy of such document filed as an exhibit to the Waban Registration Statement or otherwise filed with the Commission. Each such statement is subject to and qualified in its entirety by such reference. Reference is made to the Waban Registration Statement and to the exhibits relating thereto for further information with respect to Waban and the shares of Waban Common Stock offered hereby. The Waban Registration Statement can be inspected and copied at the public reference facilities of the Commission listed above.

  Following the completion of the Distribution, Waban will continue to be subject to the informational requirements of the Exchange Act, and, in accordance therewith, will continue to file reports, proxy statements and other information with the Commission and the New York Stock Exchange. In addition, following the completion of the Distribution, BJI also will be required to comply with the reporting requirements of the Exchange Act and, in accordance therewith, to file reports, proxy statements and other information with the Commission and the New York Stock Exchange. After the Distribution, such reports, proxy statements and other information may be inspected and copied at the public reference facilities of the Commission listed above and obtained by mail from the Commission as described above. Additionally, following the completion of the Distribution, BJI intends to provide annual reports, containing audited financial statements, to its stockholders in connection with its annual meetings of stockholders.

                          FORWARD-LOOKING INFORMATION

  This Proxy Statement/Prospectus contains or incorporates by reference "forward-looking statements," including certain information with respect to the plans and strategies of Waban and BJI. For this purpose, any statements contained herein or incorporated herein by reference that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words "believes," "anticipates," "plans," "expects" and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause actual events or actual results of Waban or BJI to differ materially from those indicated by such forward-looking statements. These factors include, without limitation, those set forth in the section of this Proxy Statement/Prospectus entitled "Risk Factors," as well as other factors noted elsewhere in this Proxy Statement/Prospectus or incorporated in this Proxy Statement/Prospectus by reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed by Waban with the Commission are hereby incorporated by reference by Waban in this Proxy Statement/Prospectus:

  1. Annual Report on Form 10-K for the year ended January 25, 1997, as amended.

  2. The description of Waban's Common Stock in the "Description of Capital Stock" filed as Exhibit 28.1 to the Waban Registration Statement on Form 10 dated May 12, 1989, as amended to date.

  All documents filed by Waban with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement/Prospectus and prior to the termination of the offering of the shares of Waban Common Stock hereby shall be deemed to be incorporated herein by reference by Waban and to be a part hereof from the respective dates of filing of such documents.

  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus and the Waban Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus or the Waban Registration Statement.

  This Proxy Statement/Prospectus incorporates documents by reference which are not presented herein or delivered herewith. Waban will provide without charge to each person, including any beneficial owner, to whom a copy of this Proxy Statement/Prospectus is delivered, on the written or oral request of any such person, by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any or all of the foregoing documents incorporated herein by reference (other than any exhibits to such documents which are not specifically incorporated herein by reference). Requests should be directed to:

            Waban Inc.
            One Mercer Road
            Natick, Massachusetts 01760
            Attn: Investor Relations Department
            Telephone No. (508) 651-6133

  NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION ON BEHALF OF WABAN OR BJI CONCERNING THE SECURITIES OFFERED HEREBY, OR ANY OF THE MATTERS BEING CONSIDERED AT THE MEETING IF NOT CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS PROXY STATEMENT/PROSPECTUS, OR THE SOLICITATION OF A PROXY, BY ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER, OR SOLICITATION OF AN OFFER, OR PROXY SOLICITATION.

                       PROXY STATEMENT/PROSPECTUS SUMMARY

  The following is a summary of certain information contained in this Proxy Statement/Prospectus. This summary is not intended to be complete and is qualified in its entirety by reference to the more detailed information set forth elsewhere in this Proxy Statement/Prospectus, all of which should be reviewed carefully. Fiscal year references refer to Waban's fiscal year which ends on the last Saturday of January of the following calendar year. For example, Waban's 1996 fiscal year ended on January 25, 1997.

THE ANNUAL MEETING

DATE, TIME AND PLACE OF ANNUAL
 MEETING........................  The Annual Meeting (the "Meeting") of the
                                  stockholders of the Company will be held on Thursday, July 10, 1997 at 11:00 a.m. at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts.

PURPOSE OF THE MEETING..........  At the Meeting, the stockholders of the
                                  Company will be asked to consider and vote upon the following matters:

                                  1. To consider and vote upon the following nine proposals relating to the Distribution (the "Distribution Proposals"):

                                  (i) Approval of a distribution (the
                                  "Distribution") in the form of a tax-free special dividend to all holders of Waban's outstanding shares of common stock, on a one-for-one basis, of all outstanding shares of common stock held by Waban, and the associated stockholders' rights, of a newly formed, wholly-owned subsidiary of the Company, BJ's Wholesale Club, Inc., which will own and operate the "BJ's Wholesale Club" business presently conducted as a division of Waban;

                                  (ii) Approval of an amendment of the
                                  Certificate of Incorporation of Waban, which will change the name of Waban to "HomeBase, Inc." after the Distribution;

                                  (iii) Approval of (x) an amendment to the Waban 1989 Stock Incentive Plan to increase by 1,500,000 shares the number of shares available for issuance thereunder, and (y) the continuance of the Waban 1989 Stock Incentive Plan, as amended;

                                  (iv) Approval of the Waban 1997 Stock
                                  Incentive Plan;

                                  (v) Approval of the BJI 1997 Replacement
                                  Stock Incentive Plan;

                                  (vi) Approval of the BJI 1997 Stock Incentive Plan;

                                  (vii) Approval of the BJI Management
                                  Incentive Plan;

                                  (viii) Approval of the BJI Growth Incentive
                                  Plan; and

                                  (ix) Approval of the BJI 1997 Director Stock
                                  Option Plan.

                                  2. To elect three directors to serve until the 2000 Annual Meeting of Stockholders. As described herein, from and after the Distribution, the board of directors of HomeBase will differ from the Waban Board.

                                  The Waban Board believes that the passage of each of the Distribution Proposals is critical to the Distribution. Accordingly, the Waban Board reserves the right not to declare the Distribution if any of the Distribution Proposals is not approved.

VOTING..........................  Each stockholder of record at the close of business on May 23, 1997 (the "Meeting Record Date") is entitled to notice of, and to vote at, the Meeting. Each share of Common Stock of Waban ("Waban Common Stock") is entitled to one vote on each matter presented at the Meeting. All such shares entitled to notice of and to vote at the Meeting are referred to herein as "Record Shares". The presence in person or by proxy of stockholders holding Record Shares which are entitled to a majority of the votes of all holders of Record Shares will constitute a quorum for the transaction of business at the Meeting.

VOTES REQUIRED..................  The Company believes that, under Delaware law, which governs the Distribution, a vote of stockholders is not required in connection with the transfer of the Warehouse Club Business to BJI or the Distribution (Distribution Proposal One). However, the Company is seeking stockholder approval of Distribution Proposal One because of the importance of the Distribution, and to the extent that a stockholder vote is required, approval of Distribution Proposal One will constitute such approval. Approval of Distribution Proposals One and Two will require the affirmative vote of the holders of a majority of the outstanding Record Shares. Approval of Distribution Proposals Three through Nine will require the affirmative vote of the holders of a majority of the votes cast at the Meeting. Under the Company's by-laws, so long as a quorum is present at the Meeting, the election of directors will require the affirmative vote of the holders of shares representing a plurality of the votes cast at the Meeting.

                                  In the event that stockholders fail to
                                  approve all of the Distribution Proposals, the Waban Board may decide not to proceed with the Distribution, in which case Waban intends to continue to operate the Warehouse Club Business and the Home Improvement Business and may consider alternative restructuring options.

                                  Stockholder approval of the Distribution
                                  Proposals may not prevent a stockholder from subsequently seeking to challenge the Distribution Proposals or the actions of the Waban Board in approving the Distribution Proposals. However, although Waban cannot determine in advance its position with respect to any such challenge, it is possible that Waban could assert a stockholder's approval of the Distribution Proposals as a defense, in which case if such defense were held meritorious, such stockholder could effectively be estopped from asserting such claims.

RISK FACTORS....................  Stockholders should carefully consider the factors discussed under "Risk Factors" as well as the other information set forth herein before voting on the Distribution Proposals or making an investment decision. Risks relating to the Distribution include: the absence of operating histories for BJI and HomeBase as separate companies; the fact that each of BJI and HomeBase will be a less diversified company following the Distribution than Waban currently is; the adverse tax consequences which would be incurred if the Distribution fails to qualify as a tax-free spin-off; the risk that the Distribution does not occur; uncertainty regarding the trading prices of BJI and HomeBase common stock after the Distribution; the potential for future conflicts of interest between BJI and HomeBase, including conflicts resulting from continuing lease and related indemnification obligations; and the risk of legal challenges to the Distribution by creditors of Waban.

BOARD RECOMMENDATION............  THE BOARD OF DIRECTORS OF THE COMPANY
                                  BELIEVES THAT THE DISTRIBUTION IS IN THE BEST INTERESTS OF STOCKHOLDERS AND UNANIMOUSLY (WITH MR. LOEWY AND MS. HAMILTON ABSTAINING) RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" ALL OF THE DISTRIBUTION PROPOSALS. Mr. Loewy and Ms. Hamilton abstained because they are a director and employee, respectively, of The TJX Companies, Inc. See "The Distribution-- Background and Reasons for the Distribution."
THE DISTRIBUTION

EFFECT..........................  The Distribution will separate Waban's food and general merchandise warehouse club
                                  business (the "Warehouse Club Business"), which is operated as Waban's "BJ's Wholesale Club" division (the "BJ's Division"), from Waban's home improvement warehouse business (the "Home Improvement Business"), which is operated as Waban's "HomeBase" division (the "HomeBase Division"). After the Distribution, BJI (as used herein, to include BJI's consolidated subsidiaries unless the context requires otherwise) will be an independent, publicly owned company that will operate and develop the Warehouse Club Business. After the Distribution, Waban will change its name to HomeBase, Inc. ("HomeBase"), and HomeBase (as used herein, to include HomeBase's consolidated subsidiaries unless the context requires otherwise) will continue to operate and develop the Home Improvement Business.

SHARES TO BE DISTRIBUTED........  It is expected that the Waban Board will declare the Distribution after the Meeting.
                                  On the date of the Distribution (the
                                  "Distribution Date"), Waban will make the Distribution to stockholders of record of Waban as of the Distribution

                                  Record Date (as defined below). Each such stockholder will receive one share of BJI Common Stock (and one associated BJI Preferred Stock Purchase Right) for every share of Waban Common Stock held by such stockholder. See "The Distribution--Manner of Effecting the Distribution."

DISTRIBUTION RECORD DATE........  The record date for the Distribution (the
                                  "Distribution Record Date") will be
                                  established by the Waban Board of
                                  Directors (the "Waban Board") following the
                                  Meeting. The Distribution Record Date will be a date that is as soon as practicable following the declaration of the Distribution. See "The Distribution--Manner of Effecting the Distribution."

DISTRIBUTION DATE...............  The Distribution Date will be established by the Waban Board following the Meeting. On the Distribution Date, Waban will deliver shares of BJI Common Stock to the Distribution Agent. The Distribution Agent will mail stock certificates as soon as practicable thereafter. See "The Distribution--Manner of Effecting the Distribution."

CONDITIONS TO THE DISTRIBUTION..
                                  The Distribution may not occur unless all of the Distribution Proposals are approved. In addition, the Distribution is conditioned upon the following, which are the only material conditions to the Distribution: (i) the declaration by the Waban Board of the Distribution; (ii) all of the Convertible Debentures having been converted or redeemed and any shares required to be purchased from the Company pursuant to the Standby Purchase Agreement having been issued; (iii) the transfers of assets and liabilities contemplated by the Distribution Agreement to be entered into between BJI and Waban prior to the Distribution having been consummated in all material respects; (iv) the BJI Common Stock and associated BJI Rights having been approved for listing on the New York Stock Exchange subject to official notice of issuance; (v) BJI and HomeBase having entered into agreements with lenders to provide sufficient financing upon consummation of the Distribution; (vi) the Registration Statement on Form 8-A with respect to the BJI Common Stock and the BJI Rights (the "Form 8-A Registration Statement") having become effective under the Exchange Act; (vii) continued applicability of the private letter ruling received by Waban from the IRS with respect to the tax-free nature of the Distribution; and (viii) the repayment by Waban of its outstanding Senior Notes (as defined below) and the retirement or defeasance of Waban's Senior Subordinated Notes (as defined below). Even if all conditions are satisfied, the Waban Board has reserved discretion to abandon, defer or modify the Distribution at any time prior to the Distribution Date. In order to effect the redemption of the Convertible Debentures, the Company must obtain a waiver under its existing bank line of credit. See "The Distribution--Conditions; Termination."

BACKGROUND AND REASONS FOR THE
 DISTRIBUTION...................
                                  The Waban Board believes that the
                                  Distribution will accomplish a number of important business goals. Separation of the Home Improvement Business and the Warehouse Club Business into independent publicly owned companies will allow each company to concentrate exclusively on its own business objectives without concern for the business objectives of the other company, and will allow the financial markets to better recognize and evaluate the merits of the Warehouse Club Business and the Home Improvement Business, thereby enhancing the likelihood that each will achieve appropriate market recognition for its own performance.

                                  The Waban Board also believes the improved recognition by the financial markets resulting from the anticipated separation of the Home Improvement Business and the Warehouse Club Business into independent publicly owned companies will facilitate the conversion of the Convertible Debentures into Common Stock. The Convertible Debentures are convertible into Waban Common Stock at a price of $24.75 per share, and are redeemable during the period beginning July 1, 1997 at a price of 102.889% of par, plus accrued interest. Waban has called the Convertible Debentures for redemption and, in connection therewith, has entered into the Standby Purchase Agreement providing for the Standby Purchaser, subject to certain conditions, to purchase up to 2,160,606 shares of Waban Common Stock. Subject to the terms and conditions of the Standby Purchase Agreement, the Standby Purchaser will be obligated to purchase from the Company such number of shares of Waban Common Stock as would have been issuable upon conversion of the Excess Convertible Debentures (but in no event more than 2,160,606 shares of Waban Common Stock). The term "Excess Convertible Debentures" means the aggregate principal amount of Convertible Debentures that are not duly surrendered for conversion prior to 6:00 p.m., Eastern time, on June , 1997 (the "Expiration Date") that exceeds $53,474,000. The Distribution and the related transactions described in this Proxy Statement/Prospectus are expected to reduce the aggregate level of indebtedness and interest costs borne by Waban and BJI after the Distribution, and to increase the aggregate amount of stockholders' equity, as compared to Waban.

                                  In addition, the Distribution is expected to enhance the ability of the separate corporations to attract, motivate and retain key personnel through the provision of more effective stock-based incentive compensation programs that are based on the performance of the respective business in which such individuals are employed without being influenced by the results of the business in which they have no involvement.

                                  There can be no assurance that any of the anticipated benefits of the Distribution described above will be realized.

ASSET TRANSFERS.................  Prior to the Distribution Date, Waban intends to transfer to BJI all of the assets of the BJ's Division and other related assets, subject to the assumption by BJI of the liabilities related thereto and certain other liabilities (such transfers being referred to collectively as the "Asset Transfers"). The approval of the Distribution (Distribution Proposal One) will also constitute approval of the Asset Transfers.

RELATIONSHIP BETWEEN HOMEBASE
 AND BJI AFTER THE
 DISTRIBUTION...................
                                  For purposes of governing certain ongoing relationships between HomeBase and BJI after the Distribution and to provide an orderly transition, Waban and BJI will enter into a Separation and Distribution Agreement, a Services Agreement, an Employee Benefits Agreement, and a Tax Sharing Agreement. Following the Distribution, certain persons will be directors of both HomeBase and BJI, and Herbert J. Zarkin, who is currently President and Chief Executive Officer of Waban, will be Chairman of the Board of Directors of both HomeBase and BJI. BJI and HomeBase will adopt appropriate procedures to be followed by the board of directors of each company to limit the involvement of such persons in conflict situations, including matters relating to contractual relationships or litigation between the companies. See "Relationship Between HomeBase and BJI after the Distribution; Conflicts of Interest-- Policies and Procedures for Addressing Conflicts" and "Risk Factors--Potential Conflicts."

FINANCING; TREATMENT OF
 OUTSTANDING LONG-TERM DEBT.....
                                  Prior to the Distribution, Waban intends to refinance its outstanding long-term debt. Waban's outstanding indebtedness as of April 26, 1997 consisted of: (i) $24,000,000 9.58%
                                  unsecured senior notes due May 31, 1998 (the
                                  "Senior Notes"); (ii) $100,000,000 11% senior
                                  subordinated notes due May 15, 2004 ("Senior
                                  Subordinated Notes"); (iii) Convertible De-bentures (of which, $106,949,000 were out-standing); (iv) $150,000,000 line of credit with a group of banks, under which no borrowings were outstanding; and (v) real es-tate debt and obligations under capital leases of $500,000 and $11,725,000, respec-
                                  tively.

                                  Prior to the Distribution, Waban will repay the Senior Notes, and will retire (via open market or privately negotiated purchases or a tender offer) or defease the Senior Subordinated Notes, with proceeds from bank borrowings. Waban will be required to pay certain premiums and prepayment penalties in connection with the foregoing transactions. See "Risk Factors--Repayment of Long-Term Debt."

                                  The Convertible Debentures are convertible by the holders into Waban Common Stock at a conversion price of $24.75 per share, and are redeemable during the period beginning July 1, 1997 at a price of 102.889% of par, plus accrued interest. Waban has called the Convertible Debentures for redemption and, in connection therewith, has entered into the Standby Purchase Agreement providing for the Standby Purchaser, subject to certain conditions, to purchase up to 2,160,606 shares of Waban Common Stock. Subject to the terms and conditions of the Standby Purchase Agreement, the Standby Purchaser will be obligated to purchase from the Company such number of shares of Waban Common Stock as would have been issuable upon conversion of the Excess Convertible Debentures (but in no event more than 2,160,606 shares of Waban Common Stock). It is a condition to the Distribution that (i) all of the Convertible Debentures are converted or redeemed for cash and (ii) any shares required to be purchased from the Company pursuant to the Standby Purchase Agreement are actually issued. There can be no assurance that such conditions will be satisfied. In the event such conditions are not satisfied, it is likely that the Distribution would be delayed for a significant period of time or cancelled. In the event that the Distribution does not occur, there can be no assurance that the price of the Waban Common Stock would not be materially and adversely affected.

                                  Waban is currently in discussions with
                                  financial institutions to amend certain terms of its existing bank credit facility in order to consummate the transactions described above involving the Senior Notes, the Senior Subordinated Notes and the Convertible Debentures and to obtain separate bank credit facilities for each of BJI and HomeBase following the Distribution. It is a condition of the Distribution that such separate credit facilities be obtained in amounts and on terms considered appropriate by the Waban Board. Although Waban expects to obtain such separate credit facilities, there is no assurance that they can be obtained on terms considered appropriate by the Waban Board, if at all. See "Financing; Treatment of Outstanding Long-Term Debt."

TAX CONSEQUENCES................  Waban has received a ruling issued by the IRS on December 12, 1996 to the effect that the Distribution will constitute a "spin-off" under Section 355 of the Internal Revenue Code (the "Code") which is tax-free to Waban and its stockholders. Accordingly, the receipt of BJI Common Stock should be tax-free for Federal income tax purposes to Waban stockholders, and Waban will not recognize income, gain or loss solely as a result of the Asset Transfers or the Distribution. Waban stockholders will be required to apportion their tax basis in

                                  Waban Common Stock between the BJI Common
                                  Stock received in the Distribution and the HomeBase Common Stock based on the relative fair market values of such stocks on the Distribution Date. See "Risk Factors--Certain Tax Considerations" and "The Distribution-- Federal Income Tax Aspects of the Distribution."

ACCOUNTING TREATMENT............  Upon approval of the Distribution Proposals at the Meeting, Waban will present the
                                  Warehouse Club Business as discontinued
                                  operations to the extent financial
                                  information for periods prior to the
                                  Distribution is required to be included in Waban's historical financial statements. After the Distribution, the business of BJI will be reflected in separate consolidated financial statements. See "Selected Historical Financial Data of Waban," "Pro Forma Financial Data of Waban," "Selected Historical Financial Data of BJI," and "Pro Forma Financial Data of BJI."
BJ'S WHOLESALE CLUB, INC.

BUSINESS AFTER THE                The Warehouse Club Business is presently
 DISTRIBUTION...................  conducted by the BJ's Division. Following the
                                  Distribution, BJI will conduct the Warehouse
                                  Club Business. The BJ's Division introduced the warehouse club concept to New England in 1984 and has since expanded in the northeastern and Mid-Atlantic states, as well as in southern Florida. BJ's sells a narrow assortment of brand name food and general merchandise within a wide range of product categories. As of January 25, 1997, the BJ's
                                  Division was operating 81 warehouse clubs in 12 states and had over four million members.
                                  Waban expects that approximately ten
                                  additional warehouse clubs will be opened in fiscal 1997. One warehouse club was closed in April 1997. See "BJI Business and
                                  Properties."

PRINCIPAL OFFICE................  The principal office of the BJ's Division is, and after the Distribution Date the principal office of BJI will be, One Mercer Road, Natick, Massachusetts 01760. Its telephone number is (508) 651-6500.

BOARD OF DIRECTORS..............  Prior to the Distribution Date, Waban, as the
                                  sole stockholder of BJI, plans to elect the following eight persons to the Board of Directors of BJI (the "BJI Board"), effective as of the Distribution Date: S. James Coppersmith, Kerry L. Hamilton, Allyn L. Levy, John J. Nugent, Thomas J. Shields, Lorne R. Waxlax, Edward J. Weisberger and Herbert J. Zarkin. All of such persons, other than Mr. Nugent and Mr. Weisberger (who is a nominee for election to the Waban Board at the Meeting), are currently members of the Waban Board. Members of the BJI Board will be elected for staggered three-year terms. Messrs. Zarkin, Waxlax and Weisberger will serve as directors of both HomeBase and BJI after the Distribution. Mr. Zarkin will also serve as Chairman of the Board of Directors of both HomeBase and BJI after the Distribution. See "Management of BJI--BJI Board."

POST-DISTRIBUTION DIVIDEND
 POLICY.........................  The declaration and payment of dividends by
                                  BJI will be at the discretion of the BJI
                                  Board. It is expected that certain debt
                                  agreements of BJI will substantially limit its ability to pay cash dividends. Waban has never paid a cash dividend and does not expect that the BJI Board will declare any cash dividends on the BJI Common Stock after the Distribution. However, the BJI Board will reevaluate its dividend policy from time to time in the future in light of its results of operations, financial condition, cash requirements, future prospects and other factors it deems relevant. There can be no assurance that any dividends will be paid in the future. See "Risk Factors--Dividend Policies."

TRADING MARKET..................  There is presently no public market for BJI
                                  Common Stock. BJI intends to list the BJI
                                  Common Stock on the New York Stock Exchange.
                                  See "Risk Factors--No Current Public Market for BJI Common Stock" and "The Distribution-- Listing and Trading of BJI Common Stock."

CERTAIN PROVISIONS OF THE BJI
 CERTIFICATE OF INCORPORATION
 AND BY-LAWS....................
                                  BJI's Certificate of Incorporation (the "BJI
                                  Certificate") and By-laws (the "BJI By-
                                  laws"), as they will be in effect following the Distribution, will contain certain provisions, which are substantially similar to provisions contained in the Certificate of Incorporation and By-laws of Waban, that may have the effect of making difficult or expensive an acquisition of control of BJI in a transaction not approved by the BJI Board. In addition, prior to the Distribution, the BJI Board will adopt a Preferred Stock Purchase Rights Plan, which may have a similar effect. See "Certain Provisions of the BJI Certificate and the BJI By-laws-- Preferred Stock Purchase Rights."

                                  The BJI Certificate will limit a director's monetary liability to BJI or its stockholders for breach of fiduciary duty to the maximum extent permitted by Delaware law. See "Certain Provisions of the BJI Certificate and the BJI By-laws--Elimination of Liability in Certain Circumstances."
HOMEBASE, INC.

BUSINESS AFTER THE                Following the Distribution, Waban will retain
 DISTRIBUTION...................  the Home Improvement Business, which is presently conducted as Waban's HomeBase
                                  Division. Waban believes that the HomeBase
                                  Division is the second largest operator of home improvement warehouse stores in the western United States and is the nation's eighth largest home improvement merchandiser.
                                  The HomeBase Division offers a very broad assortment of home improvement and building supply products. The HomeBase Division was operating 84 warehouse stores as of January
                                  25, 1997. Waban expects to open two new
                                  HomeBase stores and to close one existing store in fiscal 1997. See "HomeBase Business and Properties."

PRINCIPAL OFFICE................  After the Distribution Date, the principal office of HomeBase will be at 3345 Michelson
                                  Drive, Irvine, CA, 92715. Its telephone
                                  number is (714) 442-5000.

BOARD OF DIRECTORS..............  Effective as of the Distribution Date, the
                                  Board of Directors of HomeBase (the "HomeBase Board") is expected to consist of the following persons: Arthur F. Loewy, Allan P. Sherman, Lorne R. Waxlax, Edward J. Weisberger and Herbert J. Zarkin. Messrs. Loewy, Waxlax and Zarkin are currently members of the Waban Board and Mr. Weisberger is a nominee for election to the Waban Board at the Meeting. The Waban Board expects to appoint additional independent directors prior to the Distribution. Members of the HomeBase Board will continue to be elected for staggered three-year terms. Messrs. Waxlax, Weisberger and Zarkin will serve as directors of both BJI and HomeBase after the Distribution. Mr. Zarkin will also serve as Chairman of the Board of Directors of both BJI and HomeBase after the Distribution. See "Management of HomeBase--HomeBase Board."

POST-DISTRIBUTION DIVIDEND
 POLICY.........................  The declaration and payment of dividends by
                                  HomeBase will be at the discretion of the HomeBase Board. It is expected that certain debt agreements of HomeBase will substantially limit its ability to pay cash dividends. Waban has never paid a cash dividend and the Waban Board does not expect that it will declare any cash dividends on the HomeBase Common Stock after the Distribution. However, the HomeBase Board will reevaluate its dividend policy from time to time in the future in light of its results of operations, financial condition, cash requirements, future prospects and other factors it deems relevant. There can be no assurance that any dividends will be paid in the future. See "Risk Factors--Dividend Policies."

TRADING MARKET..................  After the Distribution, it is expected that
                                  HomeBase's Common Stock (formerly the Waban
                                  Common Stock) will continue to be listed on the New York Stock Exchange. As a result of the Distribution, the trading price range of the HomeBase Common Stock is expected to be significantly lower than the trading price range of the Waban Common Stock prior to the Distribution. See "Risk Factors--Change in Trading Prices of HomeBase Common Stock."

NAME CHANGE.....................  Stockholders are being asked to authorize the
                                  Waban Board to change the name of the Company to "HomeBase, Inc." after the Distribution.

AMENDMENT AND CONTINUANCE OF
 THE WABAN 1989 STOCK INCENTIVE
 PLAN...........................
                                  Stockholders are being asked to approve (i) an increase in the number of shares authorized for issuance under Waban's 1989 Stock Incentive Plan by 1,500,000 shares, and
                                  (ii) the
                                  continuance of the Waban 1989 Stock Incentive Plan. Stockholder approval of the additional shares is being sought in part to provide the increased number of shares estimated to be required in connection with the proportionate adjustments to be made to unexercised options under the plan which are held by persons who continue to be employed by HomeBase after the Distribution. If the stockholders do not vote to approve the continuance of the plan, the plan will terminate and the Company will not grant any further options or make any further stock based awards under the plan.

APPROVAL OF THE WABAN 1997
 STOCK INCENTIVE PLAN...........
                                  Stockholders are being asked to approve the Waban 1997 Stock Incentive Plan. Following the Distribution Date, except for adjustment awards to be granted under the Waban 1989 Stock Incentive Plan in connection with the Distribution, Waban generally expects to grant equity incentive awards under the Waban 1997 Stock Incentive Plan. Subject to adjustments in the event of stock splits and other similar events, awards may be made under the Waban 1997 Stock Incentive Plan for up to the sum of (i) 1,000,000 shares of Waban Common Stock, plus (ii) such additional number of shares of Waban Common Stock (up to 2,500,000 shares) as is equal to the sum of
                                  (x) the number of shares which remain
                                  available for grant under the Waban 1989
                                  Stock Incentive Plan upon its expiration and
                                  (y) the number of shares subject to awards granted under the Waban 1989 Stock Incentive Plan which are not actually issued because such awards expire or otherwise result in shares not being issued. If the stockholders do not vote to approve the plan, the plan will not be effective and the Company will not grant any awards under the plan.

APPROVAL OF THE BJI 1997
 REPLACEMENT STOCK INCENTIVE
 PLAN...........................
                                  Stockholders are being asked to approve the BJI 1997 Replacement Stock Incentive Plan pursuant to which BJI intends to grant replacement awards to holders of awards under the Waban 1989 Stock Incentive Plan who become employees of BJI in connection with the Distribution. Grants of awards may be made under the BJI Replacement Plan during the period beginning on the Distribution Date and ending on the date which is six months after the Distribution Date. Under the terms of the BJI 1997 Replacement Stock Incentive Plan, a maximum of 2,500,000 shares (subject to adjustment as provided in the plan) may be issued. If the stockholders do not vote to approve the plan, the plan will not be effective and BJI will not grant any awards under the plan.

APPROVAL OF THE BJI 1997 STOCK
 INCENTIVE PLAN.................
                                  Stockholders are being asked to approve the BJI 1997 Stock Incentive Plan. This plan would enable BJI to grant options and other stock incentive awards to employees of BJI following the Distribution. Subject to adjustment in the event of stock splits and other similar events, awards may be made under the BJI 1997 Stock Incentive Plan for up to the sum of (i) 1,000,000 shares of BJI Common Stock plus (ii) such additional number of shares of BJI Common Stock (up to 2,000,000 shares) as is equal to the sum of
                                  (x) the number of shares which remain
                                  available for grant under the BJI 1997
                                  Replacement Incentive Plan upon its
                                  expiration and (y) the number of shares
                                  subject to awards granted under the BJI 1997
                                  Replacement Stock Incentive Plan which are not actually issued because such awards expire or otherwise result in shares not being issued. If the stockholders do not vote to approve the plan, the plan will not be effective and BJI will not grant any awards under the plan.

APPROVAL OF THE BJI MANAGEMENT
 INCENTIVE PLAN.................
                                  Stockholders are being asked to approve the BJI Management Incentive Plan (the "BJI MIP"). The BJI MIP is intended to provide executive officers and other key employees of BJI with cash incentive awards, based upon the attainment of annual performance goals. The BJI MIP is similar to the Waban Management Incentive Plan and will cover BJI's employees currently covered by the Waban Management Incentive Plan. If the stockholders do not approve the plan, the plan will not become effective and BJI will not grant any awards under the plan.

APPROVAL OF THE BJI GROWTH
 INCENTIVE PLAN.................
                                  Stockholders are being asked to approve the BJI Growth Incentive Plan (the "BJI GIP"). The BJI GIP is intended to provide certain high-level management employees with cash awards based on BJI's financial performance over an award period that typically consists of two or more fiscal years. The BJI GIP is similar to the Waban Growth Incentive Plan and will cover BJI's employees currently covered by the Waban Growth Incentive Plan. If the stockholders do not approve the plan, the plan will not become effective and BJI will not grant any awards under the plan.

APPROVAL OF THE BJI 1997
 DIRECTOR STOCK OPTION PLAN.....
                                  Stockholders are being asked to approve the BJI 1997 Director Stock Option Plan. Pursuant to this plan, on the date of each annual meeting of the stockholders of BJI, (i) each non-employee director of BJI elected as a director for the first time at such meeting (other than persons who were directors of Waban immediately prior to the Distribution) will be granted an option for 3,000 shares of BJI Common Stock and (ii) each other non-employee director of BJI will be granted an option for 1,500 shares of BJI Common Stock. In addition, the plan will provide for the issuance of options following the Distribution to persons who become BJI directors in replacement or adjustment of options previously granted under the Waban 1995 Director Stock Option Plan which are not exercised prior to the Distribution Date. A maximum of 150,000 shares of BJI Common Stock are reserved for issuance under the plan.

ELECTION OF DIRECTORS...........  At the Meeting, stockholders will also be asked to consider and vote upon a proposal to elect three directors to serve until the 2000 Annual Meeting of Stockholders. As described in this Proxy Statement/Prospectus, from and after the Distribution, the board of directors of HomeBase will differ from the Waban Board.

INFORMATION FOR HOLDERS OF
 DEBENTURES.....................

                                  The Company has called all of the Convertible Debentures for redemption. The following alternatives are available to holders of Convertible Debentures: (1) holders may convert the Convertible Debentures into Waban Common Stock at a conversion price of $24.75 of principal amount per share of Waban Common Stock prior to the Expiration Date (June ,
                                  1997); (2) holders may sell the Convertible
                                  Debentures in the open market; or (3) holders may allow the Convertible Debentures to be redeemed for an amount equal to 102.889% of the principal amount of Convertible Debentures, plus accrued interest from July 1, 1997 to the Redemption Date (July ,
                                  1997). See "Information for Holders of
                                  Convertible Debentures." The Company will pay to the persons in whose names outstanding Convertible Debentures are registered at the close of business on June 15, 1997 (the next scheduled regular record date for interest payments) the interest payment of $32.50 for each $1,000 principal amount of Convertible Debentures due on July 1, 1997 (the next scheduled regular interest payment date). ANY HOLDER THAT CONVERTS CONVERTIBLE DEBENTURES AFTER JUNE 15, 1997 MUST, AS A CONDITION TO SUCH CONVERSION, SUBMIT WITH THE CONVERTIBLE DEBENTURES BEING CONVERTED AN AMOUNT, IN NEW YORK CLEARING HOUSE FUNDS OR OTHER FUNDS ACCEPTABLE TO THE COMPANY, EQUAL TO THE INTEREST OF $32.50 FOR EACH $1,000 PRINCIPAL AMOUNT OF CONVERTIBLE DEBENTURES PAYABLE ON SUCH CONVERTIBLE DEBENTURES ON JULY 1, 1997. SUCH HOLDER, THEREFORE, WILL NOT RECEIVE THE ECONOMIC BENEFIT OF SUCH INTEREST PAYMENT. No other payment or adjustment will be made on account of interest on the Convertible Debentures accruing after January 1, 1997.

                                   WABAN INC.

     SUMMARY OF SELECTED HISTORICAL AND UNAUDITED PRO FORMA FINANCIAL DATA

  The data that follows should be read in conjunction with the audited Consolidated Financial Statements and notes thereto and Management's Discussion and Analysis of Financial Condition and Results of Operations included in Waban's Annual Report on Form 10-K for the fiscal year ended January 25, 1997 which is incorporated by reference herein, and the unaudited Pro Forma Financial Data of Waban included elsewhere in this Proxy Statement/Prospectus. For a discussion of the basis of presentation of the Waban Consolidated Financial Statements, see Summary of Accounting Policies in Notes to the Waban Consolidated Financial Statements contained in its Form 10-K for the fiscal year ended January 25, 1997.

  The summary unaudited pro forma financial data set forth below illustrates the estimated effects on Waban of the proposed Distribution and (i) the repayment by BJI to Waban of intercompany indebtedness and current taxes payable, (ii) the prepayment of the Senior Notes and Senior Subordinated Notes,
(iii) new borrowings under Waban's proposed credit agreement, and (iv) the conversion or redemption of the Convertible Debentures (the "Related Waban Transactions"). The Company has called the Convertible Debentures for redemption and, in connection therewith, has entered into the Standby Purchase Agreement. See "Standby Purchase Agreement" and "Risk Factors--Conversion or Redemption of Convertible Debentures". The pro forma financial data has been prepared to present two alternative scenarios. Scenario A gives pro forma effect to the conversion of all of the Convertible Debentures into Waban Common Stock. Scenario B gives pro forma effect to the redemption of $53,474,500 of the Convertible Debentures for cash and the conversion of the remaining Convertible Debentures into Waban Common Stock. The pro forma balance sheet data is based on the January 25, 1997 balance sheet of Waban and assumes the Distribution and Related Waban Transactions were consummated on that date. The pro forma income statement data gives effect to the Distribution and Related Waban Transactions as if they occurred at the beginning of fiscal 1996. The pro forma financial data of Waban does not purport to represent what the financial position or results of operations of Waban would have been if the Distribution and Related Waban Transactions had in fact been consummated on the dates indicated or at any future date. The pro forma adjustments are based upon available information and upon certain assumptions that Waban's management believes are reasonable in the circumstances.

                                         HISTORICAL                  PRO FORMA (UNAUDITED)
                           -------------------------------------- ---------------------------
                                                                                 SCENARIO B:
                                                                   SCENARIO A:    ASSUMING
                                                                  ASSUMING FULL    PARTIAL
                                                                  CONVERSION OF CONVERSION OF
                                                                   CONVERTIBLE   CONVERTIBLE
                                                                  DEBENTURES(1) DEBENTURES(1)
                                                                  ------------- -------------
                                     FISCAL YEAR ENDED             FISCAL YEAR   FISCAL YEAR
                           --------------------------------------     ENDED         ENDED
                           JAN 28, 1995 JAN 27, 1996 JAN 25, 1997 JAN 25, 1997  JAN 25, 1997
                           ------------ ------------ ------------ ------------- -------------
                                (DOLLARS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
Total revenues...........   $3,650,281   $3,978,384   $4,375,528   $1,452,696    $1,452,696
                            ----------   ----------   ----------   ----------    ----------
Cost of sales, including
 buying and occupancy
 costs...................    3,110,787    3,387,992    3,742,599    1,136,997     1,136,997
Selling, general and
 administrative expenses.      418,404      455,523      486,868      277,841       277,841
Interest on debt and
 capital leases (net)....       14,898       15,431       19,735        2,915         3,917
                            ----------   ----------   ----------   ----------    ----------
Income before income
 taxes...................   $  106,192   $  119,438   $  126,326   $   34,943    $   33,941
                            ==========   ==========   ==========   ==========    ==========
Pro forma income from
 continuing operations...                                          $   21,191    $   20,582
                                                                   ==========    ==========
Net income...............   $   64,990   $   72,977   $   76,660
                            ==========   ==========   ==========
Pro forma income per
 share from continuing                                             $     0.56    $     0.58
 operations..............                                          ==========    ==========
Number of common shares
 for pro forma earnings
 per share computations..                                              37,703        35,542
Income per common share:
 Primary.................        $1.95        $2.20        $2.31
                                 =====        =====        =====
 Fully diluted...........        $1.83        $2.05        $2.15
                                 =====        =====        =====
Number of common shares
 for earnings per share
 computations:
 Primary.................       33,405       33,220       33,205
 Fully diluted...........       37,793       37,784       37,713
                           JAN 28, 1995 JAN 27, 1996 JAN 25, 1997 JAN 25, 1997  JAN 25, 1997
                           ------------ ------------ ------------ ------------- -------------
BALANCE SHEET DATA:
Working capital..........   $  308,749   $  265,450   $  275,842   $  209,598    $  208,449
Total assets.............    1,237,521    1,332,451    1,375,966      628,117       626,186
Long-term debt and
 obligations under
 capital leases..........      258,763      245,313      232,486       41,826        55,194
Stockholders' equity.....      488,089      555,120      631,925      389,420       374,903
WAREHOUSES OPEN AT END OF
 PERIOD:
BJ's Wholesale Club......           62           71           81
HomeBase.................           77           79           84

--------
Note (1): Scenario A gives pro forma effect to the conversion of all of the Convertible Debentures into Waban Common Stock. Scenario B gives pro forma effect to the redemption of $53,474,500 of the Convertible Debentures for cash and the conversion of the remaining Convertible Debentures.

                           BJ'S WHOLESALE CLUB, INC.

     SUMMARY OF SELECTED HISTORICAL AND UNAUDITED PRO FORMA FINANCIAL DATA

  The following table summarizes selected historical financial data of BJI for the three fiscal years in the period ended January 25, 1997. The financial statements of BJI include the assets, liabilities, revenues and expenses of the BJ's Division. The BJI financial statements include certain allocations of the overhead expenses incurred by Waban that support the BJ's Division. In management's opinion, these allocations were made on a reasonable basis. However, such allocations may not be indicative of the level of expenses which will be incurred by BJI after the Distribution. The expenses were generally allocated based on specific identification and estimates of the relative time devoted to supporting BJI. The historical financial data is not necessarily indicative of BJI's future results of operations or financial condition. The data set forth below should be read in conjunction with the unaudited Pro Forma Financial Data of BJI and the Notes thereto, the audited Financial Statements of BJI and the Notes thereto and Management's Discussion and Analysis of Financial Condition and Results of Operations of BJI included elsewhere in this Proxy Statement/Prospectus. For a discussion of the basis of presentation of the BJI Financial Statements, see Summary of Accounting Policies in Notes to the BJI Financial Statements.

  The following unaudited pro forma financial data illustrates the estimated effects on BJI of the proposed Distribution and (i) the repayment by BJI to Waban of the balance of its intercompany indebtedness and current taxes payable, (ii) new borrowings under BJI's proposed credit agreement, and (iii) the impact of the conversion or redemption of the Convertible Debentures and the related equity contribution by Waban (the "Related BJI Transactions"). The Company has called the Convertible Debentures for redemption and, in connection therewith, has entered into the Standby Purchase Agreement. See "Standby Purchase Agreement" and "Risk Factors--Conversion or Redemption of Convertible Debentures". The pro forma financial data has been prepared to present two alternative scenarios. Scenario A gives pro forma effect to the conversion of all of the Convertible Debentures into Waban Common Stock. Scenario B gives pro forma effect to the redemption of $53,474,500 of the Convertible Debentures for cash and the conversion of the remaining Convertible Debentures. The pro forma balance sheet data is based on the January 25, 1997 balance sheet of BJI and assumes the Distribution and Related BJI Transactions were consummated on that date. The pro forma income statement data gives effect to the Distribution and Related BJI Transactions as if they occurred at the beginning of fiscal 1996. The Pro Forma Financial Data of BJI does not purport to represent what the financial position or results of operations of BJI would have been if the Distribution and Related BJI Transactions had in fact been consummated on the dates indicated or at any future date. The pro forma adjustments are based upon available information and upon certain assumptions that BJI's management believes are reasonable in the circumstances.

                                        HISTORICAL                  PRO FORMA (UNAUDITED)
                          -------------------------------------- ---------------------------
                                                                                SCENARIO B:
                                                                  SCENARIO A:    ASSUMING
                                                                 ASSUMING FULL    PARTIAL
                                                                 CONVERSION OF CONVERSION OF
                                                                  CONVERTIBLE   CONVERTIBLE
                                    FISCAL YEAR ENDED            DEBENTURES(1) DEBENTURES(1)
                          -------------------------------------- ------------- -------------
                                                                  FISCAL YEAR   FISCAL YEAR
                                                                     ENDED         ENDED
                          JAN 28, 1995 JAN 27, 1996 JAN 25, 1997 JAN 25, 1997  JAN 25, 1997
                          ------------ ------------ ------------ ------------- -------------
                               (DOLLARS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
Total revenues..........   $2,293,091   $2,529,608   $2,922,832   $2,922,832    $2,922,832
                           ----------   ----------   ----------   ----------    ----------
Cost of sales, including
 buying and occupancy
 costs..................    2,054,167    2,263,532    2,605,602    2,605,602     2,605,602
Selling, general and
 administrative
 expenses...............      174,416      183,419      212,660      212,660       212,660
Interest on debt and
 capital leases (net)...       13,665       14,757       16,838        5,619         8,225
                           ----------   ----------   ----------   ----------    ----------
Income before income
 taxes..................   $   50,843   $   67,900   $   87,732   $   98,951    $   96,345
                           ==========   ==========   ==========   ==========    ==========
Net income..............   $   30,902   $   41,550   $   53,624   $   60,299    $   58,749
                           ==========   ==========   ==========   ==========    ==========
Pro forma earnings per
 share..................                                          $     1.61    $     1.66
                                                                  ==========    ==========
Number of common shares
 for pro forma earnings
 per share computations.                                              37,555        35,394
                          JAN 28, 1995 JAN 27, 1996 JAN 25, 1997 JAN 25, 1997  JAN 25, 1997
                          ------------ ------------ ------------ ------------- -------------
BALANCE SHEET DATA:
Working capital.........   $   58,252   $   77,207   $   62,942   $   75,373    $   75,373
Total assets............      563,931      676,675      737,211      737,211       737,211
Long-term debt and
 obligations under
 capital leases.........        2,960        2,731        2,592      100,092       140,198
Loans and advances from
 Waban Inc. ............      142,512      181,730      148,081          --            --
Stockholder's equity....      180,433      221,983      275,607      338,619       298,513
CLUBS OPEN AT END OF
 PERIOD.................           62           71           81

--------
Note (1): Scenario A gives pro forma effect to the conversion of all of the Convertible Debentures into Waban Common Stock. Scenario B gives pro forma effect to the redemption of $53,474,500 of the Convertible Debentures for cash and the conversion of the remaining Convertible Debentures.

                                 RISK FACTORS

  Stockholders should carefully consider the following factors, as well as other information set forth herein, before acting on the Distribution Proposals or making an investment decision in Waban Common Stock.

  ABSENCE OF OPERATING HISTORIES AS SEPARATE COMPANIES. BJI has been incorporated for the purpose of effecting the Distribution. While the BJ's Division and the HomeBase Division have substantial operating histories, BJI and HomeBase do not have operating histories as separate stand-alone companies. Prior to the Distribution, each of the two businesses had access to the cash flow generated by the other and to Waban's credit, which was based on the combined assets of the BJ's Division and the HomeBase Division. Since April 1996, monthly comparable store sales of the HomeBase Division have increased only twice. Accordingly, lenders and other capital providers making credit decisions with respect to HomeBase and BJI may analyze the credit risk, and associated pricing, of any offered credit facility or capital differently than was the case with credit facilities made available to Waban. There can be no assurance that the access of HomeBase and BJI to credit facilities and to the capital markets will not differ from that currently available to Waban, and the ability of each of HomeBase and BJI to access such credit facilities and capital markets in the future will depend on the financial performance of each such company. If either HomeBase or BJI experiences reduced access to borrowings or higher borrowing costs, the ability of such company to finance inventory purchases and new store acquisitions could be adversely affected.

  REDUCED GEOGRAPHIC AND PRODUCT LINE DIVERSIFICATION. BJI's warehouse clubs are located in the eastern United States, primarily in the northeast, and HomeBase's home improvement warehouse stores are located in the western United States, more than half of them in California. Both the BJ's Division and the HomeBase Division have been adversely affected from time to time by economic downturns experienced in their respective geographic markets, and future economic downturns in such regions could adversely affect BJI and HomeBase, as the case may be. As a result of the separation of the Home Improvement Business and the Warehouse Club Business into independent companies, neither company will have the benefit of the broader geographic and product line diversification that is currently the case with Waban. Accordingly, in the event of a downturn in the market for either HomeBase's or BJI's products, or of a general economic downturn in such company's general geographic area, the impact on the business, operating results and financial condition of that company would be more severe than is currently the case with Waban.

  INCREASED IMPACT OF SEASONAL SALES CYCLES. The BJ's Division's sales and operating income have been strongest in the Christmas holiday season and lowest in the first quarter of each fiscal year. The HomeBase Division's sales and earnings are typically lower in the first and fourth quarters than they are in the second and third quarters, which correspond to the most active season for home construction. As a result of the Distribution, the financial results of each company will reflect these seasonal patterns without any offsetting effect of the operating results of the other company, and the seasonal requirements for short-term borrowings for each company will be greater than is currently the case with Waban.

  CONSEQUENCES OF FAILURE TO QUALIFY AS TAX FREE SPIN-OFF. Waban has received a letter ruling from the Internal Revenue Service (the "IRS") to the effect that, for Federal income tax purposes, the Asset Transfers and the Distribution will be tax free to Waban and the Distribution will qualify as a spin-off under Section 355 of the Internal Revenue Code (the "Code") that will be tax free to the holders of Waban Common Stock. The letter ruling by the IRS is based on and subject to certain assumptions, facts, representations and advice provided by Waban, BJI, holders of 5% or more of Waban Common Stock, and Bear, Stearns & Co. Inc., Waban's financial advisor. Although Waban is not aware of any present facts or circumstances which would make such assumptions, facts, representations and advice unobtainable or untrue, certain future events not within the control of Waban and BJI, including, for example, certain dispositions of HomeBase Common Stock or BJI Common Stock after the Distribution, could cause the Distribution not to qualify for tax-free treatment.

  If the Distribution were not to qualify under Section 355 of the Code, then, in general, Waban would recognize gain equal to the excess of the fair market value of the BJI Common Stock over Waban's tax basis in the BJI Common Stock immediately prior to the Distribution. This tax would be payable by HomeBase, although under certain circumstances, BJI has agreed to indemnify HomeBase for all or a portion of such tax liability. See "Relationship Between BJI and HomeBase after the Distribution; Conflicts of Interest--Tax Sharing Agreement." Each member of the Waban Consolidated Group (including BJI and its subsidiaries) would remain jointly and severally liable for such tax liability. In the event that HomeBase or BJI were determined to be liable for all or any portion of such a tax, such company's business, operating results and financial condition could be materially adversely affected.

  In addition, if the transaction were taxable, each Waban stockholder would be treated as having received a taxable dividend equal to the fair market value of the BJI Common Stock received, if, and to the extent that, Waban has (as expected) sufficient current and accumulated earnings and profits. If, and to the extent that, Waban did not have sufficient earnings and profits, each Waban stockholder would (a) first reduce its tax basis in Waban Common Stock (but not below zero) to the extent that the value of the Waban Common Stock received exceeds its pro rata share of such earnings and profits and (b) then recognize gain from the exchange of its Waban Common Stock to the extent the value of the BJI Common Stock received exceeds both its pro rata share of earnings and profits and its tax basis in its Waban Common Stock. If the transaction were taxable, each stockholder's tax basis in its BJI Common Stock after the Distribution would be equal to its fair market value at the time of the Distribution.

  RISK OF NON-OCCURRENCE OF DISTRIBUTION. The occurrence of the Distribution is conditioned upon the following: (i) the declaration by the Waban Board of the Distribution; (ii) all of the Convertible Debentures having been converted or redeemed and any shares required to be purchased from the Company pursuant to the Standby Purchase Agreement having been issued; (iii) the transfers of assets and liabilities contemplated by the Distribution Agreement having been consummated in all material respects; (iv) the BJI Common Stock and the associated BJI Rights having been approved for listing on the New York Stock Exchange subject to official notice of issuance; (v) BJI and HomeBase having entered into agreements with lenders to provide sufficient financing upon consummation of the Distribution; (vi) the Form 8-A Registration Statement having become effective under the Exchange Act; (vii) the continued applicability of the private letter ruling received by Waban from the IRS with respect to the tax-free nature of the Distribution; and (viii) the repayment by Waban of its outstanding Senior Notes and the retirement or defeasance of Waban's Senior Subordinated Notes. Any of these conditions may be waived in the discretion of the Waban Board. Even if all of such conditions are satisfied, the Waban Board has reserved the right to abandon, defer or modify the Distribution or other elements of the Distribution Proposals at any time prior to the Distribution Date. There can be no assurance that the conditions to the consummation of the Distribution will be satisfied or waived, or that, even if all such conditions are satisfied, that the Distribution will occur. In the event that the Distribution does not occur, Waban will continue to operate BJ's and HomeBase as divisions of Waban. In order to effect the redemption of the Convertible Debentures, the Company must obtain a waiver under its existing bank line of credit.

  Holders of Convertible Debentures will be required to decide whether to convert their Convertible Debentures prior to the Distribution. In the event that the Distribution does not occur, there can be no assurance that the price of the Waban Common Stock would not be materially and adversely affected.

  NO CURRENT PUBLIC MARKET FOR BJI COMMON STOCK. There is not currently a public market for BJI Common Stock and there can be no assurance as to the prices at which trading in BJI Common Stock will occur after the Distribution. Until BJI Common Stock is fully distributed and an orderly market develops, the prices at which trading in such stock occurs may fluctuate significantly. BJI intends to list the BJI Common Stock on the New York Stock Exchange. See "The Distribution--Listing and Trading of BJI Common Stock."

  CHANGE IN TRADING PRICES OF HOMEBASE COMMON STOCK. After the Distribution, it is expected that HomeBase Common Stock (formerly Waban Common Stock) will continue to be listed and traded on the New York Stock Exchange. As a result of the Distribution, the trading price range of HomeBase Common Stock is expected to be significantly lower than the trading price range of Waban Common Stock prior to the Distribution. The combined trading prices of BJI Common Stock and Waban Common Stock held by stockholders after the Distribution may be less than, equal to or greater than the trading prices of Waban Common Stock prior to the Distribution. See "The Distribution--Listing and Trading of HomeBase Common Stock."

  NEED TO OBTAIN NEW BANK FINANCING FOR REPAYMENT OF DEBT. Prior to the Distribution, Waban intends to repay its $24,000,000 9.58% unsecured senior notes due May 31, 1998 (the "Senior Notes"), and to retire (via open market or privately negotiated purchases or tender offer) or defease its $100,000,000 11% senior subordinated notes due May 15, 2004 (the "Senior Subordinated Notes") utilizing borrowings under its line of credit (under which no borrowings were outstanding as of April 26, 1997) with a group of banks. Waban is currently in discussions to amend certain terms of its line of credit in order to consummate these transactions. Waban currently intends to obtain separate bank credit facilities for BJI and HomeBase that will replace Waban's line of credit effective as of the Distribution. Such credit agreements have not yet been negotiated and are referred to herein as "proposed credit agreements." It is a condition of the Distribution that Waban obtain such financing. There can be no assurance that Waban will be successful in obtaining such bank financing, that such financing would be on the same terms assumed by Waban for purposes of its pro forma analysis, or that a delay in any such bank financing would not delay the timing of the Distribution.

  The Senior Notes may be prepaid by Waban at any time on 30 days' prior notice. Upon prepayment of the Senior Notes, Waban is obligated to pay a "make whole" amount in addition to the principal amount to be prepaid and interest accrued through the date of prepayment. The make whole amount is an amount equal to the difference the holders of the Senior Notes will earn on the prepayment, assuming reinvestment of the prepayment at an interest rate 50 basis points higher than the rate of U.S. Government securities with comparable maturities, and 9.58%. Based on interest rates at May 23, 1997, Waban believes that the make whole amount on the Senior Notes will total approximately $0.4 million. The Senior Subordinated Notes may not be prepaid prior to May 15, 1999. At that time they may be prepaid at a redemption price equal to 105 1/2% of the principal amount to be redeemed. To satisfy Waban's obligations with respect to the Senior Subordinated Notes in connection with the Distribution, Waban may retire the Senior Subordinated Notes via open market or privately negotiated purchases or a tender offer. Alternatively, Waban is entitled to defease the Senior Subordinated Notes by depositing with the indenture trustee U.S. Government securities maturing as to principal and interest in such amounts and at such times as are sufficient, without consideration of any reinvestment of such interest, to pay the amounts due with respect to the Senior Subordinated Notes to the first permitted call date. Waban believes that the cost to Waban to defease all of the outstanding Senior Subordinated Notes would total approximately $13.8 million in excess of principal and accrued interest, based on interest rates at May 23, 1997. However, this amount could vary depending upon market interest rates. In addition, prior to the Distribution, Waban expects to call the Convertible Debentures for redemption. See "--Conversion or Redemption of the Convertible Debentures."

  CONVERSION OR REDEMPTION OF THE CONVERTIBLE DEBENTURES. The Convertible Debentures are convertible by the holders into Waban Common Stock at a conversion price of $24.75 per share, and are redeemable during the period beginning July 1, 1997 at a price of 102.889% of par, plus accrued interest. Waban has called the Convertible Debentures for redemption and, in connection therewith, has entered into the Standby Purchase Agreement providing for the Standby Purchaser, subject to certain conditions, to purchase up to 2,160,606 shares of Waban Common Stock. Subject to the terms and conditions of the Standby Purchase Agreement, the Standby Purchaser will be obligated to purchase from the Company such number of shares of Waban Common Stock as would have been issuable upon conversion of the Excess Convertible Debentures (but in no event more than 2,160,606 shares of Waban Common Stock). It is a condition to the Distribution that (i) all of the Convertible Debentures are converted or redeemed for cash and (ii) any shares required to be purchased from the Company pursuant to the Standby Purchase Agreement are actually issued. In addition, in order to effect the redemption of the Convertible Debentures, the Company must obtain a waiver under its existing bank line of credit. There can be no assurance that such conditions will be satisfied. In the event such conditions are not satisfied, it is likely that the Distribution would be delayed for a significant period of time or cancelled.

  CONTINUING OBLIGATIONS OF BJI AND HOMEBASE FOR CERTAIN LEASE LIABILITIES AFTER THE DISTRIBUTION. Upon the Distribution, BJI will assume all liabilities to third-party lessors with respect to leases entered into by Waban with respect to the Warehouse Club Business. While HomeBase will continue to be liable, by law, with respect to such lease liabilities, BJI will indemnify HomeBase for such liabilities.

  In connection with the spin-off of Waban by The TJX Companies, Inc. ("TJX") in 1989, Waban and TJX entered into an agreement (as amended, the "1989 Agreement") pursuant to which Waban agreed to indemnify TJX against any liabilities that TJX might incur with respect to 45 current HomeBase leases as to which TJX is either a lessee or guarantor. Such leases generally expire through 2011 (other than four leases which expire through 2017) and provide for minimum rent payments which, in the aggregate, total up to approximately $39 million in any one year. In settlement of legal proceedings filed by TJX claiming, among other things, that BJI is required after the Distribution to assume Waban's indemnification obligations under the 1989 Agreement, BJI has agreed that for approximately five years after the Distribution it will indemnify TJX with respect to any liabilities (as defined in the 1989 Agreement) that TJX may incur with respect to HomeBase leases and thereafter it will indemnify TJX for 50% of such liabilities. In addition, Waban has agreed that after the Distribution, HomeBase will not renew any lease identified in the 1989 Agreement as to which TJX is a lessee or guarantor unless the applicable lessor agrees to remove TJX as a lessee or guarantor. BJI may not renew any of its real estate leases (other than ground leases) for which HomeBase may be liable during any period during which it does not meet certain standards of creditworthiness. See "Relationship Between BJI and HomeBase after the Distribution; Conflicts of Interest--Leases." Other than as provided in such agreement with TJX, BJI will not assume any liability with respect to leases entered into by Waban with respect to the Home Improvement Business. In the event that either BJI or HomeBase is required to pay the lease liabilities of the other company pursuant to the foregoing provisions, the paying company's business, operating results and financial condition could be materially adversely affected.

  POTENTIAL CONFLICTS OF INTEREST AND MANAGEMENT OVERLAPS FOLLOWING THE DISTRIBUTION. Subsequent to the Distribution, the interests of BJI and HomeBase may potentially conflict due to the ongoing relationships between the companies. Such sources of conflict include the fact that after the Distribution, HomeBase will remain liable for certain contractual obligations of BJI, including BJI leases, and the other arrangements between the parties regarding lease liabilities. See "Relationship Between BJI and HomeBase after the Distribution; Conflicts of Interest." In addition, following the Distribution, Herbert J. Zarkin will serve as Chairman of the HomeBase Board and as Chairman of the BJI Board, and Lorne R. Waxlax and Edward J. Weisberger will serve as members of the Board of Directors of both HomeBase and BJI. Messrs. Zarkin, Weisberger and Waxlax will also own shares (and/or options or other rights to acquire shares) in both companies following the Distribution. See "Relationship Between BJI and HomeBase after the Distribution; Conflicts of Interest," "Management of BJI" and "Management of HomeBase." Such relationships may present conflicts of interest under certain circumstances. Appropriate procedures will be followed by the Board of Directors of each company to limit the involvement of Messrs. Zarkin, Weisberger and Waxlax (and, if appropriate, other officers and directors of such companies) in conflict situations, including requiring them to abstain from voting as directors of either BJI or HomeBase on certain matters which present a conflict between the two companies. See "Relationship Between BJI and HomeBase after the Distribution; Conflicts of Interest--Policies and Procedures for Addressing Conflicts."

  COMPETITION. Each of the BJ's Division and the HomeBase Division competes with a large number and variety of retailers and wholesalers, including several large national chains in the warehouse merchandising business, some of which have significantly greater financial and marketing resources than either BJI or HomeBase. Competition for each of the companies will exist primarily in the areas of price, product selection and service. Both BJI and HomeBase also expect to continue to experience competition for qualified personnel and suitable new warehouse locations. Competitive factors could require price reductions or increased operational costs, including increased expenditures for marketing and customer service, that could adversely affect each company's business, operating results and financial condition. See "BJI Business and Properties--Competition" and "HomeBase Business and Properties--Competition."

  DIVIDEND POLICIES. Waban has never paid a cash dividend and the Waban Board does not believe that either HomeBase or BJI intends to declare any cash dividends on the HomeBase Common Stock or the BJI Common Stock after the Distribution. It is expected that certain debt agreements of BJI and HomeBase or their subsidiaries will substantially limit these companies' respective abilities to pay dividends. The declaration and payment of dividends by BJI will be at the discretion of the BJI Board. The declaration and payment of dividends by HomeBase will be at the discretion of the HomeBase Board. There can be no assurance that any dividends will be paid in the future.

  CERTAIN ANTITAKEOVER FEATURES. If the Distribution Proposals are approved and the Distribution is consummated, the BJI Certificate and the BJI By-laws will contain several provisions, all of which are substantially similar to provisions in effect with respect to Waban and will continue to be in effect with respect to HomeBase, that may have the effect of making the acquisition of control of BJI difficult or expensive without the approval of the BJI Board. In addition, BJI is expected to implement a Preferred Stock Purchase Rights Plan, which may have a similar effect. See "Certain Provisions of the BJI Certificate and the BJI By-laws."

  RISK OF LEGAL CHALLENGES TO THE DISTRIBUTION. The Waban Board does not intend to consummate the Distribution unless it is satisfied regarding the solvency of Waban, BJI and HomeBase and the permissibility of the Distribution under Section 170 of the Delaware General Corporation Law ("DGCL"). There is no certainty, however, that a court would find the evidence relied on by the Waban Board to be binding on creditors of Waban, BJI or HomeBase, or that a court would reach the same conclusions as the Waban Board as to whether Waban, BJI or HomeBase was solvent or insolvent at the time of, or after giving effect to, the Distribution.

  If a court in a lawsuit filed by an unpaid creditor or representative of unpaid creditors, such as a trustee in bankruptcy, were to find that at the time either the Asset Transfers or the Distribution was consummated, Waban (i) was insolvent, (ii) was rendered insolvent by reason of the Asset Transfers or the Distribution, (iii) was engaged in a business or transaction for which the remaining assets of Waban constituted unreasonably small capital, (iv) intended to incur, or believed it would incur, debts beyond its ability to pay as such debts matured, or (v) had actual intent to hinder, delay or defraud any creditor of Waban, such court may be asked to void the Asset Transfers or the Distribution (in whole or in part) as a fraudulent conveyance and require that the stockholders return the special dividend (in whole or in part) to Waban, or require BJI to fund certain liabilities of HomeBase for the benefit of HomeBase's creditors. The measure of insolvency for purposes of the foregoing will vary depending upon the jurisdiction whose law is being applied. Generally, however, Waban would be considered insolvent if either prior to the Asset Transfers and the Distribution or after giving effect thereto the fair value of its assets were less than the amount of its probable liabilities or if it incurred debt beyond its ability to repay such debt as it matures. In addition, under Section 170 of the DGCL (which is applicable to Waban in the Distribution), a corporation generally may make distributions to its stockholders only out of its surplus (net assets minus capital) and not out of capital. In the event that the Distribution or the Asset Transfers is determined to be a fraudulent transfer or an impermissible dividend under
Section 170 of the DGCL, and BJI is required to fund certain liabilities of HomeBase, BJI's business, operating results and financial condition could be materially adversely affected.

  The Waban Board and management believe that, in accordance with the evidence examined in connection with the Asset Transfers and the Distribution, (a) Waban will be solvent prior to and after giving effect to the Asset Transfers and the Distribution (in accordance with the foregoing definitions), will be able to repay its debts as they mature following the Distribution, and will have sufficient capital to carry on its business, and (b) the Distribution will be made entirely out of surplus, as provided under Section 170 of the DGCL.

                                 INTRODUCTION

  This Proxy Statement/Prospectus is being furnished to stockholders of Waban in connection with the solicitation of proxies by the Waban Board of Directors from holders of record of Waban Common Stock as of the close of business on the Meeting Record Date for use at the Meeting to be held on Thursday, July 10, 1997 at 11:00 a.m. at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, and at any adjournment or postponement thereof. This Proxy Statement/Prospectus is also being furnished to the holders of the Convertible Debentures in connection with the Notice of Redemption and Expiration of Conversion Right and to purchasers of Waban Common Stock initially issued by Waban pursuant to the Standby Purchase Agreement or acquired by the Standby Purchaser upon conversion of Convertible Debentures. This Proxy Statement/Prospectus is first being mailed on or about June , 1997. References in this Proxy Statement/Prospectus to "HomeBase" and "HomeBase Common Stock" mean Waban and Waban Common Stock following the Distribution. The principal executive offices of Waban are located at One Mercer Road, Natick, Massachusetts 01760. Following the Distribution, the principal executive offices of BJI will be located at One Mercer Road, Natick, Massachusetts 01760, and the principal executive offices of HomeBase will be located at 3345 Michelson Drive, Irvine, CA 92715.

MATTERS FOR CONSIDERATION AT THE MEETING

  At the Meeting, holders of shares of Waban Common Stock will be asked:

  1. To consider and vote upon the following Distribution Proposals:

  (i)Proposal One: Approval of a distribution (the "Distribution") in the form of a tax-free special dividend to all holders of Waban's outstanding shares of common stock, on a one-for-one basis, of all outstanding shares of common stock held by Waban, and the associated stockholders' rights, of a newly formed, wholly-owned subsidiary of the Company, to be known as "BJ's Wholesale Club, Inc.", which will own and operate the "BJ's Wholesale Club" business presently conducted as a division of Waban;

  (ii)Proposal Two: Approval of an amendment of the Certificate of Incorporation of Waban, which will change the name of Waban to "HomeBase, Inc." after the Distribution;

  (iii)Proposal Three: Approval of (x) an amendment to the Waban 1989 Stock Incentive Plan to increase by 1,500,000 shares the number of shares available for issuance thereunder and (y) the continuance of the Waban 1989 Stock Incentive Plan, as amended;

  (iv)Proposal Four: Approval of the Waban 1997 Stock Incentive Plan;

  (v)Proposal Five: Approval of the BJI 1997 Replacement Stock Incentive
  Plan;

  (vi)Proposal Six: Approval of the BJI 1997 Stock Incentive Plan;

  (vii)Proposal Seven: Approval of the BJI Management Incentive Plan;

    (viii)Proposal Eight: Approval of the BJI Growth Incentive Plan; and

  (ix)Proposal Nine: Approval of the BJI 1997 Director Stock Option Plan.

  2. To elect three directors to serve until the 2000 Annual Meeting of Stockholders. As described herein, from and after the Distribution, the board of directors of HomeBase will differ from the Waban Board.

  3. To consider such other business as may properly come before the Meeting.

  The Waban Board believes that the passage of each of the Distribution Proposals is critical to the Distribution. Accordingly, the Waban Board reserves the right not to declare the Distribution if any of the Distribution Proposals is not approved.

  THE WABAN BOARD BELIEVES THAT THE DISTRIBUTION IS IN THE BEST INTERESTS OF STOCKHOLDERS AND UNANIMOUSLY (WITH MR. LOEWY AND MS. HAMILTON ABSTAINING) RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" ALL OF THE DISTRIBUTION PROPOSALS. Mr. Loewy and Ms. Hamilton abstained because they are a director and employee, respectively, of The TJX Companies, Inc. See "The Distribution-- Background and Reasons for the Distribution".

  Stockholder approval of the Distribution Proposals may not prevent a stockholder from subsequently seeking to challenge the Distribution Proposals or the actions of the Waban Board in approving the Distribution Proposals. However, although Waban cannot determine in advance its position with respect to any such challenge, it is possible that Waban could assert a stockholder's approval of the Distribution Proposals as a defense, in which case if such defense were held meritorious, such stockholder could effectively be estopped from asserting such claims.

  The Waban Board has retained discretion, even if stockholder approval of the Distribution Proposals is obtained, to abandon, defer or modify the Distribution or any other element contained in the Distribution Proposals.

  For a description of the reasons for the Distribution, see "The
Distribution--Background and Reasons for the Distribution."

VOTING RIGHTS AND PROXY INFORMATION

  Only holders of record of shares of Waban Common Stock as of the close of business on the Meeting Record Date will be entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof. Such holders of shares of Waban Common Stock are entitled to one vote per share on any matter which may properly come before the Meeting. The presence, either in person or by properly executed proxy, of a majority of the shares of Waban Common Stock outstanding on the Meeting Record Date will constitute a quorum and such quorum is necessary to permit action to be taken by the stockholders at such meeting. The affirmative vote of the holders of a majority of the shares of Waban Common Stock outstanding on the Meeting Record Date, regardless of whether such shares are present in person or represented by proxy at the Meeting, is required to approve Distribution Proposals One and Two. Under Waban's By-laws, so long as a quorum is present at the Meeting, adoption of Distribution Proposals Three through Nine will require the affirmative vote of the holders of a majority of the votes cast at the Meeting. In addition, the New York Stock Exchange requires that the total votes cast (for or against) on Distribution Proposals Three through Six represent at least a majority of the Record Shares. You have three choices in deciding how to vote on each of the Distribution Proposals. By checking the appropriate box you may: (a) vote "For" the Proposal; (b) vote "Against" the Proposal; or (c) "Abstain" from voting on the Proposal. Under the Company's by-laws, so long as a quorum is present at the Meeting, the election of directors will require the affirmative vote of the holders of shares representing a plurality of the votes cast at the Meeting.

  As of the Meeting Record Date, there were 32,894,749 shares of Waban Common Stock outstanding and entitled to vote at the Meeting and 3,543 record holders of Waban Common Stock. Although shares which abstain from voting as to a particular matter or which withhold authority for any director nominee and broker non-votes (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners and (ii) the broker or nominee does not have the discretionary authority to vote on a particular matter) will be counted as present at the meeting for quorum purposes, such shares will not be considered to be votes cast with respect to Distribution Proposals Three through Nine or with respect to the election of directors. Accordingly, abstentions and broker non-votes will have no effect on such Distribution Proposals or the election of directors. However, abstentions and broker non-votes will have the effect of a vote "against" Distribution Proposals One and Two.

  All shares of Waban Common Stock that are represented at the Meeting by properly executed proxies received prior to or at the Meeting and not revoked will be voted at the Meeting in accordance with the instructions indicated in such proxies. If no instructions are indicated for any Proposal, such proxies will be voted FOR such Proposal.

  In the event that a quorum is not present at the time the Meeting is convened, or if for any other reason Waban believes that additional time should be allowed for the solicitation of proxies, Waban may adjourn the Meeting, and the persons named in the enclosed proxy will vote all shares of Waban Common Stock for which they have voting authority in favor of such adjournment, unless such authority is withheld by checking the appropriate box on the proxy card.

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of Waban, at or before the Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares of Waban Common Stock and delivering it to the Secretary of Waban at or before the Meeting, or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to the Secretary of Waban at One Mercer Road, Natick, Massachusetts 01760.

  The expense of soliciting proxies and the cost of preparing, assembling and mailing material in connection with the solicitation of proxies will be paid by Waban. In addition to the use of mails, certain directors, officers or employees of Waban and its subsidiaries, who receive no compensation for their services other than their regular salaries, may solicit and tabulate proxies. Waban has retained Shareholder Communications Corporation to assist in the solicitation of proxies with respect to shares of Waban Common Stock held of record by brokers, nominees and institutions. The estimated cost of the services of Shareholder Communications Corporation is $7,500 plus expenses.

  Waban's transfer agent, The First Chicago Trust Company of New York, will tabulate the votes. Representatives of the transfer agent will be appointed as inspectors of election at the Meeting to count all votes and ballots and perform the other duties required of inspectors of election.

NO APPRAISAL RIGHTS

  Stockholders of Waban will not be entitled to appraisal rights under Delaware law in connection with any of the proposals to be voted on at the Meeting.

                              RECENT DEVELOPMENTS

  Waban has publicly reported its financial results for the 13-week period ended April 26, 1997. Such information, together with the results for the comparable period of the prior year, is unaudited, but reflects all adjustments (consisting only of normal recurring adjustments) which management considers necessary for a fair presentation of such information. These results are not necessarily indicative of the results to be expected for the entire year.

                                                         THIRTEEN WEEKS ENDED
                                                              (UNAUDITED)
                                                         ----------------------
                                                         APRIL 26,   APRIL 27,
                                                            1997        1996
                                                         ----------  ----------
INCOME STATEMENT DATA:
Total revenues.......................................... $1,039,151  $  974,630
                                                         ----------  ----------
Cost of sales, including buying and occupancy costs.....    894,458     834,793
Selling, general and administrative expenses............    121,692     119,423
Interest on debt and capital leases (net)...............      5,291       4,815
                                                         ----------  ----------
Income before income taxes..............................     17,710      15,599
Provision for income taxes..............................      6,907       6,084
                                                         ----------  ----------
Net income.............................................. $   10,803  $    9,515
                                                         ==========  ==========
Primary and fully diluted net income per common share... $     0.32  $     0.28
                                                         ==========  ==========
Number of common shares for earnings
 per share computations:
  Primary............................................... 33,286,087  33,592,307
  Fully diluted......................................... 37,642,258  38,065,372
BALANCE SHEET DATA:
Working capital......................................... $  294,867  $  275,448
Total assets............................................  1,421,793   1,378,425
Long-term debt and obligations under capital leases.....    230,765     244,803
Stockholders' equity....................................    645,721     569,192
SELECTED SEGMENT INFORMATION:
Net sales:
  BJ's Wholesale Club................................... $  678,947  $  622,388
  HomeBase..............................................    360,204     352,242
                                                         ----------  ----------
                                                         $1,039,151  $  974,630
                                                         ==========  ==========
Operating income:
  BJ's Wholesale Club................................... $   16,571  $   14,036
  HomeBase..............................................      8,753       8,255
  General corporate expense.............................     (2,323)     (1,877)
                                                         ----------  ----------
                                                             23,001      20,414
Interest on debt and capital leases (net)...............     (5,291)     (4,815)
                                                         ----------  ----------
Income before income taxes.............................. $   17,710  $   15,599
                                                         ==========  ==========
WAREHOUSES OPEN AT END OF PERIOD:
BJ's Wholesale Club.....................................         80          72
HomeBase................................................         84          82

  Waban has also publicly reported its sales results for the four-week period ended May 31, 1997. Such information, together with sales results for the comparable period of the prior year, is unaudited, but reflects all adjustments (consisting only of normal recurring adjustments) which management considers necessary for a fair presentation of such information. These results are not necessarily indicative of the results to be expected for the entire quarter or year.

                                       FOUR WEEKS ENDED       TOTAL   COMPARABLE
                                   ------------------------- REVENUES  STORE %
                                   MAY 31, 1997 JUNE 1, 1996 % CHANGE   CHANGE
                                   ------------ ------------ -------- ----------
                                    (DOLLARS IN THOUSANDS)
BJ's Division.....................   $239,451     $229,773     4.2%     (1.5)%
HomeBase Division.................    139,365      133,878     4.1%      2.0 %
                                     --------     --------
Total Waban.......................   $378,816     $363,651     4.2%     (0.2)%
                                     ========     ========

                               THE DISTRIBUTION

BACKGROUND AND REASONS FOR THE DISTRIBUTION

  BACKGROUND. In late 1995, management of Waban began to explore the possible separation of the Home Improvement Business and Warehouse Club Business into independent companies.

  In June 1996, at a meeting of the Waban Board at which all directors were present, the Waban Board considered the possibility of undertaking an initial public offering of a minority interest in the Warehouse Club Business and then spinning off the Warehouse Club Business to Waban stockholders. The Waban Board authorized management to further investigate the feasibility of such a transaction.

  In July 1996, at a meeting of the Waban Board at which all directors were present, the Waban Board determined not to proceed with the possible spin-off of the Warehouse Club Business at that time in view of the lower than expected sales of the Home Improvement Business during the second quarter of fiscal 1996.

  In July 1996, Waban received an inquiry from Leonard Green & Partners, L.P. ("Green") as to whether Waban would consider a possible transaction pursuant to which Green would acquire HomeBase from Waban and Builders Square from Kmart Corporation ("Kmart"). On July 23, 1996, Waban entered into a confidentiality agreement with Green. Discussions ensued concerning a possible transaction but did not proceed beyond a preliminary stage.

  On October 22, 1996, at a meeting of the Waban Board at which all directors were present, the Waban Board unanimously approved (with Mr. Loewy and Ms. Hamilton abstaining) the filing with the IRS of a revenue ruling request, and the filing with the SEC of a proxy statement, with respect to a proposed tax-free spin-off of the Wholesale Club Business to Waban stockholders. Mr. Loewy and Ms. Hamilton abstained because they are a director and employee, respectively, of The TJX Companies, Inc. See "Relationship Between BJI and HomeBase after the Distribution; Conflicts of Interest--Leases." The principal factors that served as the basis for the Board's decision are described below, and no relative weights were assigned by the Board to each factor. See "Reasons for the Distribution."

  In late 1996, Kmart revived discussions with Waban and Green concerning a possible transaction pursuant to which Green would acquire HomeBase from Waban and Builders Square from Kmart. On February 3, 1997, Waban announced that it was postponing the Distribution in order to consider the possible transaction with Green and Kmart. The parties were unable to reach agreement on the terms of any such transaction, and on April 2, 1997, Waban announced its intention to proceed with the Distribution.

  From time to time in 1996 and 1997, Waban received inquiries from other prospective purchasers of HomeBase, but no discussions with any such purchasers proceeded beyond a preliminary stage.

  Waban engaged its financial advisor, Bear, Stearns & Co. Inc., to advise and assist Waban in connection with the Distribution and sale of HomeBase. Bear, Stearns & Co. Inc. was not engaged to furnish an opinion to the Waban Board as to the Distribution.

  REASONS FOR THE DISTRIBUTION. The Waban Board believes that the Distribution will accomplish a number of important business goals. Separation of the Home Improvement Business and the Warehouse Club Business into independent companies will allow each company to concentrate exclusively on its own business objectives without concern for the business objectives of the other company, and will allow the financial markets to better recognize and evaluate the merits of the Warehouse Club Business and the Home Improvement Business, thereby enhancing the likelihood that each will achieve appropriate market recognition for its own performance. The Waban Board also believes the improved recognition by the financial markets resulting from the anticipated separation of the Home Improvement Business and the Warehouse Club Business into independent publicly owned companies will facilitate the conversion of the Convertible Debentures into Common Stock. The Convertible Debentures are convertible into Waban Common Stock at a price of $24.75 per share, and are redeemable during the period beginning July 1, 1997 at a price of 102.889% of par, plus accrued interest. Waban has called the Convertible Debentures for redemption and, in connection therewith, has entered into the Standby Purchase Agreement providing for the Standby Purchaser, subject to certain conditions, to purchase up to 2,160,606 shares of Waban Common Stock. Subject to the terms and conditions of the Standby Purchase Agreement, the Standby Purchaser will be obligated to purchase from the Company such number of shares of

Waban Common Stock as would have been issuable upon conversion of the Excess Convertible Debentures (but in no event more than 2,160,606 shares of Waban Common Stock). The Distribution and the related transactions described in this Proxy Statement/Prospectus are expected to reduce the aggregate level of indebtedness and interest costs borne by the two companies, and to increase the aggregate amount of stockholders' equity, as compared to Waban. As shown on the capitalization tables for Waban and BJI included elsewhere in this Proxy Statement/Prospectus, as of January 25, 1997, Waban had total debt of approximately $245 million and stockholders' equity of approximately $632 million. Following the Distribution, on a pro forma basis giving effect to the adjustments described elsewhere in this Proxy Statement/Prospectus and assuming conversion of all of the Convertible Debentures, HomeBase will have total debt of approximately $42 million and stockholders' equity of approximately $389 million and BJI will have total debt of approximately $100 million and stockholders' equity of approximately $339 million. Assuming partial conversion of the Convertible Debentures, on a pro forma basis, HomeBase will have total debt of approximately $56 million and stockholders' equity of approximately $375 million and BJI will have total debt of approximately $140 million and stockholders' equity of approximately $299 million. See "Waban Capitalization" and "BJI Capitalization."

  In addition, the Distribution is expected to enhance the ability of the separate corporations to attract, motivate and retain key personnel through the provision of more effective stock-based incentive compensation programs that are based on the performance of the respective business in which such individuals are employed without being influenced by the results of the business in which they have no involvement.

MANNER OF EFFECTING THE DISTRIBUTION

  If the Waban Board declares the Distribution and if all of the other conditions to the Distribution are satisfied (or waived by the Waban Board), the Distribution will occur on the Distribution Date. The Distribution Record Date will be a date that is as soon as practicable following the declaration of the Distribution. On the Distribution Date, Waban will deliver all outstanding shares of BJI Common Stock and BJI Rights held by Waban to the Distribution Agent. As soon as practicable thereafter, certificates therefor will be mailed by the Distribution Agent to holders of record of Waban Common Stock as of the Distribution Record Date on the basis of one share of BJI Common Stock (and one BJI Right) for every share of Waban Common Stock held on that date. All such shares will be legally issued, fully paid and nonassessable.

  No holder of Waban Common Stock will be required to pay any cash or other consideration for the shares of BJI Common Stock and BJI Rights received in the Distribution or to surrender or exchange shares of Waban Common Stock in order to receive BJI Common Stock and BJI Rights.

FEDERAL INCOME TAX ASPECTS OF THE DISTRIBUTION

  The Company has received a letter ruling issued by the IRS on December 12, 1996 to the effect that, for Federal income tax purposes, the Distribution will qualify as a spin-off under Section 355 of the Code that will be tax free to the holders of Waban Common Stock and to Waban. Accordingly, the material Federal income tax consequences of the Distribution should be as follows:

    1. No income, gain or loss will be recognized by a stockholder of Waban Common Stock as a result of the receipt of BJI Common Stock in the Distribution.

    2. The basis of a holder of Waban Common Stock in the HomeBase Common Stock and the BJI Common Stock received on the Distribution Date in respect of Waban Common Stock will be determined by allocating such holder's basis in the Waban Common Stock immediately before the Distribution between the HomeBase Common Stock and the BJI Common Stock received with respect to such Waban Common Stock in proportion to their relative fair market values on the Distribution Date.

    3. The holding period of the BJI Common Stock received in the Distribution will include the holding period of the Waban Common Stock with respect to which the BJI Common Stock will be distributed, provided the Waban Common Stock is held as a capital asset on the Distribution Date.

    4. No income, gain or loss will be recognized by Waban solely on account of the Asset Transfers or the Distribution.

  The letter ruling by the IRS is based on and subject to certain assumptions, facts, representations and advice provided by Waban, BJI, holders of 5% or more of Waban Common Stock and Bear, Stearns & Co. Inc., Waban's financial advisor. Waban is not aware of any present facts or circumstances which would make such assumptions, facts, representations and advice unobtainable or untrue. However, certain future events not within the control of Waban and BJI, including, for example, certain dispositions of HomeBase Common Stock or BJI Common Stock after the Distribution, could cause the Distribution not to qualify for tax-free treatment.

  The material assumptions, facts and representations given to the IRS by Waban were as follows: (1) Waban anticipated having to raise additional capital in order to fund the growth of its two businesses; (2) Waban's competitors were able to raise capital less expensively, which placed Waban at a disadvantage; (3) it was desirable to increase the amount of Waban's equity capital; (4) achieving conversion of the Convertible Debentures into Waban Common Stock would be an efficient method of raising equity capital; (5) the purpose of the Distribution was to increase the value of Waban's Common Stock so that holders of the Convertible Debentures would exercise their option to convert the Convertible Debentures into Waban Common Stock after Waban called the Convertible Debentures for redemption; (6) following the Distribution, HomeBase and BJI will continue the active conduct of their respective businesses, each independent of the other, and that any payments made by one company to the other will be based on arm's length bargaining; (7) neither Waban nor BJI has any plan or intention to repurchase outstanding shares of its common stock after the Distribution; (8) no plan exists to liquidate, merge, sell or otherwise dispose of the assets of Waban or BJI; and (9) no shareholder who owns five percent or more of the outstanding Waban Common Stock has any intention to sell or otherwise dispose of any stock in Waban or BJI after the Distribution occurs.

  In addition, Bear, Stearns & Co. Inc. provided a letter to the Company, for submission to the IRS, stating its belief that (i), as a result of the Company's announcement of its intention to spin-off BJI, Waban's stock price would appreciate sufficiently to allow Waban to call its Convertible Debentures for redemption and thereby achieve conversion of the Convertible Debentures into Waban Common Stock, and (ii) as a result of the conversion of the Convertible Debentures into Waban Common Stock and the restructuring of Waban's existing debt in connection with the Distribution, the combined interest expense of BJI and HomeBase would be significantly lower than Waban's interest expense.

  If the Distribution were not to qualify for tax-free treatment under Section 355 of the Code, each holder of Waban Common Stock who receives BJI Common Stock would be treated as receiving a distribution, generally taxable as a dividend, in an amount equal to the fair market value of such BJI Common Stock on the Distribution Date. Furthermore, the tax basis of BJI Common Stock received in the Distribution would equal its fair market value on the Distribution Date, the holding period of such stock would begin with and include the day after the Distribution Date and Waban would recognize taxable gain on the Distribution. See "Risk Factors--Certain Tax Considerations."

  It is expected that, pursuant to the Preferred Stock Purchase Rights Plan to be adopted by BJI, one preferred stock purchase right (a "BJI Right") will attach to each share of BJI Common Stock distributed in the Distribution. While the distribution of the BJI Rights should not be taxable to stockholders or to BJI, stockholders may, depending upon the circumstances, recognize taxable income in the event that the BJI Rights become exercisable for BJI Preferred Stock (or other consideration) or for common stock of an acquiring company. See "Description of BJI Capital Stock" and "Certain Provisions of the BJI Certificate and the BJI By-laws--Preferred Stock Purchase Rights."

  For a description of the Tax Sharing Agreement pursuant to which BJI and Waban have provided for various tax matters, see "Relationship Between BJI and HomeBase After the Distribution; Conflicts of Interest--Tax Sharing Agreement."

  THE FOREGOING SUMMARY OF THE ANTICIPATED MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE DISTRIBUTION UNDER CURRENT LAW, WHILE ACCURATE, DOES NOT PURPORT TO COVER ALL FEDERAL INCOME TAX CONSEQUENCES (INCLUDING THOSE THAT MAY APPLY TO PARTICULAR CATEGORIES OF STOCKHOLDERS) OR ANY TAX CONSEQUENCES THAT MAY ARISE UNDER THE TAX LAWS OF OTHER JURISDICTIONS. WABAN HAS NOT

REQUESTED ANY RULINGS OR OPINIONS WITH RESPECT TO THE TAX CONSEQUENCES OF THE DISTRIBUTION UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN GOVERNMENT. EACH HOLDER (INCLUDING ANY CORPORATE HOLDER) OF WABAN COMMON STOCK SHOULD CONSULT SUCH HOLDER'S TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES OF THE DISTRIBUTION, INCLUDING APPLICATION OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS, AND THE EFFECT OF POSSIBLE CHANGES IN TAX LAWS THAT MAY AFFECT THE TAX CONSEQUENCES DESCRIBED ABOVE.

ACCOUNTING TREATMENT

  Following approval of the Distribution Proposals at the Meeting, Waban will present the Warehouse Club Business as discontinued operations to the extent financial information for periods prior to the Distribution is required to be included in Waban's historical financial statements. Included separately herein are the financial statements of BJI as if it were a separate entity for all periods presented. Waban's historical basis in the assets and liabilities of BJI has been carried over. See "Pro Forma Financial Data of Waban," "Selected Historical Financial Data of BJI" and "Pro Forma Financial Data of BJI."

LISTING AND TRADING OF BJI COMMON STOCK

  There is not currently a public market for the BJI Common Stock. BJI intends to list the BJI Common Stock on the New York Stock Exchange. Prior to the Distribution, BJI Common Stock may trade on a "when-issued" basis. Prices at which BJI Common Stock may trade on a "when-issued" basis or after the Distribution cannot be predicted. Until the BJI Common Stock is fully distributed and an orderly market develops, the prices at which trading in such stock occurs may fluctuate significantly. The prices at which BJI Common Stock trades will be determined by the marketplace and may be influenced by many factors, including, among others, the depth and liquidity of the market for BJI Common Stock, investor perception of BJI and the industry in which BJI participates, dividend policy and general economic and market conditions. Such prices may also be affected by certain provisions of the BJI Certificate and the BJI By-laws, as each will be in effect following the Distribution, and by the BJI Preferred Share Purchase Rights Plan. See "Risk Factors--Dividend Policies" and "Certain Provisions of the BJI Certificate and the BJI By-laws."

  BJI initially will have approximately 3,543 stockholders of record based on the number of stockholders of record of Waban as of May 23, 1997.

LISTING AND TRADING OF HOMEBASE COMMON STOCK

  After the Distribution, it is expected that HomeBase Common Stock (formerly Waban Common Stock) will continue to be listed and traded on the New York Stock Exchange. Following the Distribution, HomeBase's financial results will no longer be consolidated with those of BJI, and as a result, HomeBase's revenues, income and other results of operations will be substantially below those of Waban prior to the Distribution. Accordingly, as a result of the Distribution, the trading price range of HomeBase's Common Stock immediately after the Distribution is expected to be significantly lower than the trading price range of the Waban Common Stock prior to the Distribution. The combined trading prices of the HomeBase Common Stock and the BJI Common Stock held by stockholders after the Distribution may be less than, equal to or greater than the trading price of Waban Common Stock prior to the Distribution. The prices at which HomeBase Common Stock trades after the Distribution will be determined by the marketplace and may be influenced by many factors, including, among others, the continuing depth and liquidity of the market for HomeBase's Common Stock, investor perception of HomeBase's Home Improvement Business and general economic and market conditions.

CONDITIONS; TERMINATION

  The Waban Board has conditioned the Distribution upon the following, which are the only material conditions to the Distribution: (i) the declaration by the Waban Board of the Distribution; (ii) all of the

Convertible Debentures having been converted or redeemed and any shares required to be purchased from the Company pursuant to the Standby Purchase Agreement having been issued; (iii) the transfers of assets and liabilities contemplated by the Distribution Agreement to be entered into between BJI and Waban prior to the Distribution having been consummated in all material respects; (iv) the BJI Common Stock and associated BJI Rights having been approved for listing on the New York Stock Exchange subject to official notice of issuance; (v) BJI and HomeBase having entered into agreements with lenders to provide sufficient financing upon consummation of the Distribution; (vi) the Form 8-A Registration Statement having become effective under the Exchange Act; (vii) continued applicability of the private letter ruling received by Waban from the IRS with respect to the tax-free nature of the Distribution; and (viii) the repayment by Waban of its outstanding Senior Notes and the retirement or defeasance of Waban's Senior Subordinated Notes. Any of these conditions may be waived in the discretion of the Waban Board. Even if all of the above conditions are satisfied, the Waban Board has reserved the right to abandon, defer or modify the Distribution or the other elements of the Distribution Proposals at any time prior to the Distribution Date. See "Relationship Between HomeBase and BJI after the Distribution; Conflicts of Interest--Distribution Agreement."

  RELATIONSHIP BETWEEN BJI AND HOMEBASE AFTER THE DISTRIBUTION; CONFLICTS OF
                                   INTEREST

  Prior to the Distribution, BJI and Waban will enter into a series of agreements, as described below. Although the following summaries of these agreements set forth an accurate description of their material terms and provisions, such summaries are qualified in their entirety by reference to the detailed provisions of the agreements, the forms of which have been filed as exhibits to the BJI Registration Statement of which this Prospectus forms a part.

DISTRIBUTION AGREEMENT

  BJI and Waban will enter into a Separation and Distribution Agreement (the "Distribution Agreement"), which will provide for, among other things, (i) the principal corporate transactions required to effect the Distribution, (ii) the division between BJI and Waban of certain assets and liabilities and (iii) the execution and delivery prior to the Distribution of the Services Agreement, the Employee Benefits Agreement and the Tax Sharing Agreement, each of which, as described below, governs certain aspects of the relationship between BJI and HomeBase following the Distribution.

  The Distribution Agreement will provide that on or prior to the Distribution Date (i) Waban will transfer to BJI all of the assets of the BJ's Division, including the stock of subsidiaries which hold assets of the BJ's Division, and the assets associated with the Company's corporate headquarters in Massachusetts; (ii) BJI will assume the leases and other liabilities of the BJ's Division and 75% of the amount of all bank indebtedness of Waban existing as of the Distribution Date; and (iii) BJI will issue to Waban the BJI Common Stock and the BJI Rights to be distributed in the Distribution. Such liabilities are reflected, as of January 25, 1997, in the pro forma financial data of BJI and financial statements and notes of BJI presented elsewhere in this Proxy Statement/Prospectus. See "The Distribution--Manner of Effecting the Distribution."

  The Distribution Agreement will provide that, except as provided in the Employee Benefits Agreement or the Tax Sharing Agreement (see"--Employee Benefits Agreement" and "--Tax Sharing Agreement" below), HomeBase will indemnify BJI for liabilities relating to the business retained by HomeBase following the Distribution. Similarly, BJI will agree to indemnify HomeBase for liabilities pertaining to BJI's business. The Distribution Agreement will also provide that BJI and HomeBase will each indemnify the other for losses incurred due to a failure to perform their respective obligations under the Distribution Agreement or any other agreement entered into in connection with the Distribution. In addition, the Distribution Agreement will provide that HomeBase will provide liability insurance for a period of six years following the Distribution to each individual who served as a director or officer of Waban prior to the Distribution. BJI will also indemnify, defend and hold harmless each such individual from any losses and liabilities incurred by them in connection with the approval of the Distribution Agreement.

  The Distribution Agreement will also contain provisions regarding the settlement of intercompany accounts, certain matters relating to lease liabilities (see--"Leases" below), access, retention and sharing of information and records, procedures relating to indemnification claims, the transfer of insurance coverage and confidentiality.

  The Distribution Agreement will provide that the Distribution will be conditioned upon the following, which are the only material conditions to the
Distribution: (i) the declaration by the Waban Board of the Distribution; (ii) all of the Convertible Debentures having been converted or redeemed and any shares required to be purchased from the Company pursuant to the Standby Purchase Agreement having been issued; (iii) the transfers of assets and liabilities contemplated by the Distribution Agreement having been consummated in all material respects; (iv) the BJI Common Stock and associated BJI Rights having been approved for listing on the New York Stock Exchange subject to official notice of issuance; (v) BJI and HomeBase having entered into agreements with lenders to provide sufficient financing upon consummation of the Distribution; (vi) the Form 8-A Registration Statement having become effective under the Exchange Act; (vii) continued applicability of the private letter ruling received by Waban from the IRS with respect to the tax-free nature of the Distribution; and (viii) the repayment by Waban of its outstanding Senior Notes and the retirement or defeasance of Waban's Senior Subordinated Notes. Any of these conditions may be waived in the discretion of the Waban Board. Even if all of the above conditions are satisfied, the Waban Board has reserved the right to abandon, defer or modify the Distribution or the other elements of the Distribution Proposals at any time prior to the Distribution Date.

LEASES

  Pursuant to the Distribution Agreement, upon the Distribution, BJI will assume all liabilities to third-party lessors with respect to leases entered into by Waban with respect to the Warehouse Club Business. While HomeBase will continue to be liable, by law, with respect to such lease liabilities, BJI will indemnify HomeBase for such liabilities.

  In connection with the spin-off of Waban by TJX in 1989, Waban and TJX entered into an agreement (the "1989 Agreement") pursuant to which Waban agreed to indemnify TJX against any liabilities that TJX might incur with respect to 45 current HomeBase real estate leases as to which TJX is either a lessee or guarantor. On April 10, 1997, TJX filed a complaint against the Company in the Superior Court for Middlesex County, Massachusetts, alleging that BJI is required under the terms of the 1989 Agreement to assume Waban's indemnification obligations under the 1989 Agreement, that the proposed Distribution constitutes a fraudulent transfer under Massachusetts law, that the proposed Distribution constitutes a breach of Waban's implied duty of good faith and fair dealing inherent in the 1989 Agreement, and that the proposed Distribution constitutes an unfair or deceptive trade practice. While Waban believed that it had meritorious defenses to each of such allegations, on April 18, 1997, in exchange for mutual releases, TJX and Waban settled such litigation by agreeing that BJI would assume a portion of Waban's obligations under the 1989 Agreement. Specifically, under the settlement agreements, BJI has agreed that for approximately five years after the Distribution it will indemnify TJX with respect to any liabilities (as defined in the 1989 Agreement) that TJX may incur with respect to HomeBase leases and thereafter it will indemnify TJX for 50% of such liabilities. In addition, Waban has agreed that after the Distribution, HomeBase will not renew any lease identified in the 1989 Agreement as to which TJX is a lessee or guarantor unless the applicable lessor agrees to remove TJX as a lessee or guarantor. Upon the execution of the settlement agreements, TJX dismissed its complaint without prejudice. The settlement agreements provide that the dismissal without prejudice will automatically be converted into a dismissal with prejudice upon the effective date of the Distribution.

  The Distribution Agreement contains restrictions on the renewal of HomeBase leases similar to those contained in the agreement between Waban and TJX. BJI may not renew any of its real estate leases (other than ground leases) for which HomeBase may be liable during any period during which it does not meet certain standards of creditworthiness.

  There can be no assurance that the terms of such agreements will not in the future have a material adverse effect upon BJI or HomeBase.

SERVICES AGREEMENT

  BJI and Waban will enter into a Services Agreement (the "Services Agreement") pursuant to which BJI will provide certain tax administration services with respect to Waban's tax year ending January 31, 1998. In addition, BJI may provide risk management, legal, investor relations and treasury services to HomeBase for a period of up to twelve months following the Distribution. The Services Agreement provides that HomeBase will pay BJI a fixed fee, the amount of which will be determined prior to the Distribution, for tax administration services with respect to Waban's tax year ending January 31, 1998, and that risk management, legal, investor relations and treasury services requested by Waban to be provided by BJI will be billed on an hourly basis at 2.5 times the providing employee's hourly rate. BJI and Waban believe that such rates are or will be as favorable as could have been obtained from disinterested third parties. If a dispute arises between the parties under the Services Agreement which cannot be resolved, it will be submitted to arbitration.

EMPLOYEE BENEFITS AGREEMENT

  Waban and BJI will enter into an Employee Benefits Agreement which will contain a number of provisions pertaining to employee benefit plan matters. BJI will generally agree to establish employee benefit plans substantially similar to the employee benefit plans currently maintained by Waban and to assume or retain under the applicable BJI Plan with respect to each BJI employee or former employee of the BJ's Division all liabilities under the corresponding Waban plan accrued for the period ending on the date on which the employee's employment is transfered to BJI or its affiliates (or the date of the former employee's termination of employment). In addition, the Employee Benefits Agreement provides that the Waban Retirement Plan will be terminated and, in connection with such termination, BJI will pay to Waban 75% of any amount contributed or to be contributed by Waban to the Waban Retirement Plan after the Distribution Date in order for the Waban Retirement Plan to pay all accrued benefits.

  The Employee Benefits Agreement will provide for appropriate asset transfers (and corresponding credit for service with Waban prior to the Distribution) from Waban's 401(k) Savings Plans and Executive Retirement Plan in respect of persons who will become BJI employees. In addition, the Employee Benefits Agreement will contain provisions for the issuance of replacement stock options and restricted stock by BJI to persons who will become BJI employees on the Distribution Date, subject to such persons' surrender of their corresponding Waban awards. See "Management of BJI--Incentive and Other Plans."

TAX SHARING AGREEMENT

  Waban and BJI will enter into a Tax Sharing Agreement (the "Tax Sharing Agreement") to provide for the allocation between the parties of federal, state, local and foreign tax liabilities, and the entitlement to tax refunds, for periods ending on or prior to the Distribution Date, and various related matters, as described in more detail below.

  Note: As used in the following summary of the Tax Sharing Agreement, references to the "HomeBase Group" include HomeBase and those corporations that will be members of its consolidated tax group after giving effect to the Distribution. Similarly, references to the "BJI Group" include BJI and those corporations that will be members of its consolidated tax group after giving effect to the Distribution.

  HomeBase will retain responsibility pursuant to the Tax Sharing Agreement for filing all consolidated federal income tax returns (and all similar state and local tax returns) for periods beginning on or before the Distribution Date.

  In general, the Tax Sharing Agreement will provide that the BJI Group will, to the extent not previously paid to HomeBase, be liable to HomeBase for federal, state, local and foreign tax liabilities for all periods beginning on or before the Distribution Date, including any such liabilities resulting from the audit of, or adjustment to, previously filed tax returns, which are clearly attributable to the operations and assets of the BJI Group. HomeBase will be responsible for all such tax liabilities which are clearly attributable to the operations and assets of the HomeBase Group. Tax items (constituting items of income, gain, loss, deduction, credit, provisions for reserves, recapture of credit or any other item which increases or decreases taxes paid or payable) not clearly attributable either to the BJI Group or the HomeBase Group will be taken into account for the HomeBase Group with respect to unfiled tax returns and will be taken into account 25% for the HomeBase Group and 75% for the BJI Group with respect to any redetermined tax liabilities.

  In the event that any post-Distribution transaction involving the stock or assets of the BJI Group, or certain actions taken by members of the BJI Group after the Distribution, result in the Asset Transfers being a taxable event or in the Distribution failing to qualify as a tax-free spin-off under the provisions of Section 355 of the Code, BJI will be responsible and indemnify HomeBase for all taxes, including penalties and interest ("Restructuring Taxes"), incurred by HomeBase (but not Waban stockholders) by reason of the Distribution being a taxable event. In the event that any post-Distribution transaction involving the stock or assets of the HomeBase Group, or certain actions taken by members of the HomeBase Group after the Distribution, result in the Asset Transfers being a taxable event or in the Distribution failing to qualify as a tax-free spin-off, HomeBase will be responsible and indemnify BJI (but not Waban stockholders) for all of such Restructuring Taxes. In the event that any Restructuring Taxes arise for which neither BJI nor HomeBase is responsible, BJI and HomeBase will share liability equally for the Restructuring Taxes and each of BJI and HomeBase will indemnify the other party (but not Waban stockholders) for its share of such Restructuring Taxes.

  The Tax Sharing Agreement will contain procedural provisions requiring notice of potential claims for reimbursement, participation in conferences with taxing authorities and, more generally, mutual consultation and cooperation with respect to the tax matters which are the subject of the agreement. Decisions with respect to negotiations, settlements and litigation with taxing authorities relating to matters that may increase BJI's tax liability will generally require BJI's consent. Disputes under the agreement will be resolved by a certified public accounting firm or law firm satisfactory to both HomeBase and BJI.

  One consequence of BJI's potential obligations in respect of indemnity payments for Restructuring Taxes could be to deter a transaction which could result in a change of control of BJI.

PROCEDURES FOR ADDRESSING CONFLICTS

  After the Distribution, BJI and HomeBase will have significant contractual and other ongoing relationships, as described herein. Such ongoing relationships may present certain conflict situations for Mr. Zarkin, who will serve as Chairman of the Board of Directors of both companies, and for Messrs. Waxlax and Weisberger, who will serve as directors of both companies. Each of these persons will also own (or have options or other rights to acquire) a significant number of shares of common stock in both companies. See "Risk Factors--Potential Conflicts," "Management of BJI," and "Management of HomeBase." BJI and HomeBase will adopt appropriate procedures to be followed by the board of directors of each company to limit the involvement of such persons in conflict situations, including matters relating to contractual relationships or litigation between the companies. Such procedures will require that all transactions being considered by either HomeBase or BJI which relate to the other company (i) must be approved by a majority of the members of the board of directors and by a majority of the disinterested members of the board of directors, and (ii) must be on terms no less favorable to the company whose board is considering such matter than could be obtained from unaffiliated third parties. Whether or not a significant conflict of interest situation exists will be determined on a case-by-case basis depending on such factors as the dollar value of the matter, the degree of personal interest in the matter, the respective interests of the stockholders of BJI or HomeBase and the likelihood that resolution of the matter will have significant strategic, operational or financial implications for the business of the respective companies.

              FINANCING; TREATMENT OF OUTSTANDING LONG-TERM DEBT

  Prior to the Distribution, Waban intends to refinance its outstanding long-term debt. Waban's outstanding indebtedness as of April 26, 1997 consisted of
(i) $24,000,000 Senior Notes; (ii) $100,000,000 Senior Subordinated Notes;
(iii) Convertible Debentures (of which, $106,949,000 were outstanding as of April 26, 1997); (iv) $150,000,000 line of credit with a group of banks, under which no borrowings were outstanding at April 26, 1997; and (v) approximately $12,225,000 of capital lease and real estate obligations.

  Prior to the Distribution, Waban intends to repay the Senior Notes and to retire (via open market or privately negotiated purchases or a tender offer) or defease the Senior Subordinated Notes, utilizing borrowings under its line of credit. Waban is currently in discussions to amend certain terms of its line of credit in order to consummate these transactions. Waban will be required to pay certain premiums and prepayment penalties in connection with the foregoing transactions. See "Risk Factors--Repayment of Long-Term Debt."

  The Convertible Debentures are convertible by the holders into Waban Common Stock at a conversion price of $24.75 per share, and are redeemable during the period beginning July 1, 1997 at a price of 102.889% of par, plus accrued interest. Waban has called the Convertible Debentures for redemption and, in connection therewith, has entered into the Standby Purchase Agreement providing for the Standby Purchaser, subject to certain conditions, to purchase up to 2,160,606 shares of Waban Common Stock. Subject to the terms and conditions of the Standby Purchase Agreement, the Standby Purchaser will be obligated to purchase from the Company such number of shares of Waban Common Stock as would have been issuable upon conversion of the Excess Convertible Debentures (but in no event more than 2,160,606 shares of Waban Common Stock). It is a condition to the Distribution that (i) all of the Convertible Debentures are converted or redeemed for cash and (ii) any shares required to be purchased from the Company pursuant to the Standby Purchase Agreement are actually issued. There can be no assurance that such conditions will be satisfied. In the event such conditions are not satisfied, it is likely that the Distribution would be delayed for a significant period of time or cancelled.

  Waban is in discussions with financial institutions to amend certain terms of its existing credit facility in order to make the changes necessary to permit the transactions described above involving the Senior Notes, Senior Subordinated Notes and Convertible Debentures and to obtain bank credit facilities for each of BJI and HomeBase. In connection with the Distribution the outstanding bank indebtedness of Waban will be allocated 75% to BJI and 25% to HomeBase. See "Relationship Between BJI and HomeBase After the Distribution; Conflicts of Interest--Distribution Agreement." While discussions to date have been held with financial institutions which are members of Waban's current credit facility, the new BJI and HomeBase facilities may include additional participants. It is a condition of the Distribution that such credit facilities be obtained in amounts and on terms considered appropriate by the management and boards of directors of the respective companies. Although Waban expects to obtain such credit facilities, there is no assurance that such credit facilities can be obtained on terms considered appropriate by the Waban Board, if at all. See "Risk Factors-- Certain Financial Considerations."

                        CONSENTS; REGULATORY APPROVALS

  Other than (i) the filing of the Form 8-A Registration Statement with the Securities and Exchange Commission with respect to the BJI Common Stock and the BJI Rights (which must be filed and declared effective prior to the Distribution) and (ii) the required waiver under the Company's existing bank line of credit to effect the redemption of the Convertible Debentures, Waban does not believe that any material consents from third parties or federal or state regulatory approvals will be necessary in connection with the Distribution.

                             WABAN CAPITALIZATION

  The following table sets forth the pro forma capitalization of Waban at January 25, 1997 after giving effect to the conversion of all of the Convertible Debentures into 4,386,585 shares of Waban Common Stock, or alternatively, the redemption for cash of $53,474,500 of the Convertible Debentures and the conversion of the remaining Convertible Debentures into Waban Common Stock. Both pro forma presentations give effect to (i) borrowings of long-term debt under Waban's proposed credit agreement, (ii) retirement of Waban's Senior Notes and Senior Subordinated Notes and related prepayment penalties, (iii) payment from BJI of its current taxes payable and intercompany borrowings, and (iv) the Distribution. This data should be read in conjunction with the historical financial statements and the unaudited pro forma financial data of Waban incorporated by reference in or included elsewhere in this Proxy Statement.

                                            AS OF JANUARY 25, 1997
                                -----------------------------------------------
                                              PRO FORMA FOR
                                            FULL CONVERSION OF   PRO FORMA FOR
                                               CONVERTIBLE          PARTIAL
                                                DEBENTURES         CONVERSION
                                               INTO COMMON       OF CONVERTIBLE
                                 ACTUAL           STOCK            DEBENTURES
                                --------  ---------------------- --------------
                                          (DOLLARS IN THOUSANDS)
Short-term debt and current
 maturities of long-term debt.. $ 12,817         $    654           $    654
Long-term debt, less current
 maturities....................  232,486           41,826             55,194
Stockholders' equity:
 Common stock..................      333              377                355
 Additional paid-in capital....  329,719          389,043            374,371
 Treasury stock................  (10,000)             --                 --
 Retained earnings.............  311,873              --                 177
                                --------         --------           --------
  Total stockholders' equity...  631,925          389,420            374,903
                                --------         --------           --------
    Total capitalization....... $877,228         $431,900           $430,751
                                ========         ========           ========

                  SELECTED HISTORICAL FINANCIAL DATA OF WABAN

  The data that follows should be read in conjunction with the audited Consolidated Financial Statements and notes thereto included in Waban's Annual Report on Form 10-K for the fiscal year ended January 25, 1997, which is incorporated by reference herein. For a discussion of the basis of presentation of the Waban Consolidated Financial Statements, see Summary of Accounting Policies in Notes to the Waban Consolidated Financial Statements contained in Form 10-K for the fiscal year ended January 25, 1997. For a discussion of certain financial information for the 13-week period ended April 26, 1997 and the four-week period ended May 31, 1997, see "Recent Developments."

                                                 FISCAL YEAR ENDED
                          -----------------------------------------------------------------
                          JAN 30, 1993 JAN 29, 1994  JAN 28, 1995 JAN 27, 1996 JAN 25, 1997
                          ------------ ------------  ------------ ------------ ------------
                           (53 WEEKS)
                              (DOLLARS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
Total revenues..........  $ 3,357,794  $ 3,589,341   $ 3,650,281  $ 3,978,384   $4,375,528
                          -----------  -----------   -----------  -----------   ----------
Cost of sales, including
 buying and occupancy
 costs..................    2,881,334    3,086,670     3,110,787    3,387,992    3,742,599
Selling, general and
 administrative
 expenses...............      401,905      423,026       418,404      455,523      486,868
Restructuring charge....          --       101,133           --           --           --
Interest on debt and
 capital leases (net)...        6,280       12,489        14,898       15,431       19,735
                          -----------  -----------   -----------  -----------   ----------
Income (loss) before
 income taxes and
 cumulative effect of
 accounting principle
 changes................       68,275      (33,977)      106,192      119,438      126,326
Provision (benefit) for
 income taxes...........       24,033      (15,290)       41,202       46,461       49,666
                          -----------  -----------   -----------  -----------   ----------
Income (loss) before
 cumulative effect of
 accounting principle
 changes................       44,242      (18,687)       64,990       72,977       76,660
Cumulative effect of
 accounting principle
 changes................          --           905           --           --           --
                          -----------  -----------   -----------  -----------   ----------
Net income (loss).......  $    44,242  $   (17,782)  $    64,990  $    72,977   $   76,660
                          ===========  ===========   ===========  ===========   ==========
Income (loss) per common
 share:
Primary earnings per
 share:
 Income (loss) before
  cumulative effect of
  accounting principle
  changes...............  $      1.33  $     (0.56)  $      1.95  $      2.20   $     2.31
 Cumulative effect of
  accounting principle
  changes...............          --          0.02           --           --           --
                          -----------  -----------   -----------  -----------   ----------
 Net income (loss)......  $      1.33  $     (0.54)  $      1.95  $      2.20   $     2.31
                          ===========  ===========   ===========  ===========   ==========
Fully diluted earnings
 per share:
 Income (loss) before
  cumulative effect of
  accounting principle
  changes...............  $      1.31  $     (0.56)  $      1.83  $      2.05   $     2.15
 Cumulative effect of
  accounting principle
  changes...............          --          0.02           --           --           --
                          -----------  -----------   -----------  -----------   ----------
 Net income (loss)......  $      1.31  $     (0.54)  $      1.83  $      2.05   $     2.15
                          ===========  ===========   ===========  ===========   ==========
Number of common shares
 for earnings per share
 computations:
 Primary................       33,191       33,082        33,405       33,220       33,205
 Fully diluted..........       35,707       33,082        37,793       37,784       37,713
                          JAN 30, 1993 JAN 29, 1994  JAN 28, 1995 JAN 27, 1996 JAN 25, 1997
                          ------------ ------------  ------------ ------------ ------------
BALANCE SHEET DATA:
Working capital.........  $   286,313  $   213,315   $   308,749  $   265,450   $  275,842
Total assets............    1,006,663    1,072,994     1,237,521    1,332,451    1,375,966
Long-term debt and
 obligations under
 capital leases.........      192,630      174,054       258,763      245,313      232,486
Stockholders' equity....      436,610      420,492       488,089      555,120      631,925
WAREHOUSES OPEN AT END
 OF PERIOD:
BJ's Wholesale Club.....           39           52            62           71           81
HomeBase................           86           82            77           79           84

                       PRO FORMA FINANCIAL DATA OF WABAN

  The following unaudited pro forma financial data for the period ended January 25, 1997 and as of January 25, 1997 illustrate the estimated effects on Waban of the proposed Distribution and (i) the repayment by BJI to Waban of intercompany indebtedness and current taxes payable, (ii) the prepayment of the Senior Notes and Senior Subordinated Notes, (iii) new borrowings under Waban's proposed credit agreement and (iv) the full or partial conversion of the Convertible Debentures (the "Related Waban Transactions"). The Company has called the Convertible Debentures for redemption and, in connection therewith, has entered into the Standby Purchase Agreement. See "Standby Agreement" and "Risk Factors--Conversion or Redemption of Convertible Debentures". The pro forma financial data has been prepared to present two alternative scenarios. Scenario A gives pro forma effect to the conversion of all of the Convertible Debentures into Waban Common Stock. Scenario B gives pro forma effect to the redemption of $53,474,500 of the Convertible Debentures for cash and the conversion of the remaining Convertible Debentures.

  The following unaudited pro forma financial data for the periods ended January 28, 1995 and January 27, 1996 illustrate the effect on Waban of the Distribution.

  The unaudited pro forma financial data of Waban does not purport to represent what the financial position or results of operations of Waban would have been if the Distribution and Related Waban Transactions had in fact been consummated on the dates indicated or at any future date. The pro forma adjustments are based upon available information and upon certain assumptions that Waban's management believes are reasonable in the circumstances.

                                   WABAN INC.

                 PRO FORMA CONDENSED BALANCE SHEET (UNAUDITED)

                                JANUARY 25, 1997

                             (DOLLARS IN THOUSANDS)

SCENARIO A--CONVERSION OF ALL CONVERTIBLE DEBENTURES INTO COMMON STOCK

                                                         PRO FORMA
                                            HISTORICAL  ADJUSTMENTS    PRO FORMA
                                            ----------  -----------    ---------
                  ASSETS
                  ------
Current Assets:
  Cash and cash equivalents................ $   14,593   $ (1,100)(1)  $  3,993
                                                           32,500 (2)
                                                         (139,500)(3)
                                                           97,500 (6)
  Accounts receivable......................     59,267    (34,006)(7)    25,261
  Merchandise inventories..................    611,754   (295,216)(7)   316,538
  Current deferred income taxes............     16,425     (6,549)(7)     9,876
  Prepaid expenses.........................     11,066     (6,091)(7)     4,975
                                            ----------                 --------
    Total current assets...................    713,105                  360,643
Property, net of depreciation..............    629,645   (380,610)(7)   249,035
Intercompany debt..........................        --      12,431 (4)       --
                                                          (63,012)(5)
                                                          (97,500)(6)
                                                          148,081 (7)
Other assets...............................     33,216     (1,391)(1)    18,439
                                                           (2,192)(3)
                                                          (11,194)(7)
                                            ----------                 --------
    Total assets........................... $1,375,966                 $628,117
                                            ==========                 ========
                LIABILITIES
                -----------
Current liabilities:
  Current installments of long-term debt... $   12,817    (12,000)(3)  $    654
                                                             (163)(7)
  Accounts payable.........................    284,927   (200,024)(7)    84,903
  Accrued expenses and other current
   liabilities.............................    135,856    (66,302)(7)    69,554
  Accrued federal and state income taxes...      3,663       (563)(1)    (4,066)
                                                           (6,278)(3)
                                                             (888)(3)
                                                           12,431 (4)
                                                          (12,431)(7)
                                            ----------                 --------
    Total current liabilities..............    437,263                  151,045
Noncurrent liabilities.....................     74,292    (28,466)(7)    45,826
Long-term debt.............................    232,486   (108,568)(1)    41,826
                                                           32,500 (2)
                                                         (112,000)(3)
                                                           (2,592)(7)
           STOCKHOLDERS' EQUITY
           --------------------
Common stock...............................        333         44 (1)       377
Additional paid-in capital.................    329,719     97,696 (1)   389,043
                                                          (38,372)(7)
Treasury stock.............................    (10,000)    10,000 (1)       --
Retained earnings..........................    311,873     (1,100)(1)       --
                                                           (9,222)(3)
                                                           (1,304)(3)
                                                          (63,012)(5)
                                                         (237,235)(7)
                                            ----------                 --------
    Total stockholders' equity.............    631,925                  389,420
                                            ----------                 --------
    Total liabilities and stockholders'
     equity................................ $1,375,966                 $628,117
                                            ==========                 ========

     The accompanying notes are an integral part of the Unaudited Pro Forma
                        Condensed Financial Statements.

                                   WABAN INC.

              PRO FORMA CONDENSED STATEMENT OF INCOME (UNAUDITED)
                       FISCAL YEAR ENDED JANUARY 25, 1997

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

SCENARIO A--CONVERSION OF ALL CONVERTIBLE DEBENTURES INTO COMMON STOCK

                                                       PRO FORMA
                                           HISTORICAL ADJUSTMENTS     PRO FORMA
                                           ---------- -----------     ----------
Total revenues...........................  $4,375,528 $(2,922,832)(1) $1,452,696
                                           ----------                 ----------
Cost of sales, including buying and
 occupancy costs.........................   3,742,599  (2,605,602)(1)  1,136,997
Selling, general and administrative
 expenses................................     486,868    (209,027)(1)    277,841
Interest on debt and capital leases, net.      19,735     (16,820)(2)      2,915
                                           ----------                 ----------
Total expenses...........................   4,249,202                  1,417,753
                                           ----------                 ----------
Income from continuing operations before
 taxes...................................     126,326                     34,943
Provision for income taxes...............      49,666     (35,914)(3)     13,752
                                           ----------                 ----------
Income from continuing operations........  $   76,660                 $   21,191
                                           ==========                 ==========
Pro forma earnings per share from
 continuing operations...................                             $     0.56
                                                                      ==========


     The accompanying notes are an integral part of the Unaudited Pro Forma
                        Condensed Financial Statements.

                                  WABAN INC.

         NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

SCENARIO A--CONVERSION OF ALL CONVERTIBLE DEBENTURES INTO COMMON STOCK

NOTES TO PRO FORMA CONDENSED BALANCE SHEET

    (1) Adjustment to record conversion of the Convertible Debentures (net of $1,391,000 unamortized debt expense and related tax benefit) into 4,386,585 shares of common stock and to record payment of $1,100,000 pursuant to the Standby Purchase Agreement. See "Standby Agreement."

    (2) Adjustment to record borrowings under Waban's proposed credit agreement of $32,500,000. These borrowings, combined with the $97,500,000 received from BJI in repayment of intercompany indebtedness (see Note (6) which follows) and $9,500,000 of Waban's available cash, will be used to repay the Senior Notes ($24,000,000) and Senior Subordinated Notes ($100,000,000) plus $15,500,000 of prepayment penalties (see Note (3) which follows).

    (3) Adjustment to record repayment of the Senior Notes and Senior Subordinated Notes and related prepayment penalties of approximately $15,500,000, the write-off of unamortized debt expense of $2,192,000, and related tax benefits as of January 25, 1997, the date of the pro forma condensed balance sheet. (Based on interest rates as of May 23, 1997, the prepayment penalties would be reduced from approximately $15,500,000 to approximately $14,200,000.)

    (4) Adjustment to record transfer of BJI's current taxes payable to Waban through the intercompany balance.

    (5) Adjustment to record forgiveness of $63,012,000 of BJI's intercompany indebtedness.

    (6) Adjustment to record cash received of $97,500,000 from BJI in repayment of intercompany indebtedness.

    (7) Adjustment to reflect the distribution of the remainder of BJI's net assets, which total $275,607,000 excluding Waban's forgiveness of BJI's intercompany indebtedness (see Note (5) above). $237,235,000 of this amount is charged to Waban's retained earnings, reducing that balance to zero; the remaining $38,372,000 is charged to additional paid-in capital.

NOTES TO PRO FORMA CONDENSED STATEMENT OF INCOME

    (1) Adjustment to separate the operating revenues and expenses of BJI's discontinued operations.

    (2) Adjustment to reflect interest expense on anticipated reduced borrowings using an assumed interest rate of 7.50%. Each variance of 1/8 of one percent from this assumed interest rate would change interest expense by $40,625.

    (3) Adjustment to income tax provision for the estimated income tax effect of the pro forma adjustments.

  Pro forma earnings per share from continuing operations is based on 37,127,526 shares of common stock outstanding (including 4,386,585 shares of common stock issued upon conversion of the Convertible Debentures) plus 575,483 common equivalent shares, using the treasury stock method of accounting for outstanding stock options.

                                   WABAN INC.

                 PRO FORMA CONDENSED BALANCE SHEET (UNAUDITED)

                                JANUARY 25, 1997
                             (DOLLARS IN THOUSANDS)

SCENARIO B--PARTIAL CONVERSION OF CONVERTIBLE DEBENTURES INTO COMMON STOCK

                                                        PRO FORMA
                                           HISTORICAL  ADJUSTMENTS    PRO FORMA
                                           ----------  -----------    ---------
                  ASSETS
Current Assets:
  Cash and cash equivalents............... $   14,593   $  (1,100)(1) $  2,062
                                                           45,868 (2)
                                                         (194,905)(3)
                                                          137,606 (6)
  Accounts receivable.....................     59,267     (34,006)(7)   25,261
  Merchandise inventories.................    611,754    (295,216)(7)  316,538
  Current deferred income taxes...........     16,425      (6,549)(7)    9,876
  Prepaid expenses........................     11,066      (6,091)(7)    4,975
                                           ----------                 --------
    Total current assets..................    713,105                  358,712
Property, net of depreciation.............    629,645    (380,610)(7)  249,035
Intercompany debt.........................        --       12,431 (4)      --
                                                          (22,906)(5)
                                                         (137,606)(6)
                                                          148,081 (7)
Other assets..............................     33,216        (706)(1)   18,439
                                                           (2,877)(3)
                                                          (11,194)(7)
                                           ----------                 --------
    Total assets.......................... $1,375,966                 $626,186
                                           ==========                 ========
               LIABILITIES
Current liabilities:
  Current installments of long-term debt.. $   12,817        (163)(7) $    654
                                                          (12,000)(3)
  Accounts payable........................    284,927    (200,024)(7)   84,903
  Accrued expenses and other current
   liabilities............................    135,856     (66,302)(7)   69,554
  Accrued federal and state income taxes..      3,663        (286)(1)   (4,848)
                                                           (7,060)(3)
                                                           (1,165)(3)
                                                           12,431 (4)
                                                          (12,431)(7)
                                           ----------                 --------
    Total current liabilities.............    437,263                  150,263
Noncurrent liabilities....................     74,292     (28,466)(7)   45,826
Long-term debt............................    232,486     (55,094)(1)   55,194
                                                           45,868 (2)
                                                         (165,474)(3)
                                                           (2,592)(7)
           STOCKHOLDERS' EQUITY
Common stock..............................        333          22 (1)      355
Additional paid-in capital................    329,719      44,652 (1)  374,371
Treasury stock............................    (10,000)     10,000 (1)      --
Retained earnings.........................    311,873      (1,100)(1)      177
                                                          (10,371)(3)
                                                           (1,712)(3)
                                                          (22,906)(5)
                                                         (275,607)(7)
                                           ----------                 --------
    Total stockholders' equity............    631,925                  374,903
                                           ----------                 --------
    Total liabilities and stockholders'
     equity............................... $1,375,966                 $626,186
                                           ==========                 ========

     The accompanying notes are an integral part of the Unaudited Pro Forma
                        Condensed Financial Statements.

                                   WABAN INC.

              PRO FORMA CONDENSED STATEMENT OF INCOME (UNAUDITED)
                       FISCAL YEAR ENDED JANUARY 25, 1997

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

SCENARIO B--PARTIAL CONVERSION OF CONVERTIBLE DEBENTURES INTO COMMON STOCK

                                                       PRO FORMA
                                           HISTORICAL ADJUSTMENTS     PRO FORMA
                                           ---------- -----------     ----------
Total revenues...........................  $4,375,528 $(2,922,832)(1) $1,452,696
                                           ----------                 ----------
Cost of sales, including buying and
 occupancy costs.........................   3,742,599  (2,605,602)(1)  1,136,997
Selling, general and administrative
 expenses................................     486,868    (209,027)(1)    277,841
Interest on debt and capital leases, net.      19,735     (15,818)(2)      3,917
                                           ----------                 ----------
Total expenses...........................   4,249,202                  1,418,755
                                           ----------                 ----------
Income from continuing operations before
 taxes...................................     126,326                     33,941
Provision for income taxes...............      49,666     (36,307)(3)     13,359
                                           ----------                 ----------
Income from continuing operations........  $   76,660                 $   20,582
                                           ==========                 ==========
Pro forma earnings per share from
 continuing operations...................                             $     0.58
                                                                      ==========




     The accompanying notes are an integral part of the Unaudited Pro Forma
                        Condensed Financial Statements.

                                  WABAN INC.

         NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

SCENARIO B--PARTIAL CONVERSION OF CONVERTIBLE DEBENTURES INTO COMMON STOCK

NOTES TO PRO FORMA CONDENSED BALANCE SHEET

    (1) Adjustment to record conversion of $55,094,000 of the Convertible Debentures (net of the payment of $1,100,000 pursuant to the Standby Purchase Agreement and net of $706,000 unamortized debt expense and related tax benefit) into 2,226,000 shares of common stock. See "Standby Agreement."

    (2) Adjustment to record borrowings under Waban's proposed credit agreement of $45,868,000. These borrowings, combined with the $137,606,000 received from BJI in repayment of intercompany indebtedness (see Note (6) which follows) and $11,431,000 of Waban's available cash, will be used to repay the Senior Notes ($24,000,000), Senior Subordinated Notes
  ($100,000,000), and $53,474,000 of the Convertible Debentures plus $17,431,000 of prepayment penalties (see Note (3)).

    (3) Adjustment to record repayment of the Senior Notes, Senior Subordinated Notes and $53,474,000 of the Convertible Debentures and related prepayment penalties of approximately $17,431,000, the write-off of unamortized debt expense of $2,877,000, and related tax benefits as of January 25, 1997, the date of the pro forma condensed balance sheet. (Based on interest rates as of May 23, 1997, the prepayment penalties would be reduced from approximately $17,431,000 to approximately $16,131,000.)

    (4) Adjustment to record transfer of BJI's current taxes payable to Waban through the intercompany balance.

    (5) Adjustment to record forgiveness of $22,906,000 of BJI's intercompany indebtedness.

    (6) Adjustment to record cash received of $137,606,000 from BJI in repayment of intercompany indebtedness.

    (7) Adjustment to reflect the distribution of the remainder of BJI's net assets, which total $275,607,000, excluding Waban's forgiveness of BJI's intercompany indebtedness (See Note (5) above).

NOTES TO PRO FORMA CONDENSED STATEMENT OF INCOME

    (1) Adjustment to separate the operating revenues and expenses of BJI's discontinued operations.

    (2) Adjustment to reflect interest expense on anticipated reduced borrowings using an assumed interest rate of 7.50%. Each variance of 1/8 of one percent from this assumed interest rate would change interest expense by $57,335.

    (3) Adjustment to income tax provision for the estimated income tax effect of the pro forma adjustments.

  Pro forma earnings per share from continuing operations is based on 34,966,941 shares of common stock outstanding (including 2,226,000 shares of common stock issued upon conversion of the Convertible Debentures) plus 575,483 common equivalent shares, using the treasury stock method of accounting for outstanding stock options.

                                  WABAN INC.

              PRO FORMA CONDENSED STATEMENT OF INCOME (UNAUDITED)
                      FISCAL YEAR ENDED JANUARY 27, 1996

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                      PRO FORMA
                                          HISTORICAL ADJUSTMENTS     PRO FORMA
                                          ---------- -----------     ----------
Total revenues..........................  $3,978,384 (2,529,608)(1)  $1,448,776
                                          ----------                 ----------
Cost of sales, including buying and
 occupancy costs........................   3,387,992 (2,263,532)(1)   1,124,460
Selling, general and administrative
 expenses...............................     455,523   (179,868)(1)     275,655
Interest on debt and capital leases,
 net....................................      15,431     (7,654)(2)       7,777
                                          ----------                 ----------
  Total expenses........................   3,858,946                  1,407,892
                                          ----------                 ----------
Income from continuing operations before
 income taxes...........................     119,438                     40,884
Provision for income taxes..............      46,461    (30,558)(3)      15,903
                                          ----------                 ----------
Income from continuing operations.......  $   72,977                 $   24,981
                                          ==========                 ==========
Pro forma earnings per share from
 continuing operations:
  Primary and fully diluted.............                                  $0.75
                                                                     ==========

--------
Notes:
(1) Adjustment to remove the operating revenues and expenses of the BJ's Wholesale Club Division.
(2) Adjustment to allocate interest expense to the discontinued operation based on the ratio of net assets of the discontinued operation to the sum of consolidated net assets plus consolidated debt of Waban.
(3) Adjustment to income tax provision for the estimated income tax effect of the pro forma adjustments.

  Pro forma earnings per share from continuing operations is based on 33,220,445 common and common equivalent shares outstanding.

                                  WABAN INC.

              PRO FORMA CONDENSED STATEMENT OF INCOME (UNAUDITED)
                      FISCAL YEAR ENDED JANUARY 28, 1995

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                      PRO FORMA
                                          HISTORICAL ADJUSTMENTS     PRO FORMA
                                          ---------- -----------     ----------
Total revenues..........................  $3,650,281 $(2,293,091)(1) $1,357,190
                                          ----------                 ----------
Cost of sales, including buying and oc-
 cupancy costs..........................   3,110,787  (2,054,167)(1)  1,056,620
Selling, general and administrative ex-
 penses.................................     418,404    (170,292)(1)    248,112
Interest on debt and capital leases,
 net....................................      14,898      (6,332)(2)      8,566
                                          ----------                 ----------
Total expenses..........................   3,544,089                  1,313,298
                                          ----------                 ----------
Income from continuing operations before
 income taxes...........................     106,192                     43,892
Provision for income taxes..............      41,202     (24,173)(3)     17,029
                                          ----------                 ----------
Income from continuing operations.......  $   64,990                 $   26,863
                                          ==========                 ==========
Pro forma earnings per share from
 continuing operations:
  Primary and fully diluted.............                             $     0.80
                                                                     ==========

--------
Notes:
(1) Adjustment to remove the operating revenues and expenses of the BJ's Wholesale Club Division.
(2) Adjustment to allocate interest expense to the discontinued operation based on the ratio of net assets of the discontinued operation to the sum of consolidated net assets plus consolidated debt of Waban.
(3) Adjustment to income tax provision for the estimated income tax effect of the pro forma adjustments.

  Pro forma earnings per share from continuing operations is based on 33,405,014 common and common equivalent shares outstanding.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF UNAUDITED PRO FORMA FINANCIAL DATA OF WABAN

  Waban's Pro Forma Condensed Balance Sheet as of January 25, 1997 and Waban's Pro Forma Condensed Statement of Income for the fiscal year ended January 25, 1997 summarize the estimated effects on Waban of the proposed Distribution and related transactions. These transactions (the "related transactions") include the repayment by BJI of its intercompany debt and current taxes payable to Waban, the retirement of the Senior Notes and Senior Subordinated Notes, new borrowings under Waban's proposed credit agreement and the conversion or partial conversion and redemption of the Convertible Debentures. The Pro Forma Condensed Balance Sheet assumes that the Distribution and the related transactions occurred on January 25, 1997. The Pro Forma Condensed Statement of Income for the period ended January 25, 1997 assumes that the Distribution and related transactions occurred at the beginning of fiscal 1996 and summarizes the results of continuing operations. Each of these statements is presented under two scenarios. One scenario assumes the conversion of the Convertible Debentures into Waban Common Stock; the other scenario assumes the conversion of $55,094,000 of the Convertible Debentures into Waban Common Stock and the redemption of the remaining Convertible Debentures for cash.

  Under the first scenario, pro forma long-term debt would be approximately $42 million as of January 25, 1997, including approximately $33 million of new borrowings under the proposed credit agreement. (Other long-term debt consists principally of capital lease obligations.) Stockholders' equity would be approximately $389 million under the first scenario. Under the second scenario, pro forma long-term debt would be approximately $55 million as of January 25, 1997, including approximately $46 million of new borrowings under the proposed credit agreement. Stockholders' equity would be approximately $375 million. The distribution of BJI's net assets under both scenarios is charged to Waban's retained earnings to the extent of Waban's retained earnings balance; the remainder under the first scenario is charged to additional paid-in capital.

  In the Pro Forma Condensed Statements of Income, pro forma total revenues, cost of sales (including buying and occupancy costs) and selling, general and administrative (SG&A) expenses exclude the results of BJ's operations. Pro forma sales and cost of sales represent HomeBase's results. Pro forma SG&A expenses represent HomeBase's expenses and all of Waban's corporate overhead, which corporate overhead totaled $7.3 million for the fiscal year ended January 25, 1997. As a public entity, HomeBase will incur SG&A costs in addition to the costs it incurred as a separate division, but its pro forma SG&A expenses are expected to be approximately $1.5 million less than the total shown in the Condensed Statements of Income, which include all of Waban's corporate overhead. Waban's pro forma interest expense is based on the pro forma debt presented in the Pro Forma Condensed Balance Sheet as of January 25, 1997.

  Waban's Pro Forma Condensed Statements of Income for the fiscal years ended January 27, 1996 and January 28, 1995 represent Waban's historical consolidated results of operations adjusted to exclude BJ's historical results of operations only. Pro forma sales and cost of sales represent HomeBase's results. Pro forma SG&A expenses represent HomeBase's expenses and all of Waban's corporate overhead, which corporate overhead totaled $7.1 million in the fiscal year ended January 27, 1996 and $8.2 million in the fiscal year ended January 28, 1995. Pro forma interest expense represents Waban's consolidated interest less an allocation of interest expense to BJ's, which was based on BJ's ratio of net assets to Waban's consolidated net assets plus debt.

  The pro forma financial data of Waban should be read in conjunction with the audited Consolidated Financial Statements of Waban and the notes thereto and Management's Discussion and Analysis of Financial Condition and Results of Operations of Waban included in Waban's Annual Report on Form 10-K for the fiscal year ended January 25, 1997, which is incorporated by reference herein.

                              BJI CAPITALIZATION

  The following table sets forth the pro forma capitalization of BJI at January 25, 1997 after giving effect to the conversion of the Convertible Debentures into 4,386,585 shares of Waban Common Stock, or alternatively, the redemption for cash of $53,474,500 Convertible Debentures and the conversion of the remaining Convertible Debentures into Waban Common Stock. Both pro forma presentations give effect to (i) the transfer of BJI's current taxes payable to Waban through its intercompany account, (ii) borrowings of long-term debt under BJI's proposed credit agreement and repayment of the remaining intercompany debt to Waban and (iii) Waban's contribution to BJI's equity through the forgiveness of a portion of intercompany debt. This data should be read in conjunction with the historical financial statements and the unaudited pro forma financial data of BJI included elsewhere in this Proxy Statement/Prospectus.

                                                  AS OF JANUARY 25, 1997
                                           ------------------------------------
                                                  (DOLLARS IN THOUSANDS)
                                                      PRO FORMA     PRO FORMA
                                                       FOR FULL    FOR PARTIAL
                                                    CONVERSION OF CONVERSION OF
                                                     CONVERTIBLE   CONVERTIBLE
                                            ACTUAL   DEBENTURES    DEBENTURES
                                           -------- ------------- -------------
Short-term debt and current maturities of
 long-term debt........................... $    163   $    163      $    163
Loans and advances from Waban Inc.........  148,081        --            --
Long-term debt, less current maturities...    2,592    100,092       140,198
Stockholder's equity:
  Common stock............................      327        371           349
  Additional paid-in capital..............      --      63,012        22,906
  Retained earnings.......................  275,280    275,236       275,258
                                           --------   --------      --------
  Total stockholder's equity..............  275,607    338,619       298,513
                                           --------   --------      --------
    Total capitalization.................. $426,443   $438,874      $438,874
                                           ========   ========      ========

                   SELECTED HISTORICAL FINANCIAL DATA OF BJI

  The following table summarizes selected historical financial data of BJI for each fiscal year in the five-year period ended January 25, 1997. The financial statements of BJI include the assets, liabilities, revenues and expenses of the BJ's Division. The BJI financial statements include certain allocations of the overhead expenses incurred by Waban that support BJI's business. In management's opinion, these allocations were made on a reasonable basis. However, such allocations may not be indicative of the level of expenses which will be incurred by BJI after the Distribution. The expenses were generally allocated based on specific identification and estimates of the relative time devoted to supporting BJI.

  The historical financial data is not necessarily indicative of BJI's future results of operations or financial condition. The data set forth below should be read in conjunction with the unaudited pro forma financial data and the notes thereto of BJI, the audited Combined Financial Statements of BJI and the notes thereto and Management's Discussion and Analysis of Financial Condition and Results of Operations of BJI included elsewhere in this Proxy Statement/Prospectus. The historical financial data is audited except for the 1992 fiscal year. For a discussion of the basis of presentation of the BJI Combined Financial Statements, see Summary of Accounting Policies in Notes to the BJI Combined Financial Statements. For a discussion of certain financial information for the 13-week period ended April 26, 1997 and the four-week period ended May 31, 1997, see "Recent Developments."


                                                 FISCAL YEAR ENDED
                          ----------------------------------------------------------------
                          JAN 30, 1993 JAN 29, 1994 JAN 28, 1995 JAN 27, 1996 JAN 25, 1997
                          ------------ ------------ ------------ ------------ ------------
                          (UNAUDITED)
                           (53 WEEKS)
                                               (DOLLARS IN THOUSANDS)
INCOME STATEMENT DATA:
Total revenues..........   $1,786,916   $2,003,385   $2,293,091   $2,529,608   $2,922,832
                           ----------   ----------   ----------   ----------   ----------
Cost of sales, including
 buying and occupancy
 costs..................    1,618,004    1,807,586    2,054,167    2,263,532    2,605,602
Selling, general and
 administrative
 expenses...............      137,596      155,425      174,416      183,419      212,660
Interest on debt and
 capital leases (net)...          446        7,807       13,665       14,757       16,838
                           ----------   ----------   ----------   ----------   ----------
Income before income
 taxes and cumulative
 effect of accounting
 principle changes......       30,870       32,567       50,843       67,900       87,732
Provision for income
 taxes..................        9,733       12,351       19,941       26,350       34,108
                           ----------   ----------   ----------   ----------   ----------
Income before cumulative
 effect of accounting
 principle changes......       21,137       20,216       30,902       41,550       53,624
Cumulative effect of
 accounting principle
 changes................          --         2,107          --           --           --
                           ----------   ----------   ----------   ----------   ----------
Net income..............   $   21,137   $   22,323   $   30,902   $   41,550   $   53,624
                           ==========   ==========   ==========   ==========   ==========
                          JAN 30, 1993 JAN 29, 1994 JAN 28, 1995 JAN 27, 1996 JAN 25, 1997
                          ------------ ------------ ------------ ------------ ------------
                          (UNAUDITED)
BALANCE SHEET DATA:
Working capital.........   $   43,907   $   71,248   $   58,252   $   77,207   $   62,942
Total assets............      369,533      506,034      563,931      676,675      737,211
Long-term debt and
 obligations under
 capital leases.........        3,502        3,262        2,960        2,731        2,592
Loans and advances from
 Waban Inc..............       73,984      152,427      142,512      181,730      148,081
Stockholder's equity....      127,208      149,531      180,433      221,983      275,607
CLUBS OPEN AT END OF
 PERIOD.................           39           52           62           71           81

                        PRO FORMA FINANCIAL DATA OF BJI

  The following unaudited pro forma financial data illustrates the estimated effects on BJI of the proposed Distribution and (i) the repayment by BJI to Waban of intercompany indebtedness and current taxes payable, (ii) new borrowings under BJI's proposed credit agreement, and (iii) the impact of the full or partial conversion of the Convertible Debentures (the "Related BJI Transactions"). The Company has called the Convertible Debentures for redemption and, in connection therewith, has entered into the Standby Purchase Agreement. See "Standby Agreement" and "Risk Factors--Conversion or Redemption of Convertible Debentures". The pro forma financial data has been prepared to present two alternative scenarios. Scenario A gives pro forma effect to the conversion of all of the Convertible Debentures into Waban Common Stock. Scenario B gives pro forma effect to the redemption of $53,474,500 of the Convertible Debentures for cash and the conversion of the remaining Convertible Debentures into Waban Common Stock. The pro forma balance sheet data is based on the January 25, 1997 balance sheet of BJI and assumes the Distribution and Related BJI Transactions were consummated on that date. The pro forma income statement data gives effect to the Distribution and Related BJI Transactions as if they occurred at the beginning of fiscal 1996. The unaudited pro forma financial data should be read in conjunction with the historical financial statements of BJI included elsewhere in this Proxy Statement/Prospectus.

  The pro forma financial data of BJI does not purport to represent what the financial position or results of operations of BJI would have been if the Distribution and Related BJI Transactions had in fact been consummated on the dates indicated or at any future date. The pro forma adjustments are based upon available information and upon certain assumptions that BJI's management believes are reasonable in these circumstances.

                           BJ'S WHOLESALE CLUB, INC.

                 PRO FORMA CONDENSED BALANCE SHEET (UNAUDITED)

                                JANUARY 25, 1997
                             (DOLLARS IN THOUSANDS)

SCENARIO A--CONVERSION OF ALL CONVERTIBLE DEBENTURES INTO COMMON STOCK

                                                         PRO FORMA
                                             HISTORICAL ADJUSTMENTS   PRO FORMA
                                             ---------- -----------   ---------
                   ASSETS
Current Assets:
  Cash......................................  $    --                 $    --
  Accounts receivable.......................    34,006                  34,006
  Merchandise inventories...................   295,216                 295,216
  Current deferred income taxes.............     6,549                   6,549
  Prepaid expenses..........................     6,091                   6,091
                                              --------                --------
    Total current assets....................   341,862                 341,862
Property, net of depreciation...............   380,610                 380,610
Other assets................................    14,739                  14,739
                                              --------                --------
    Total assets............................  $737,211                $737,211
                                              ========                ========
                LIABILITIES
Current liabilities:
  Current maturities of long-term debt......  $    163                $    163
  Accounts payable..........................   200,024                 200,024
  Accrued expenses and other current
   liabilities..............................    66,302                  66,302
  Accrued federal and state income taxes....    12,431    (12,431)(1)      --
                                              --------                --------
    Total current liabilities...............   278,920                 266,489
Noncurrent liabilities......................    28,466                  28,466
Deferred income taxes.......................     3,545                   3,545
Loans and advances from Waban Inc...........   148,081     12,431 (1)      --
                                                          (63,012)(3)
                                                          (97,500)(4)
Long-term debt..............................     2,592     97,500 (4)  100,092
            STOCKHOLDER'S EQUITY
Common stock................................       327         44 (2)      371
Additional paid-in capital..................       --      63,012 (3)   63,012
Retained earnings...........................   275,280        (44)(2)  275,236
                                              --------                --------
  Total stockholder's equity................   275,607                 338,619
                                              --------                --------
  Total liabilities and stockholder's
   equity...................................  $737,211                $737,211
                                              ========                ========

     The accompanying notes are an integral part of the Unaudited Pro Forma
                        Condensed Financial Statements.

                           BJ'S WHOLESALE CLUB, INC.

              PRO FORMA CONDENSED STATEMENT OF INCOME (UNAUDITED)

                       FISCAL YEAR ENDED JANUARY 25, 1997
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

SCENARIO A--CONVERSION OF ALL CONVERTIBLE DEBENTURES INTO COMMON STOCK

                                                        PRO FORMA
                                            HISTORICAL ADJUSTMENTS   PRO FORMA
                                            ---------- -----------   ----------
Net sales.................................. $2,868,561               $2,868,561
Membership fee income......................     54,271                   54,271
                                            ----------               ----------
Total revenues.............................  2,922,832                2,922,832
                                            ----------               ----------
Cost of sales, including buying and
 occupancy costs...........................  2,605,602                2,605,602
Selling, general and administrative
 expenses..................................    212,660                  212,660
Interest on debt and capital leases, net...     16,838   (11,219)(1)      5,619
                                            ----------               ----------
Total expenses.............................  2,835,100                2,823,881
                                            ----------               ----------
Income before income taxes.................     87,732                   98,951
Provision for income taxes.................     34,108     4,544 (2)     38,652
                                            ----------               ----------
Net income................................. $   53,624               $   60,299
                                            ==========               ==========
Pro forma earnings per share...............                          $     1.61
                                                                     ==========



     The accompanying notes are an integral part of the Unaudited Pro Forma
                        Condensed Financial Statements.

                           BJ'S WHOLESALE CLUB, INC.

         NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

SCENARIO A--CONVERSION OF ALL CONVERTIBLE DEBENTURES INTO COMMON STOCK

NOTES TO PRO FORMA CONDENSED BALANCE SHEET

    (1) Adjustment to record transfer to Waban of current taxes payable through the intercompany balance.

    (2) Adjustment to reflect additional shares outstanding as a result of conversion of Waban's Convertible Debentures into 4,386,585 shares of common stock.

    (3) Adjustment to record Waban's contribution of $63,012,000 to the equity of BJI through the forgiveness of intercompany indebtedness.

    (4) Adjustment to record borrowings under BJI's proposed credit agreement and repayment of outstanding intercompany indebtedness to Waban.

NOTES TO PRO FORMA CONDENSED STATEMENT OF INCOME

    (1) Adjustment to reflect interest expense in connection with the $97,500,000 borrowing under BJ's Wholesale Club, Inc.'s proposed credit agreement in lieu of interest expense on intercompany borrowings from Waban. Interest on credit agreement borrowings is assumed to be 6.50%. Each variance of 1/8 of one percent from this assumed interest rate would change interest expense by $121,875.

    (2) Adjustment to income tax provision for the estimated income tax effect of the pro forma adjustment at a marginal tax rate of 40.5%.

  Pro forma earnings per share is based on 37,127,526 shares of common stock outstanding (including 4,386,585 shares of common stock issued upon conversion of Waban's Convertible Debentures) plus common equivalent shares of 427,139, using the treasury stock method of accounting for outstanding stock options.

  Management believes the historical financial statements reflect BJI's historical costs of doing business. As a publicly owned company, BJI will likely incur additional costs. Such additional costs, estimated to be approximately $2,000,000 on an annual basis, are not reflected in the Pro Forma Condensed Statement of Income.

                           BJ'S WHOLESALE CLUB, INC.

                 PRO FORMA CONDENSED BALANCE SHEET (UNAUDITED)

                                JANUARY 25, 1997

                             (DOLLARS IN THOUSANDS)

SCENARIO B--PARTIAL CONVERSION OF CONVERTIBLE DEBENTURES INTO COMMON STOCK

                                                         PRO FORMA
                                             HISTORICAL ADJUSTMENTS    PRO FORMA
                                             ---------- -----------    ---------
                   ASSETS
Current Assets:
  Cash......................................  $    --                  $    --
  Accounts receivable.......................    34,006                   34,006
  Merchandise inventories...................   295,216                  295,216
  Current deferred income taxes.............     6,549                    6,549
  Prepaid expenses..........................     6,091                    6,091
                                              --------                 --------
    Total current assets....................   341,862                  341,862
Property, net of depreciation...............   380,610                  380,610
Other assets................................    14,739                   14,739
                                              --------                 --------
    Total assets............................  $737,211                 $737,211
                                              ========                 ========
                LIABILITIES
Current liabilities:
  Current maturities of long-term debt......  $    163                 $    163
  Accounts payable..........................   200,024                  200,024
  Accrued expenses and other current
   liabilities..............................    66,302                   66,302
  Accrued federal and state income taxes....    12,431    (12,431)(1)       --
                                              --------                 --------
    Total current liabilities...............   278,920                  266,489
Noncurrent liabilities......................    28,466                   28,466
Deferred income taxes.......................     3,545                    3,545
Loans and advances from Waban Inc...........   148,081     12,431 (1)       --
                                                          (22,906)(3)
                                                         (137,606)(4)
Long-term debt..............................     2,592    137,606 (4)   140,198
            STOCKHOLDER'S EQUITY
Common stock................................       327         22 (2)       349
Additional paid-in capital..................       --      22,906 (3)    22,906
Retained earnings...........................   275,280        (22)(2)   275,258
                                              --------                 --------
  Total stockholder's equity................   275,607                  298,513
                                              --------                 --------
  Total liabilities and stockholder's
   equity...................................  $737,211                 $737,211
                                              ========                 ========

     The accompanying notes are an integral part of the Unaudited Pro Forma
                        Condensed Financial Statements.

                           BJ'S WHOLESALE CLUB, INC.

              PRO FORMA CONDENSED STATEMENT OF INCOME (UNAUDITED)

                       FISCAL YEAR ENDED JANUARY 25, 1997
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

SCENARIO B--PARTIAL CONVERSION OF CONVERTIBLE DEBENTURES INTO COMMON STOCK

                                                         PRO FORMA
                                             HISTORICAL ADJUSTMENTS   PRO FORMA
                                             ---------- -----------   ----------
Net sales................................... $2,868,561               $2,868,561
Membership fee income.......................     54,271                   54,271
                                             ----------               ----------
Total revenues..............................  2,922,832                2,922,832
                                             ----------               ----------
Cost of sales, including buying and
 occupancy costs............................  2,605,602                2,605,602
Selling, general and administrative
 expenses...................................    212,660                  212,660
Interest on debt and capital leases, net....     16,838   (8,613)(1)       8,225
                                             ----------               ----------
Total expenses..............................  2,835,100                2,826,487
                                             ----------               ----------
Income before income taxes..................     87,732                   96,345
Provision for income taxes..................     34,108    3,488 (2)      37,596
                                             ----------               ----------
Net income.................................. $   53,624               $   58,749
                                             ==========               ==========
Pro forma earnings per share................                          $     1.66
                                                                      ==========



     The accompanying notes are an integral part of the Unaudited Pro Forma
                        Condensed Financial Statements.

                           BJ'S WHOLESALE CLUB, INC.

         NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

SCENARIO B--PARTIAL CONVERSION OF CONVERTIBLE DEBENTURES INTO COMMON STOCK

NOTES TO PRO FORMA CONDENSED BALANCE SHEET

    (1) Adjustment to record transfer to Waban of current taxes payable through the intercompany balance.

    (2) Adjustment to reflect additional shares outstanding as a result of conversion of Waban's Convertible Debentures into 2,226,000 shares of common stock.

    (3) Adjustment to record Waban's contribution of $22,906,000 to the equity of BJI through the forgiveness of intercompany indebtedness.

    (4) Adjustment to record borrowings under BJI's proposed credit agreement and repayment of outstanding intercompany indebtedness to Waban.

NOTES TO PRO FORMA CONDENSED STATEMENT OF INCOME

    (1) Adjustment to reflect interest expense in connection with the $137,606,000 borrowing under BJI's proposed credit agreement in lieu of interest expense on intercompany borrowings from Waban. Interest on credit agreement borrowings is assumed to be 6.50%. Each variance of 1/8 of one percent from this assumed interest rate would change interest expense by $172,008.

    (2) Adjustment to income tax provision for the estimated income tax effect of the pro forma adjustment at a marginal tax rate of 40.5%.

  Pro forma net income is based on 34,966,941 shares of common stock outstanding (including 2,226,000 shares of common stock issued upon conversion of Waban's Convertible Debentures) plus common equivalent shares of 427,139, using the treasury stock method of accounting for outstanding stock options.

  Management believes the historical financial statements reflect BJI's historical costs of doing business. As a publicly owned company, BJI will likely incur additional costs. Such additional costs, estimated to be approximately $2,000,000 on an annual basis, are not reflected in the Pro Forma Condensed Statement of Income.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
             FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF BJI

  Fiscal year references apply to BJI's fiscal year which ends on the last Saturday in January of the following calendar year. For example, the fiscal year ended January 25, 1997 is referred to as "1996" or "fiscal 1996."

RESULTS OF OPERATIONS

  The following table presents selected income statement data for the periods indicated:

                                             FISCAL YEAR ENDED
                           -----------------------------------------------------
                             JAN 28, 1995      JAN 27, 1996      JAN 25, 1997
                           ----------------- ----------------- -----------------
                                      % OF              % OF              % OF
                              $     REVENUES    $     REVENUES    $     REVENUES
                           -------- -------- -------- -------- -------- --------
                                           (DOLLARS IN MILLIONS)
Net sales................  $2,244.6   97.9%  $2,478.3   98.0%  $2,868.5   98.1%
Membership fee income....      48.5    2.1       51.3    2.0       54.3    1.9
                           --------  -----   --------  -----   --------  -----
Total revenues...........  $2,293.1  100.0%  $2,529.6  100.0%  $2,922.8  100.0%
Cost of sales, including
 buying and occupancy
 costs...................   2,054.2   89.6    2,263.5   89.5    2,605.6   89.1
Selling, general and
 administrative expenses.     174.4    7.6      183.4    7.2      212.7    7.3
Interest on debt and
 capital leases (net)....      13.7     .6       14.8     .6       16.8     .6
                           --------  -----   --------  -----   --------  -----
Income before income
 taxes...................      50.8    2.2       67.9    2.7       87.7    3.0
Provision for income
 taxes...................      19.9     .9       26.3    1.1       34.1    1.2
                           --------  -----   --------  -----   --------  -----
Net income...............  $   30.9    1.3%  $   41.6    1.6%  $   53.6    1.8%
                           ========  =====   ========  =====   ========  =====

1996 COMPARED WITH 1995 AND 1994

  Total revenues of BJI increased by 15.5% from 1995 to 1996 and by 10.3% from 1994 to 1995. The increases in both years were due principally to the opening of new warehouse stores. Comparable store sales increased by 5.5% from 1995 to 1996 and by .4% from 1994 to 1995. The comparable store sales increase in 1996 was attained through marketing and merchandising programs that positively impacted both food and general merchandise sales. The effect of increased competition and opening of new BJ's clubs in the same markets as existing BJ's clubs was less pronounced in 1996 than in the two previous years.

  Total revenues included membership fee income of $54.3 million in 1996, $51.3 million in 1995 and $48.5 million in 1994.

  Cost of sales (including buying and occupancy costs) as a percentage of total revenues was 89.1% in 1996, 89.5% in 1995 and 89.6% in 1994. The
decreases in the cost of sales percentage resulted from BJI's continuing ability to introduce higher margin products into the merchandise mix and maintaining tight control over inventory.

  Selling, general and administrative ("SG&A") expenses as a percentage of total revenues were 7.3% in 1996, 7.2% in 1995 and 7.6% in 1994. The decrease in the SG&A ratio from 1994 to 1995 was due to effective expense control and leveraging home office expenses on a growing number of warehouse clubs.

  The components of net interest expense in the last three years were as follows (dollars in millions):

                                                   FISCAL YEAR ENDED
                                         --------------------------------------
                                         JAN 28, 1995 JAN 27, 1996 JAN 25, 1997
                                         ------------ ------------ ------------
   Interest expense on debt.............    $14.4        $ 14.6       $16.6
   Interest income......................     (1.1)          (.1)        (.1)
                                            -----        ------       -----
   Interest on debt (net)...............     13.3          14.5        16.5
   Interest on capital leases...........       .4            .3          .3
                                            -----        ------       -----
   Interest on debt and capital leases
    (net)...............................    $13.7        $ 14.8       $16.8
                                            =====        ======       =====

  Interest expense on debt represents interest on intercompany borrowings from Waban, charged at an annual rate of 10%, less capitalized interest. Capitalized interest was $1.0 million, $1.5 million and $1.1 million in 1996, 1995 and 1994, respectively.

  BJI's income tax provision was 38.9% of pre-tax income in 1996, 38.8% in 1995 and 39.2% in 1994. The decrease in the tax provision rate from 1994 to 1995 was due primarily to a lower effective state income tax rate.

  Net income was $53.6 million, or 1.8% of total revenues, in 1996 versus $41.6 million, or 1.6% of total revenues, in 1995 and $30.9 million, or 1.3% of total revenues, in 1994.

  BJI's business, in common with the business of retailers generally, is subject to seasonal influences. BJI's sales and operating income have typically been strongest in the Christmas holiday season and lowest in the first quarter of each fiscal year.

LIQUIDITY AND CAPITAL RESOURCES

  Net cash provided by operating activities was $105.2 million in 1996 versus $50.6 million in 1995. This increase was due mainly to an improved accounts payable-to-inventory ratio and higher net income before depreciation and amortization.

  Cash expended for property additions was $71.7 million in 1996 versus $90.2 million in 1995. BJI opened ten new BJ's clubs in 1996 and nine new clubs in 1995. Six of the new stores opened in 1996 were owned versus seven in the previous year. Cash expended for property additions in 1995 included significant land acquisition and building costs for stores that opened in 1996. Expenditures in 1996 for stores opening in 1997 were immaterial.

  Capital expenditures for the full 1997 year are expected to be approximately $80 million, based on opening ten new BJ's clubs. The timing of actual store openings and the amount of related expenditures could vary from these estimates due to the complexity of the real estate development process.

  To date, BJI's operations and expansion have been financed through loans advanced by Waban as needed. BJI expects to establish its own credit agreement to finance its operations and expansion after the Distribution.

  BJI's Pro Forma Condensed Balance Sheet (see "Pro Forma Financial Data of BJI") summarizes BJI's financial position assuming the Distribution and related transactions were consummated on January 25, 1997. The Distribution is conditioned upon, among other things, the conversion into common stock or the redemption for cash of Waban's Convertible Debentures. If the Convertible Debentures were converted into common stock on January 25, 1997, BJI would repay approximately $98 million of its intercompany indebtedness with borrowings under BJI's proposed credit agreement and Waban would have contributed approximately $63 million to BJI's equity through forgiveness of BJI's remaining intercompany indebtedness to Waban. If $55,094,000 of the Convertible Debentures were converted into Waban Common Stock and the remainder were redeemed for cash as of January 25, 1997, BJI would repay approximately $138 million of its intercompany indebtedness with borrowings under BJI's proposed credit agreement and Waban would have contributed approximately $23 million to BJI's equity through forgiveness of BJI's remaining intercompany indebtedness to Waban.

RECENT ACCOUNTING STANDARDS

  Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and SFAS No. 123, "Accounting for Stock-Based Compensation," became effective for BJI's fiscal year ended January 25, 1997. SFAS No. 128, "Earnings Per Share," was issued in February 1997 and becomes effective for BJI's fiscal year ending January 31, 1998.

  SFAS No. 121 requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. It also requires that long-lived assets and certain identifiable intangibles to be disposed of be reported at the lower of carrying amount or fair value less cost to sell. The implementation of SFAS No. 121 did not have a material effect on BJI's financial statements in fiscal 1996.

  SFAS No. 123 provides a choice of adopting its fair value based method of expense recognition for stock-based awards granted to employees or applying the intrinsic value based method of accounting prescribed by Accounting Principles Board Opinion (APB) No. 25, "Accounting for Stock Issued to Employees." BJI will apply the accounting provisions of APB No. 25 and will adopt the disclosure-only provisions of SFAS No. 123 when it issues stock options.

  SFAS No. 128 modifies the way in which earnings per share ("EPS") is calculated and disclosed. BJI will disclose primary and fully diluted EPS when it becomes a separate public entity. Upon adoption of this standard for the fiscal year ending January 31, 1998, BJI will disclose basic and diluted EPS for the full fiscal year and will restate all prior period EPS data presented. Basic EPS excludes dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS, similar to fully diluted EPS, reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. The effect of adopting SFAS No. 128 is not expected to be material.

                          BJI BUSINESS AND PROPERTIES

GENERAL

  The Company, through the BJ's Division, introduced the warehouse club concept to New England in 1984 and has since expanded in the northeastern and Mid-Atlantic states, as well as in southern Florida. As of January 25, 1997, the Company operated 81 BJ's warehouse clubs in 12 states and had over four million members. The table below shows BJ's warehouse club locations by state.

                                                         NUMBER OF
         STATE                                           LOCATIONS
         -----                                           ---------
         New York.......................................     21
         Massachusetts..................................     12
         New Jersey.....................................     10
         Pennsylvania...................................      9
         Maryland.......................................      6
         Virginia.......................................      6
         Connecticut....................................      5
         Florida........................................      4
         New Hampshire..................................      4
         Maine..........................................      2
         Delaware.......................................      1
         Rhode Island...................................      1
                                                            ---
           Total........................................     81
                                                            ===

INDUSTRY OVERVIEW

  Warehouse clubs typically sell a narrow assortment of brand name food and general merchandise items within a wide range of product categories. In order to achieve high sales volumes and rapid inventory turnover, merchandise selections are generally limited to items that are brand name leaders in their categories. Since warehouse clubs sell a diversified selection of product categories, they attract customers from a wide range of other traditional wholesale and retail distribution channels, such as supermarkets, discount stores, office supply stores, consumer electronics stores, automotive stores and wholesale distributors. The Company believes that it is difficult for these higher cost channels of distribution to match the low prices offered by warehouse clubs.

  Warehouse clubs eliminate many of the merchandise handling costs associated with traditional multiple-step distribution channels by purchasing directly from manufacturers and by storing merchandise on the sales floor rather than in central warehouses. By operating no-frills, self-service warehouse facilities, warehouse clubs have fixturing and operating costs substantially below those of traditional retailers. Two broad groups of customers, individual households and small businesses, have been attracted to the savings on brand name merchandise made possible by the high sales volumes and low operating costs achieved by warehouse clubs. The customers at warehouse clubs are generally limited to members who pay an annual fee.

  The Company believes that the warehouse club industry in the United States has grown from sales of approximately $14 billion in 1988 to approximately $39 billion in 1996, rapidly gaining market share of both food and general merchandise sales, and that continued growth in the industry's market share will come from the addition of new clubs as well as from sales growth of existing clubs, primarily at the expense of more traditional channels of distribution.

EXPANSION

  Since the beginning of fiscal 1992, the BJ's Division has grown from 29 clubs to 81 clubs in operation at January 25, 1997, one of which was closed in April 1997. Approximately ten additional clubs are expected to open in fiscal 1997 in the Northeast (Connecticut, Massachusetts, New Jersey, New York and Rhode Island) and Florida.

                      WAREHOUSE           WAREHOUSE         WAREHOUSE         WAREHOUSE
                       CLUBS IN             CLUBS             CLUBS           CLUBS IN
                     OPERATION AT          OPENED            CLOSED           OPERATION
                      BEGINNING            DURING            DURING            AT END
   FISCAL YEAR        OF PERIOD            PERIOD            PERIOD           OF PERIOD
   -----------       ------------         ---------         ---------         ---------
      1992                29                  10                --                39
      1993                39                  13                --                52
      1994                52                  11                 1                62
      1995                62                   9                --                71
      1996                71                  10                --                81

STORE PROFILE

  As of January 25, 1997, the Company operated 72 warehouse clubs with an average size of approximately 112,000 square feet and nine smaller format warehouse clubs that averaged approximately 69,000 square feet. Three of the ten new BJ's warehouse clubs planned for 1997 are expected to incorporate the smaller format. The smaller format clubs are designed to serve markets whose population is not sufficient to support a full-sized warehouse club and to enhance market penetration where the Company has established a presence with two or more larger clubs. Including space for parking, a typical full-sized BJ's warehouse club requires eight to ten acres of land. The smaller version typically requires approximately eight acres. BJ's warehouse clubs are located in both free-standing locations and local shopping centers. In some locations, BJ's warehouse clubs are combined with other large store retailers in shopping centers known as power centers.

  Construction and site development costs for a full-sized BJ's warehouse club average approximately $5.0 million. Land acquisition costs for a warehouse club generally range from $2.5 million to $5.5 million, but can be significantly higher in some locations. Opening a traditional-sized BJ's warehouse club entails an initial capital investment of approximately $2.4 million for fixtures and equipment, as well as approximately $2.0 million for inventory (net of accounts payable) and pre-opening expenses.

MERCHANDISING

  The Company seeks to service its current members and attract new members by providing a broad range of high quality, brand name merchandise at everyday prices that are consistently lower than the prices available through traditional wholesalers, discount retailers, supermarkets and specialty retail operators. The Company limits the items offered in each product line to fast selling styles, sizes and colors and, therefore, carries an average of approximately 5,000 active stock-keeping units ("SKUs"). By contrast, supermarkets normally stock approximately 25,000 SKUs, and discount stores typically stock approximately 60,000 SKUs. The Company works closely with manufacturers to develop packaging and sizes which are best suited to selling through the warehouse club format in order to minimize handling costs and to provide increased value to members.

  A primary component of the Company's merchandising strategy is to provide a constantly changing mix of food and general merchandise items for the retail "Inner Circle(R)" member to create an exciting shopping experience. An equally important merchandising objective is to provide the business member with consistent low prices for frequently purchased items such as food service items and cleaning and office supplies. A number of the Company's specialty product categories such as eye care products and accessories, jewelry, perfume, cellular phones and pagers and member services such as discount travel, one-hour photo finishing, discounts for real estate and new car purchases and an in-store food court featuring well-known fast food brands are designed for member convenience as well as for their potential to generate income and increase operating margins. "Members First" training programs for the Company's employees support the creation and maintenance of a customer-friendly shopping experience, despite the warehouse club's no-frills physical environment.

  In recent years, food has accounted for an increasing percentage of the BJ's Division's sales mix and currently represents approximately 62% of annual sales. The remaining 38% consists of a wide variety of general merchandise items. Food categories at BJ's warehouse clubs include frozen foods, meat and dairy products, dry grocery items, fresh produce, canned goods, and household paper products and cleaning supplies. The Company also offers fresh meat and bakery departments and imported cheeses in nearly all its clubs, and in some clubs is testing new specialty food offerings such as fresh deli items and refrigerated produce. General merchandise includes office supplies, office equipment, televisions, stereos, small appliances, auto accessories, tires, jewelry, housewares, health and beauty aids, greeting cards and apparel. Other products and services offered by BJ's warehouse clubs include cellular phones, optical centers, lottery tickets, an auto buying service and a travel service.

  To ensure that its merchandise selection is closely attuned to the tastes of its members, the Company employs regional buyers who are responsible for tailoring the product selection in individual warehouse clubs to the regional and ethnic tastes of the local market.

SEASONALITY

  Sales and operating income for the BJ's Division have typically been strongest in the Christmas holiday season and lowest in the first quarter of each fiscal year.

MEMBERSHIP

  Paid membership is an integral part of the warehouse club concept. In addition to providing a source of revenue which permits the Company to offer low prices, membership also reinforces customer loyalty and allows BJI to concentrate on serving high-volume, repeat customers. The Company has two primary types of members: business members and Inner Circle members. BJ's Inner Circle members are likely to be home owners and tend to have incomes which are above the average for the Company's trading area. The Company believes that a significant percentage of its business members are also active BJ's warehouse club shoppers for their personal needs. At January 25, 1997, the Company had over four million members (including supplemental cardholders).

  The Company charges an annual membership fee for individuals and qualified businesses of $30 for the primary membership and provides one free supplemental membership. Additional supplemental memberships for business members cost $15 each. The Company's membership policy does not restrict eligibility for membership to persons who belong to certain qualifying groups (i.e., employees of a particular company or members of a particular organization). In contrast, the Company's competitors have typically required individual members to belong to a qualifying group. The Company believes that its more liberal membership policy has attracted incremental sales without adversely affecting its costs.

ADVERTISING

  The Company increases customer awareness of its BJ's warehouse clubs primarily through public relations efforts, new store marketing programs, direct mail solicitations and, during the Christmas holiday season, radio and television advertising. The Company also employs a team of dedicated marketing personnel who solicit potential business members and who contact selected community groups to increase the number of members. From time to time, the Company runs free trial membership promotions to attract new members with the objective of converting them to paid membership status and also uses one-day passes to introduce non-members to its warehouse clubs.

  The Company's policy is generally to limit advertising and promotional expenses to new warehouse club openings and to utilize print and electronic media advertising sparingly. The Company uses limited vendor-funded television and radio advertising during the Christmas holiday season. These policies result in very low marketing expenses as compared to typical discount retailers and supermarkets.

WAREHOUSE CLUB OPERATIONS

  The Company's ability to achieve profitable operations while offering high quality, brand name merchandise at low prices depends upon the efficient operation of its warehouse clubs and high sales volumes. The Company buys most of its merchandise at volume discounts from manufacturers for shipment either to a Company cross-docking facility or directly to BJ's warehouse clubs. This eliminates many of the costs associated with traditional multiple-step distribution channels, including distributors' commissions and the costs of storing merchandise in central distribution facilities.

   The Company routes a significant percentage of its general merchandise as well as an increasing percentage of food purchases through cross-docking facilities which break down truckload quantity shipments from manufacturers and re-allocate these goods for shipment, generally on a same-day basis, to individual warehouse clubs. This permits the Company to negotiate better volume discounts and reduces freight expense, the number of trucks received at each warehouse club and related receiving costs.

  The Company works closely with manufacturers to minimize the amount of handling required once merchandise is received at a warehouse club. Most merchandise is pre-marked by the manufacturer with the universal product code
(UPC) so that it does not require ticketing at the warehouse club. In addition, the Company minimizes labor costs by designing its warehouse clubs to be self-service for members. Merchandise for sale is displayed on pallets containing large quantities of each item, thereby reducing labor required for handling, stocking and restocking. Back-up merchandise is generally stored in steel racks above the sales floor. The Company's goal is to keep at least one day's supply of each item on the selling floor.

  The Company has been able to limit inventory losses to levels well below those typical of discount retailers by strictly controlling the exits of its warehouse clubs, by generally limiting customers to members and by using state-of-the-art electronic article surveillance technology. Problems associated with payments by check have also been insignificant, since members who issue dishonored checks are restricted to cash-only terms.

  In October 1995, the Company believes that it became the first warehouse club chain to accept MasterCard, and at the same time introduced a co-branded BJ's MasterCard. Purchases made at BJ's warehouse clubs with the co-branded BJ's MasterCard earn a 2% rebate. All other purchases with the BJ's MasterCard earn a 1% rebate. Rebates are issued in the form of "BJ's Bucks," which can be redeemed by members only at BJ's warehouse clubs. In addition to MasterCard, the Company permits members to pay for their purchases by cash, check, Discover card, or a BJ's credit card, which is provided by Beneficial National Bank USA on a non-recourse basis.

MANAGEMENT INFORMATION SYSTEMS

  Over the past several years, the Company has made a significant investment in enhancing the efficiency with which it handles merchandise and captures sales information. The Company believes that it was the first warehouse club to introduce scanning devices which work in conjunction with its electronic point of sale (EPOS) terminals. Sales data from the EPOS terminals is continually transmitted to a minicomputer in the warehouse club and transmitted daily to a mainframe computer which provides detailed sales information to the Company's management and buying staff. The Company utilizes a sophisticated merchandise replenishment algorithm to suggest quantities to be re-ordered, which are monitored daily by the Company's buying staff. The Company's fully integrated information system also maintains detailed purchasing data on individual members, permitting the buying staff and store managers to track changes in members' buying behavior.

COMPETITION

  The Company competes with a wide range of national, regional and local retailers and wholesalers selling food or general merchandise in its markets, including supermarkets, general merchandise chains, specialty chains and other warehouse clubs, some of which have significantly greater financial and marketing resources than the Company. Major competitors that operate warehouse clubs include Costco Companies, Inc. and Sam's Clubs (a division of Wal-Mart Stores, Inc.).

  There is a large number of competitive membership warehouse clubs in the Company's markets. As of January 25, 1997, seventy of the Company's 72 full-sized BJ's warehouse clubs had at least one competitive membership warehouse club in their trading areas at an average distance of approximately seven miles and none of the smaller format clubs had direct competition from other warehouse clubs.

  The Company believes price is the major competitive factor in the markets in which it competes. Other competitive factors include store location, merchandise selection and name recognition. The Company believes its efficient, low-cost form of distribution gives it a significant competitive advantage over more traditional channels of wholesale and retail distribution. As a regional chain, the Company strives to differentiate itself from other membership warehouse club operators by its attention to local buying preferences and seasonality.

EMPLOYEES

  As of January 25, 1997, the BJ's Division had approximately 11,000 employees, of whom approximately 300 were considered part-time employees (persons who work less than 20 hours per week). Approximately 600 employees were employed in divisional management and office support functions; the balance worked in the warehouse clubs. None of the BJ's Division's employees is represented by unions. The Company considers its relations with its employees to be excellent.

PROPERTIES

  The Company operated 81 BJ's warehouse clubs as of January 25, 1997, of which 44 are leased under long-term leases and 27 are owned. The Company owns the buildings at the remaining ten locations, which are subject to long-term ground leases.

  The unexpired terms of these leases range from approximately three to 44 years, and average approximately 16 years. The Company has options to renew all but one of its leases for periods that range from approximately five to 50 years and average approximately 20 years. These leases require fixed monthly rental payments which are subject to various adjustments. In addition, certain leases require payment of a percentage of the warehouse's gross sales in excess of certain amounts. All leases require that the Company pay all property taxes, insurance, utilities and other operating costs.

  The BJ's Division's home office in Natick, Massachusetts occupies 142,000 square feet under leases expiring January 31, 1999 with options to extend these leases through January 31, 2006.

LEGAL PROCEEDINGS

  The BJ's Division is involved in various legal proceedings incident to the character of its business. Although it is not possible to predict the outcome of these proceedings, or any claims against the Company related thereto, the Company believes that such proceedings will not, individually or in the aggregate, have a material adverse effect on its financial condition or results of operations.

                       HOMEBASE BUSINESS AND PROPERTIES

GENERAL

  The Company believes that the HomeBase Division is the second largest operator of home improvement warehouse stores in the western United States and is the nation's eighth largest home improvement merchandiser. The HomeBase Division offers a very broad assortment of home improvement and building supply products at attractive prices to a customer base that includes both serious and casual "Do-It-Yourself" ("DIY") customers, as well as professional contractors. This merchandising presentation is supported by a strong commitment to customer service aimed at developing ongoing relationships with its customers.

  The Company opened its first warehouse store in California in October 1983 and, as of January 25, 1997, operated 84 warehouse stores in ten western states (including one store which the Company plans to close during 1997). The table below shows HomeBase's locations by state as of January 25, 1997.

                                                         NUMBER OF
         STATE                                           LOCATIONS
         -----                                           ---------
         California.....................................     48
         Washington.....................................      9
         Colorado.......................................      7
         Arizona........................................      5
         Oregon.........................................      4
         New Mexico.....................................      3
         Utah...........................................      3
         Nevada.........................................      2
         Texas..........................................      2
         Idaho..........................................      1
                                                            ---
           Total........................................     84
                                                            ===

INDUSTRY OVERVIEW

  Warehouse-format home improvement stores typically provide lower prices than traditional home improvement and building supply stores. The warehouse format also offers a very broad assortment of home improvement products, combined with a high level of service from knowledgeable, well-trained warehouse staff. These factors are communicated to customers through ongoing, aggressive advertising.

  The warehouse format generally serves two broad customer groups within the home improvement industry. The first group consists of individuals and families that are making purchases and completing projects for their own homes on a DIY basis. These DIY customers range from casual to serious, and require varying levels of support in planning and selecting their purchases. The second customer group consists of professional contractors and facility managers who use home improvement and building supply products on a daily basis in their businesses. This group is primarily interested in product availability, low prices and fast, efficient service.

  The Company believes that demographic and lifestyle factors such as the aging of baby boomers, the increase in home-centered activities and the aging housing stock will create growing demand for home improvement products and services. The Company believes that the overall market for home improvement products in the United States exceeded $135 billion in 1996.

  Over the last ten years, warehouse-format home improvement retailers have gained significant market share in the United States by offering lower prices, greater product selection and more in-stock merchandise than traditional home center, hardware and lumber yard operators. In addition, warehouse stores have been able to take advantage of economies created by large sales volumes.

EXPANSION

  The Company is among the two largest home improvement operators in most of the metropolitan markets which it serves. The Company's current expansion strategy is oriented towards reinforcing its position in these existing markets and expanding selectively to contiguous markets.

  The following table shows the number of HomeBase stores opened and closed during the last five fiscal years:

                      WAREHOUSE           WAREHOUSE          WAREHOUSE          WAREHOUSE
                      STORES IN             STORES             STORES           STORES IN
                     OPERATION AT           OPENED             CLOSED           OPERATION
                      BEGINNING             DURING             DURING            AT END
   FISCAL YEAR        OF PERIOD           THE PERIOD         THE PERIOD         OF PERIOD
   -----------       ------------         ----------         ----------         ---------
      1992                73                  13                 --                 86
      1993                86                   5                  9                 82
      1994                82                   3                  8                 77
      1995                77                   4                  2                 79
      1996                79                   5                 --                 84

  Since 1993, the Company has completed the remodeling or relocation of 38 older HomeBase stores to reflect its new prototype design. Waban expects to continue the remodeling program and to open two new HomeBase stores (one in California and the other in Nevada), and close one existing store (in California), in fiscal 1997.

  Capital expenditures for the full 1997 year are expected to be approximately $35 million, based on opening two new HomeBase stores and renovating eight existing HomeBase stores.

STRATEGIC INITIATIVES

  In 1993, the Company introduced a series of strategic initiatives designed to strengthen its market position in the western United States and improve its profitability. These initiatives included (i) a significant increase in the level of customer service offered at HomeBase stores, through an increase in the number of salespeople, including hiring experienced tradespeople and others with specialized product knowledge in home improvement fields, and enhanced sales and service training for both new and existing store employees,
(ii) improvement in gross margin through buying and logistics efficiencies created by centralization of the merchandise replenishment function, improved distribution of merchandise to reduce freight costs, and selective price increases, and (iii) an aggressive marketing program to communicate to customers the benefits of shopping at HomeBase and its improved levels of customer service.

CUSTOMER SERVICE

  The Company is committed to providing superior service to every customer. Carefully selected home improvement specialists, many of whom have extensive experience in their respective fields, are available throughout the store to assist DIY customers and professional contractors. HomeBase's project design centers and kitchen design centers feature computer assisted design tools that allow customers to work with design coordinators to conceptualize and plan virtually any home improvement project. The majority of HomeBase stores also offer professional interior decorators who provide free design consultations in the homes of HomeBase's customers.

  The Company believes that it is important to expand the DIY marketplace by encouraging new DIY customers and upgrading the skills and confidence levels of existing DIY customers. Accordingly, HomeBase provides assistance and training to DIY customers, including regularly scheduled customer clinics on a wide range of home improvement projects. Delivery and installation are also available as services to DIY customers.

  HomeBase stores offer services to specifically address the needs of contractors. A majority of HomeBase stores have Contractor Desks, with staff dedicated to handling contractors' special needs, including the ability to receive faxed orders and pre-assemble them for pick-up, and quickly obtaining special items and sizes. HomeBase stores will also deliver bulk purchases to job sites for a nominal fee. HomeBase stores offer extended hours, opening early in the morning to serve professional contractors.

  The Company strives to develop the skills of its HomeBase store personnel to ensure that customers consistently receive knowledgeable and courteous assistance. The Company's training programs emphasize the importance of customer service and improve store employees' selling skills. The Company provides extensive training for its entry level warehouse store personnel through a comprehensive in-house training program that combines on-the-job training with formal seminars and meetings. On an ongoing basis, warehouse store personnel attend periodic in-house training sessions conducted by the Company's training staff or by manufacturers' representatives, and they receive sales, product and other information in frequent meetings with their managers. The HomeBase Division's satellite television system permits it to simultaneously broadcast training sessions from its Irvine, California headquarters to every individual warehouse store location.

  Most of the HomeBase Division's merchandise is purchased from manufacturers for shipment either directly to the selling warehouse store or to cross-docking facilities where large shipments are broken down and separated for transfer to individual warehouse stores, generally on a same-day basis. By operating no-frills warehouse stores, the HomeBase Division's fixturing and operating costs are kept substantially below those of traditional home improvement retailers.

  The HomeBase Division offers its own private label credit card to customers under a non-recourse program operated by a major financial institution and also accepts MasterCard, Visa, Discover and American Express.

MERCHANDISING

  HomeBase stores' large product offering (approximately 28,000 SKUs) provides a broad selection of brand name merchandise to both DIY customers and professional contractors. The Company believes that the operating efficiencies of the warehouse format provide substantial savings over other channels of home improvement and building supply product distribution. In order to achieve greater operational efficiencies and reduce freight and handling costs, as well as improve the manner in which it acquires products, the Home Base Division has centralized its merchandise replenishment operations and improved its logistics of distribution. This program also permits the Company to redeploy more store personnel to customer service activities.

  Merchandise sold by HomeBase stores includes lumber, building materials, plumbing supplies and fixtures, electrical materials and fixtures, kitchen cabinets, hand and power tools, hardware, paint, garden supplies, nursery items, home decorative items and related seasonal and household merchandise. HomeBase's brand name orientation allows customers to compare HomeBase's prices to the same items offered by competitors. In selected categories, the Company supplements these brand name offerings with high quality private label products at lower prices.

SEASONALITY

  Sales and earnings for the HomeBase Division have typically been lower in the first and fourth quarters of the fiscal year and higher in the second and third quarters, which include the most active season for home construction.

MARKETING AND ADVERTISING

  The HomeBase Division addresses its primary target customers through a mix of newspaper, direct mail, radio and television advertising. The primary advertising medium is newspaper advertisements, including both freestanding inserts and run-of-press ads. Television and radio advertising is used to reinforce the HomeBase image of providing superior customer service and a broad assortment of merchandise at everyday low prices. Additionally, the Company participates in or hosts a variety of home shows, customer hospitality events and contractor product shows. The HomeBase Division solicits vendor participation in many of its advertising programs.

STORE PROFILE

  The average size of the 84 HomeBase warehouse stores in operation at January 25, 1997 was approximately 102,000 square feet. Most HomeBase warehouse stores also utilize outside selling space for nursery and garden centers. HomeBase warehouse stores are located in both free-standing locations and local shopping centers. In some locations, HomeBase warehouse stores are combined with membership warehouse clubs or other large store retailers in shopping centers known as power centers.

  Including space for parking, a typical new HomeBase warehouse store requires eight to ten acres of land. Construction and site development costs for a new HomeBase warehouse store average approximately $5.0 million. Land acquisition costs for a new warehouse store generally range from $2.0 million to $6.0 million. A new HomeBase warehouse store entails an initial capital investment of approximately $1.6 million for fixtures and equipment. In addition to capital expenditures, each new warehouse store requires an investment of approximately $2.7 million for inventory (net of accounts payable) and pre-opening expenses.

MANAGEMENT INFORMATION SYSTEMS

  The Company uses a fully integrated management information system to monitor sales, track inventory and provide rapid feedback on the performance of the HomeBase business. Each HomeBase warehouse store operates point-of-sale terminals which capture information on each item sold via UPC scanning. Minicomputers at each warehouse store process and consolidate this information during the selling day and transmit it each night to the HomeBase Division's information center via satellite, where it is processed daily to support merchandising, inventory replenishment and promotional decisions.

  The Company introduced scanning to the home improvement industry and is a leader in implementing electronic data interchange ("EDI"). EDI permits both the HomeBase Division and its vendors to save money and reduce errors by electronically transmitting advance shipment notices and purchase order and invoicing information. The HomeBase Division now uses EDI with more than 1,200 vendors and continues to expand its use of this technology.

COMPETITION

  The Company competes with other home improvement warehouse stores and a wide range of businesses engaged in the wholesale or retail sale of home improvement and building supply merchandise, including home centers, hardware stores, lumber yards and discount stores. The Company believes the major competitive factors in the markets in which the HomeBase Division competes are customer service, price, product selection, location and name recognition. The Company believes that its improved level of customer service, the value offered by its low prices and the one-stop shopping available through its full range of home improvement products give it an advantage over many of its traditional home center competitors. The major competitor in the HomeBase Division's market areas that also uses the warehouse merchandising format is The Home Depot, Inc., which has significantly greater financial and marketing resources than HomeBase. Approximately 85% of the HomeBase warehouse stores compete with Home Depot units. The HomeBase Division also competes with Builders Square (a division of Kmart Corp.), and a number of smaller regional operators such as Eagle Hardware & Garden, Inc., Orchard Supply & Hardware (a division of Sears) and Contractor's Warehouse (a division of Grossman's Inc.). Approximately 95% of the HomeBase warehouse stores have at least one home improvement warehouse retailer in their trading areas at an average distance of approximately three miles.

EMPLOYEES

  As of January 25, 1997, the HomeBase Division had approximately 8,500 employees, of whom approximately 2,600 were considered part-time employees (persons who work less than 33 hours per week). Approximately 500 employees were employed in divisional management and office support functions; the balance worked in the warehouse stores. None of the HomeBase Division's employees is represented by unions. The Company considers its relations with its employees to be excellent.

PROPERTIES

  The Company operated 84 HomeBase warehouse locations as of January 25, 1997, of which 65 are leased under long-term leases, 18 are owned and one is occupied under a tenancy at will. The unexpired terms of the leases range from approximately four years to 19 years, and average approximately 13 years. The Company has options to renew all of its HomeBase leases for periods that range from approximately five to 25 years and average approximately 18 years. These leases require fixed monthly rental payments which are subject to various adjustments. In addition, certain leases require payment of a percentage of the warehouse's gross sales in excess of certain amounts. The Company also remains obligated under leases for three additional stores that have been closed. Most HomeBase leases require that the Company pay all property taxes, insurance, utilities and other operating costs.

  The HomeBase Division's home office in Irvine, California occupies 164,000 square feet under a lease expiring July 24, 2004, with options to extend this lease through July 24, 2019.

LEGAL PROCEEDINGS

  The HomeBase Division is involved in various legal proceedings incident to the character of its business. Although it is not possible to predict the outcome of these proceedings, or any claims against the Company related thereto, the Company believes that such proceedings will not, individually or in the aggregate, have a material adverse effect on its financial condition or results of operations.

                               MANAGEMENT OF BJI

BJI BOARD

  Following the Distribution, the business of BJI will be managed under the direction of the BJI Board. Prior to the Distribution, Waban, as the sole stockholder of BJI, plans to elect eight persons to the BJI Board, as set forth below. In accordance with the BJI Certificate and the BJI By-laws, the BJI Board will be divided into three classes with staggered terms. The initial terms for Class I Directors, Class II Directors, and Class III Directors will expire in 1998, 1999 and 2000, respectively. With the exception of the initial terms, each class of directors will be elected for a term of three years and until their respective successors are duly elected and qualified. Directors for each class will be elected at the annual meeting of stockholders held in the year in which the term for such class expires.

  The following table sets forth the names and information as to the persons who are expected to serve as directors of BJI immediately after the Distribution.

                                          PRESENT PRINCIPAL OCCUPATIONS OR EMPLOYMENT
   NAME, AGE AND YEAR TERM EXPIRES              AND FIVE-YEAR EMPLOYMENT HISTORY
   -------------------------------        -------------------------------------------
 S. James Coppersmith, 64 (1998)..... Director of Waban since December 1993. He was
                                       President and General Manager of WCVB-TV, a Boston
                                       television station, from 1990 to 1994. From 1982
                                       to 1990 he was Vice President and General Manager
                                       of WCVB-TV. Mr. Coppersmith is a director of
                                       Kushner-Locke Company, Chyron Corporation, All-
                                       Comm Media Corporation, Sun America Management
                                       Corporation and Uno Restaurant Corporation,
                                       Chairman of the Board of Trustees of Emerson
                                       College and a member of the Board of Governors of
                                       the Boston Stock Exchange.
 Thomas J. Shields, 50 (1998)........ Director of Waban since June 1992. He is President of Shields & Company, Inc., an investment banking
                                       firm. Mr. Shields is also a director of Seaboard
                                       Corporation and Versar, Inc.
 Herbert J. Zarkin, 58 (1998)........ Director, President and Chief Executive Officer of
                                       Waban since May 1993. He was President of the BJ's
                                       Division from May 1990 to May 1993. From April
                                       1989 to May 1993 he was Executive Vice President
                                       of Waban. Mr. Zarkin will be Chairman of the BJI
                                       Board and Chairman of the HomeBase Board following
                                       the Distribution.
 Allyn L. Levy, 69 (1999)............ Director of Waban since October 1993. He has been a private investor since 1988. From 1974 until 1986,
                                       he was founder, Chairman of the Board and Chief
                                       Executive Officer of Patriot Bank Corporation, a
                                       commercial bank holding company. He is a director
                                       of CV Reit, Inc.

                                          PRESENT PRINCIPAL OCCUPATIONS OR EMPLOYMENT
   NAME, AGE AND YEAR TERM EXPIRES             AND FIVE-YEAR EMPLOYMENT HISTORY
   -------------------------------        -------------------------------------------
 Lorne R. Waxlax, 63 (1999).......... Director of Waban since January 1990, and Chairman of the Board of Waban since June 1996. He was an
                                       Executive Vice President of The Gillette Company
                                       from 1985 to 1993. Mr. Waxlax is also a director
                                       of Quaker State Corporation, The Iams Company,
                                       Hon Industries, Inc. and Clean Harbors, Inc. Mr.
                                       Waxlax will also be a member of the HomeBase
                                       Board following the Distribution.
 Edward J. Weisberger, 55 (1999)..... Senior Vice President and Chief Financial Officer
                                       of Waban since September 1994. From April 1989
                                       until September 1994 he was Vice President-
                                       Finance of Waban. Mr. Weisberger will be an
                                       employee of both BJI and HomeBase after the
                                       Distribution. Mr. Weisberger will also be a
                                       member of the HomeBase Board following the
                                       Distribution.
 Kerry L. Hamilton, 46 (2000)........ Director of Waban since September 1994. Ms.
                                       Hamilton is Vice President, Marketing for
                                       Marshalls. Prior to joining Marshalls in April
                                       1996, Ms. Hamilton was Vice Chairman of Pamet
                                       River Partners, a marketing consulting firm, for
                                       two years. Prior to joining Pamet River Partners,
                                       Ms. Hamilton spent 17 years at Ingalls, Quinn &
                                       Johnson in various capacities, during which time
                                       she was a member of the Board of Directors, a
                                       member of the Agency Executive Committee and
                                       Senior Vice President, Director of Media
                                       Services.
 John J. Nugent, 50 (2000)........... Executive Vice President of Waban and President of
                                       the BJ's Division since September 1993. From 1991
                                       until 1993 he was Senior Vice President, Sales
                                       Operations of the BJ's Division, and from 1989
                                       until 1991, he was Vice President and Director,
                                       Sales Operations of the BJ's Division.

DIRECTOR COMPENSATION

  Directors who are not employees of BJI will be paid an annual retainer of $20,000 and fees of $1,250 for each Board meeting attended, $750 for each Committee meeting attended and $750 for certain telephone meetings. In addition, the Chairman of the Audit Committee and the Chairman of the Executive Compensation Committee will each be paid $2,500 per annum for their services as such. All directors will be reimbursed for out-of-pocket expenses incurred in attending such meetings. Directors may participate in BJI's General Deferred Compensation Plan.

  Pursuant to the director stock option plan to be adopted by BJI (the "BJI Director Plan"), on the date of each annual meeting, each continuing non-employee director will be granted an option to acquire 1,500 shares of BJI Common Stock, and each non-employee director newly elected or elected subsequent to the then most recent annual meeting (other than persons who, immediately prior to the Distribution, were directors of Waban) will receive an option to purchase 3,000 shares of BJI Common Stock. The option exercise price for each of these options is the fair market value of a share of BJI Common Stock on the date of grant. Each option will expire ten years after the date of grant and will become exercisable in three equal annual installments beginning on the first day of the month which includes the first anniversary of the date of grant. If the director dies or otherwise ceases to be a director prior to the date the option becomes exercisable, the option will immediately expire. Any vested options will remain exercisable for a period of one year following cessation of service as a director of BJI. All unexercised options will become exercisable in full beginning 20 days prior to the consummation of a merger or consolidation (as described in the BJI Director Plan), acquisition, reorganization or liquidation and, to the extent not exercised, shall terminate immediately after the consummation of such merger, consolidation, acquisition, reorganization or liquidation. Except as the Board may otherwise determine, options granted under the plan are not transferable.

  Options granted under the Waban 1995 Director Stock Option Plan to persons who will become directors of BJI following the Distribution (other than Mr. Waxlax, who will be a director of both HomeBase and BJI) will be replaced with options granted under the BJI Director Plan on a basis similar to that applicable to Waban options granted under the Waban 1989 Stock Incentive Plan to persons who will become employees of BJI. Options granted under the Waban 1995 Director Stock Option Plan to Mr. Waxlax will be replaced by options to purchase an equal number of shares of both BJI Common Stock and HomeBase Common Stock. The aggregate exercise price of the BJI and HomeBase options will equal the exercise price of the replaced options, with the exercise price of the BJI options being equal to (a) the per share exercise price of the replaced Waban options, divided by (b) the Stock Value Ratio (as defined below). See "--Incentive and Other Plans."

COMMITTEES OF THE BOARD

  The BJI Board will have four committees: (i) Audit; (ii) Executive; (iii) Executive Compensation; and (iv) Finance. Committee appointments are expected to be determined prior to the Distribution.

  The Audit Committee will review with management, the internal audit group and the independent public accountants BJI's financial statements, the accounting principles applied in their preparation, the scope of the audit, any comments made by the public accountants upon the financial condition of BJI and its accounting controls and procedures, and such other matters as the Committee deems appropriate, and the Committee will review with management such matters relating to compliance with corporate policies as the Committee deems appropriate.

  The Executive Committee will be authorized to act on behalf of the BJI Board during intervals between meetings of the BJI Board. In addition, the Executive Committee will have responsibility for consideration of the qualifications of, and recommendation to the Board of Directors of, nominees to fill Board vacancies and will consider nominees recommended by stockholders if such recommendations are in writing and timely filed with the Secretary of the Company.

  The Executive Compensation Committee will review salary policies and compensation of officers and other members of management, including incentive compensation plans for certain officers and other members of management. The compensation policies adopted by Waban's Executive Compensation Committee for the last fiscal year are described under the heading "Election of Directors-- Executive Compensation Committee Report." It is anticipated that the Executive Compensation Committee of BJI will initially adopt similar compensation policies. In addition, the Executive Compensation Committee will have responsibility for matters of corporate governance other than recommendation to the Board of Directors of nominees to fill Board vacancies.

  The Finance Committee will review with management and advise the BJI Board with respect to BJI's finances, including exploring methods of meeting BJI's financing requirements and planning BJI's capital structure.

EXECUTIVE OFFICERS

  Set forth below is certain information with respect to the persons who are expected to serve as executive officers of BJI immediately following the Distribution. Mr. Zarkin will serve as Chairman of the Board of Directors of both BJI and HomeBase following the Distribution.

            NAME AND TITLE            AGE      FIVE-YEAR EMPLOYMENT HISTORY
            --------------            ---      ----------------------------
 Herbert J. Zarkin...................  58 President, Chief Executive Officer
  Chairman of the Board of Directors      and Director of Waban since May 1993;
                                          Executive Vice President of Waban
                                          (1989-1993); President of the BJ's
                                          Division (1990-1993)
 John J. Nugent......................  50 Executive Vice President of Waban and
  President and Chief Executive           President of the BJ's Division since
  Officer                                 September 1993; Senior Vice President
                                          of the BJ's Division (1991-1993);
                                          Director, Sales Operations of the
                                          BJ's Division (1989-1993)
 Frank D. Forward....................  42 Executive Vice President, Finance of
  Executive Vice President and Chief      the BJ's Division since February
  Financial Officer                       1997; Senior Vice President, Finance
                                          of the BJ's Division (1994-1997);
                                          Vice President, Finance of the BJ's
                                          Division (1991-1994)
 Laura J. Sen........................  40 Executive Vice President,
  Executive Vice President,               Merchandising of the BJ's Division
  Merchandising                           since February 1997; Senior Vice
                                          President, General Merchandise of the
                                          BJ's Division (1993-1997); Vice
                                          President, Logistics of the BJ's
                                          Division (1991-1993)
 Michael T. Wedge....................  43 Executive Vice President, Sales
  Executive Vice President, Sales         Operations of the BJ's Division since
  Operations                              February 1997; Senior Vice President,
                                          Sales Operations of the BJ's Division
                                          (1993-1997); Vice President, Sales
                                          Operations of the BJ's Division
                                          (1991-1993)
 Sarah M. Gallivan...................  54 Vice President and General Counsel of
  Vice President and General Counsel      Waban since December 1989

EXECUTIVE COMPENSATION

  The following table sets forth with respect to BJI certain information concerning the annual and long-term compensation paid for services rendered to Waban for fiscal 1994, 1995 and 1996 by those persons who are expected to be the Chief Executive Officer and the four other most highly compensated executive officers of BJI following the Distribution (collectively, the "Named BJI Officers"):

                          SUMMARY COMPENSATION TABLE

                                     ANNUAL COMPENSATION          LONG-TERM COMPENSATION
                                 --------------------------- --------------------------------
                                                                    AWARDS          PAYOUTS
                                                     OTHER   --------------------- ----------    ALL
        NAME AND                                    ANNUAL   RESTRICTED SECURITIES              OTHER
       PRINCIPAL                                    COMPEN-    STOCK    UNDERLYING    LTIP     COMPEN-
        POSITION         YEAR(1)  SALARY   BONUS   SATION(2) AWARDS(3)  OPTIONS(4) PAYOUTS(5) SATION(6)
       ---------         ------- -------- -------- --------- ---------- ---------- ---------- ---------
Herbert J. Zarkin.......  1996   $605,962 $199,361  $25,633     --       250,000    $360,640   $34,792
 Chairman of the          1995    570,000  171,285   24,112     --       100,000         --     33,000
 Board                    1994    552,692  442,154   23,380     --       100,000         --     31,969
John J. Nugent..........  1996    382,693  253,450   16,189     --        20,000     303,278    23,635
 President and Chief      1995    350,000  134,967   14,806     --        50,000         --     22,000
 Executive Officer        1994    332,692  188,038   14,074     --        65,000         --     21,135
Frank D. Forward........  1996    155,885   64,524    5,723     --         5,000     101,092    12,225
 Executive Vice
  President,              1995    144,808   46,534    5,316     --           --          --     11,740
 Finance                  1994    129,808   58,314    4,766     --        12,500         --     10,990
Laura J. Sen............  1996    203,500   84,234    8,608     --         5,000     141,530    14,675
 Executive Vice
  President,              1995    190,500   61,217    8,059     --           --          --     14,025
 Merchandising            1994    179,577   84,580    6,593     --        20,000         --     13,479
Michael T. Wedge........  1996    193,174   79,959    8,172     --         5,000     141,530    14,159
 Executive Vice
  President,              1995    178,769   57,447    7,562     --           --          --     13,439
 Sales Operations         1994    164,577   77,515    6,042     --        20,000         --     12,729

--------
(1) Refers to fiscal year ended in January of the following year.
(2) Includes for all Named BJI Officers the reimbursement for tax liabilities related to Waban's contributions under the Waban Inc. Executive Retirement Plan ("WERP") and excludes perquisites having an aggregate value of the lesser of $50,000 or 10% of salary plus bonus.
(3) No restricted stock awards were granted to the Named BJI Officers in the last three fiscal years. The following table presents the aggregate restricted stock holdings as of January 25, 1997 and the value of such holdings based on the fair market value of Waban Common Stock on January 25, 1997 ($27.25):

                                                                    RESTRICTED
                                                                  STOCK HOLDINGS
                                                                    AT 1/25/97
                                                                  --------------
                                                                  SHARES  VALUE
                                                                  ------ -------
       Herbert J. Zarkin......................................... 1,706  $46,489
       John J. Nugent............................................ 1,440   39,240
       Frank D. Forward..........................................   720   19,620
       Laura J. Sen..............................................   864   23,544
       Michael T. Wedge..........................................   576   15,696

  Holders of restricted shares are entitled to the same dividends as those paid to holders of unrestricted shares, including shares of BJI Common Stock to be issued in the Distribution. Upon the Distribution, all unvested restricted shares of Waban Common Stock and the shares of BJI Common Stock to be issued in the Distribution to the Named BJI Officers (other than Mr. Zarkin) will be forfeited to Waban, and a replacement award of BJI Common Stock subject to the same restrictions and vesting schedule as the forfeited shares will be made to the Named BJI Officers under the BJI 1997 Stock Incentive Plan. Following the Distribution, the restricted shares of Waban Common Stock held by Mr. Zarkin will continue to be subject to the same restrictions as they were prior to the Distribution and the restricted shares of BJI Common Stock will be subject to similar conditions related to continued employment by BJI. In the event of a change of control (as defined), each Named BJI Officer's restricted shares would become unrestricted.
(4) Reflects the grant of options to purchase Common Stock. Waban has never granted stock appreciation rights.

(5) Payouts for fiscal 1996 represent 50% of the Waban Growth Incentive Plan ("WGIP") award earned by the Named BJI Officers for the three-year performance period ended January 25, 1997. The remaining 50% of the award is payable in April 1998, contingent on employment continuing through March 31, 1998.
(6) For fiscal 1996, represents Waban's contributions under its 401(k) Savings Plan for Salaried Employees and WERP (see "--Incentive and Other Plans-- Executive Retirement Plan") as presented below:

                                                    1996 WABAN
                                                   CONTRIBUTIONS
                                                  ---------------
                                                  401(K)
                                                  SAVINGS
                                                   PLAN    WERP
                                                  ------- -------
         Herbert J. Zarkin....................... $4,494  $30,298
         John J. Nugent..........................  4,500   19,135
         Frank D. Forward........................  4,431    7,794
         Laura J. Sen............................  4,500   10,175
         Michael T. Wedge........................  4,500    9,659

STOCK OPTION GRANTS

  The following table sets forth the stock option grants made by Waban to each of the Named BJI Officers during fiscal 1996:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                          INDIVIDUAL GRANTS
                         ----------------------------------------------------
                                                                              POTENTIAL REALIZABLE VALUE AT
                         NUMBER OF    PERCENT OF                              ASSUMED ANNUAL RATES OF STOCK
                         SECURITIES      TOTAL                                    PRICE APPRECIATION FOR
                         UNDERLYING OPTIONS GRANTED  EXERCISE OR                      OPTION TERM(1)
                          OPTIONS   TO EMPLOYEES IN BASE PRICE PER EXPIRATION --------------------------------
          NAME            GRANTED     FISCAL YEAR      SHARE(2)       DATE    0%(3)      5%           10%
          ----           ---------- --------------- -------------- ---------- -----  ------------ ------------
Herbert J. Zarkin.......   40,000         5.1%         $24.750      4/11/06    $   0 $    622,606 $  1,577,805
                          210,000        27.0%          22.875      9/19/06        0    3,021,053    7,655,940
John J. Nugent..........   20,000         2.6%          24.750      4/11/06        0      311,303      788,903
Frank D. Forward........    5,000         0.6%          24.750      4/11/06        0       77,826      197,226
Laura J. Sen............    5,000         0.6%          24.750      4/11/06        0       77,826      197,226
Michael T. Wedge........    5,000         0.6%          24.750      4/11/06        0       77,826      197,226

--------
(1) The dollar amounts in these columns are the result of calculations at 0% and the arbitrary appreciation rates of 5% and 10% set by the Securities and Exchange Commission (the "Commission") and are not intended to forecast possible future stock price appreciation, if any.
(2) All options granted in fiscal 1996 were granted with an exercise price equal to the closing price of the Common Stock on the New York Stock Exchange on the date of grant. These options expire ten years from the date of grant. Options granted to the Named BJI Officers on April 11, 1996 vest in equal annual installments over four years; options granted on September 19, 1996 vest in equal annual installments over three years. All options vest upon a change of control (as defined).
(3) No gain to the optionees is possible without an increase in stock price, which will benefit all stockholders commensurately. A zero percent stock price appreciation will result in zero gain for the optionee.

AGGREGATED OPTION EXERCISES AND VALUATION

  The following table sets forth, on an aggregated basis, the exercise of Waban stock options during fiscal 1996 by each of the Named BJI Officers and the fiscal year-end value of unexercised options to purchase Waban Common Stock held by such officers:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                             NUMBER OF           VALUE OF UNEXERCISED
                                                       SECURITIES UNDERLYING         IN-THE-MONEY
                                                        UNEXERCISED OPTIONS           OPTIONS AT
                            NUMBER OF                   AT FISCAL YEAR-END        FISCAL YEAR-END(2)
                         SHARES ACQUIRED    VALUE    ------------------------- -------------------------
     NAME                  ON EXERCISE   REALIZED(1) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
     ----                --------------- ----------- ----------- ------------- ----------- -------------
Herbert J. Zarkin.......        --         $   --      265,000      335,000    $2,950,313   $1,949,688
John J. Nugent..........        --             --      122,250       67,750     1,349,000      544,250
Frank D. Forward........        --             --       16,000       13,500       141,125       97,625
Laura J. Sen............     15,000        122,188      10,500       19,500       111,156      161,656
Michael T. Wedge........        --             --       18,500       18,750       182,000      151,250

--------
(1) Based on the difference between the option exercise price and the fair market value of Waban Common Stock on the date of exercise.
(2) Based on the fair market value of Waban Common Stock on January 25, 1997 ($27.25 per share), less the option exercise price.

LONG-TERM INCENTIVE AWARDS

  The following table sets forth information related to long-term incentive awards granted to the Named BJI Officers during fiscal 1996 pursuant to the
WGIP:

             LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

                            NUMBER      PERFORMANCE OR    ESTIMATED FUTURE PAYOUTS UNDER
                          OF SHARES,  OTHER PERIOD UNTIL   NON-STOCK PRICE-BASED PLANS
                           UNITS OR       MATURATION     --------------------------------
  NAME                   OTHER RIGHTS     OR PAYOUT      THRESHOLD   TARGET     MAXIMUM
  ----                   ------------ ------------------ -------------------- -----------
Herbert J. Zarkin.......   20 Units     FYE 1/97--1/99   $ 468,000  $       0 $ 1,710,000
John J. Nugent..........   15 Units     FYE 1/97--1/99     273,000    371,220   1,050,000
Frank D. Forward........    5 Units     FYE 1/97--1/99      91,000    123,740     450,000
Laura J. Sen............    7 Units     FYE 1/97--1/99     127,400    173,236     585,000
Michael T. Wedge........    7 Units     FYE 1/97--1/99     127,400    173,236     555,000

  Employees in high-level management positions in the Company, as selected by the Executive Compensation Committee, were awarded units under the WGIP during fiscal 1996. Each unit has a value in dollars equal to a designated percentage of improvement in net income (for corporate executives) or divisional pre-tax income (for divisional executives) during the three-year fiscal period ending January 30, 1999 over base period income, as defined, for fiscal 1995. No payment will be made unless cumulative net or pre-tax income, as applicable, is at least equal to 10% compounded growth over the base period amount. The "threshold" amounts in the table above would be earned upon achievement of 10% compounded growth in earnings. No participant may receive a cash award in excess of 300% of the participant's annualized base salary as of the beginning of the award period. This limit is reflected in the "maximum" amount column of the table above. The WGIP does not specify a target payout amount. Accordingly, pursuant to SEC rules, the target payout level in the table above assumes in each case that fiscal 1996's income level will be achieved in each of the three fiscal years during the award period. This assumption would result in no payout for Mr. Zarkin because cumulative net income would be less than 10% compounded growth over the base period amount. The dollar amounts in the table are not intended to forecast future payments, if any, under WGIP.

  One-half of the cash award earned under WGIP for the three-year award period ending January 30, 1999 will be paid in April 1999 to participants employed through January 30, 1999. The remaining one-half of the award will be paid in April 2000, contingent upon employment continuing through March 31, 2000.

INCENTIVE AND OTHER PLANS

  1997 Stock Incentive Plan. BJI has adopted the BJI 1997 Stock Incentive Plan, pursuant to which BJI will be permitted to grant a variety of stock and stock-based awards to officers and key employees of BJI and its subsidiaries. Following the Distribution Date, except for replacement awards to be granted under the BJI 1997 Replacement Stock Incentive Plan in connection with the Distribution, BJI generally expects to grant equity incentive awards under the BJI 1997 Stock Incentive Plan. A description of the BJI 1997 Stock Incentive Plan is set forth below, under "Approval of the BJI 1997 Stock Incentive Plan."

  1997 Replacement Stock Incentive Plan. BJI has adopted the BJI 1997 Replacement Stock Incentive Plan, pursuant to which BJI will be permitted to grant options to purchase BJI Common Stock in replacement of outstanding Waban options held by persons who become employees of BJI on the Distribution Date and who surrender their Waban options. A description of the BJI 1997 Replacement Stock Incentive Plan is set forth below, under "Approval of the BJI 1997 Replacement Stock Incentive Plan."

  Current Waban employees who are expected to become employees of BJI on the Distribution Date held as of January 25, 1997 options to purchase an aggregate of 1,905,896 shares of Waban Common Stock under the Waban 1989 Stock Incentive Plan. Generally, under such plan, outstanding vested options may be exercised during the 90-day period following termination and unvested options lapse upon termination. The Distribution will result in termination of employment of such persons from Waban under the terms of the Waban 1989 Stock Incentive Plan.

  The exercise price and the number of replacement options expected to be granted under the BJI 1997 Replacement Stock Incentive Plan will be calculated so as to preserve the Waban options' approximate value as of the date of the Distribution. To accomplish this, the number of BJI options will be determined by multiplying the number of shares subject to each outstanding Waban option that is unexercised as of the Distribution Date by the Stock Value Ratio (as defined below). The exercise price of each replacement BJI option will equal
(a) the per share exercise price of the surrendered Waban option it replaces, divided by (b) the Stock Value Ratio. Fractions will be rounded to the next lowest share and next highest cent, respectively. The "Stock Value Ratio" equals the number determined by dividing the Waban Common Stock Value by the BJI Common Stock Value, where the Waban Common Stock Value equals the average of the closing prices of Waban Common Stock during the ten trading days immediately preceding the Distribution Date, and the BJI Common Stock Value equals the average of the closing prices of BJI Common Stock on the New York Stock Exchange during the ten trading days immediately following the Distribution Date.

  Waban options held by Messrs. Weisberger and Zarkin, who will become employees of both BJI and HomeBase after the Distribution, will be replaced by options to purchase an equal number of shares of both BJI Common Stock and HomeBase Common Stock. The aggregate exercise prices of the BJI and HomeBase options will equal the exercise price of the replaced Waban options, with the exercise price of each BJI option being equal to (a) the per share exercise price of the applicable Waban option, divided by (b) the Stock Value Ratio.

  Replacement options granted under the BJI 1997 Replacement Stock Incentive Plan pursuant to the foregoing adjustments will be subject to the same general terms as the corresponding replaced Waban options.

  Cash Incentive Plans. Waban has in place its Management Incentive Plan and its Growth Incentive Plan. Amounts paid or awarded under these plans to the Named BJI Officers during fiscal 1996 are reflected in the BJI Summary Compensation Table and the BJI table entitled "Long-Term Incentive Plans-- Awards in Last Fiscal Year." BJI has adopted cash incentive plans similar to the Waban Management Incentive Plan and Growth Incentive Plan. A description of each of these plans is set forth below, under the respective discussions of Distribution Proposal Seven ("Approval of the BJI Management Incentive Plan") and Distribution Proposal Eight ("Approval of the BJI Growth Incentive Plan").

  Executive Retirement Plan. Effective as of January 30, 1994, the Waban Executive Retirement Plan ("WERP"), a defined contribution plan, was adopted. Under the WERP, those employees in high-level management positions in Waban, as selected by the Executive Compensation Committee, including all executive officers, are eligible to receive cash annual retirement contributions in an amount determined by the Executive Compensation Committee; provided that the smallest annual retirement contribution shall equal, on an after-tax basis, at least three percent of the participant's base salary. All amounts paid under the WERP are to be used exclusively to fund an investment vehicle selected by the Executive Compensation Committee which is appropriate to provide retirement income, such as an insurance policy. BJI has adopted an executive retirement plan similar to the WERP.

  Waban made retirement contributions after the end of 1996 equal to 5% of each participant's base salary during 1996. If the participant terminates employment prior to the end of the fiscal year in which the participant is credited with four years of service, the participant generally forfeits the right to any benefit under the WERP. As of January 25, 1997, all Named BJI Officers were credited with at least four years of service.

  Retirement Plan. Waban's Retirement Plan (the "Retirement Plan"), in which all Named BJI Officers participate, was frozen on July 4, 1992 and benefits under the Retirement Plan ceased to accrue after that date. All Named BJI Officers are fully vested in their accrued benefits. The estimated annual benefits payable under the Retirement Plan upon normal retirement (age 65) on the basis of a single life annuity are as follows: Mr. Zarkin, $65,667; Mr. Nugent, $5,121, Mr. Forward, $8,077; Ms. Sen, $6,200; and Mr. Wedge, $2,982.

EMPLOYMENT AGREEMENTS

  Prior to the Distribution, BJI expects to enter into an employment agreement with Mr. Zarkin pursuant to which he will receive a minimum annual base salary of $350,000 and will participate in specified incentive and other benefit plans. BJI will be entitled to terminate Mr. Zarkin's employment at any time with or without cause (as defined). If his employment terminates by reason of death, disability, incapacity or termination by BJI other than for cause, or if Mr. Zarkin resigns as a result of his being removed from his positions with BJI or as a result of being relocated more than 40 miles from the current headquarters of BJI, Mr. Zarkin will be entitled to payment of certain cash compensation amounts and continuation of base salary and certain benefits for a period of 12 months after termination at the rate in effect upon termination. In addition, Mr. Zarkin will be entitled to payments under the BJI Management Incentive Plan (the "BJI MIP") for the fiscal year ended immediately prior to the date of termination of Mr. Zarkin's employment, and an amount equal to his MIP target award for the year of termination. Any stock options or other stock-based awards held by Mr. Zarkin on the date of termination will become fully vested. The continuing base salary payments are subject to reduction after three months for compensation earned by Mr. Zarkin from other employment (other than employment at HomeBase), and the continuing benefits are subject to reduction at any time for comparable benefits received by Mr. Zarkin from other employment. Mr. Zarkin will enter into a substantially similar employment agreement with HomeBase, providing for salary and other compensation equivalent to that payable by BJI.

  Prior to the Distribution, BJI expects to enter into an employment agreement with Mr. Nugent pursuant to which he will receive a minimum annual base salary of $520,000 and the other terms of which will be substantially similar to his existing agreement with Waban. Under Waban's current employment agreement with Mr. Nugent, he receives a minimum annual base salary of $400,000 and participates in specified incentive and other benefit plans. If his employment terminates by reason of death, disability, incapacity or termination by the Company other than for cause, Mr. Nugent is entitled to payment of certain cash compensation amounts and to certain benefits and continuation of base salary for 12 months after termination at the rate in effect upon termination. The continuing base salary payments are subject to reduction after three months for compensation earned by Mr. Nugent from other employment, and the continuing benefits are subject to reduction at any time for comparable benefits received by Mr. Nugent from other employment.

  Prior to the Distribution, BJI expects to enter into an employment agreement with each of Messrs. Forward and Wedge, and Ms. Sen under which each will receive a minimum annual base salary of $180,000, $230,000 and $230,000, respectively, and participate in specified incentive and other benefit plans. If employment terminates by reason of death, disability, incapacity or termination by BJI other than for cause, each such executive officer will be entitled to payment of certain cash compensation amounts and to certain benefits and continuation of base salary for 12 months after termination at the rate in effect upon termination. The continuing base salary payments will be subject to reduction after three months for compensation from other employment, and the continuing benefits will be subject to reduction at any time for comparable benefits received from other employment.

  In the event of a change of control followed by termination of employment as described below under""--Change of Control Severance Benefits," each of the Named BJI Officers would be entitled to the termination benefits described thereunder, to the extent such benefits would exceed the benefits otherwise described above.

CHANGE OF CONTROL SEVERANCE BENEFITS

  BJI expects to provide change of control severance benefits to each of the Named BJI Officers under individual agreements to be entered into prior to the Distribution. Under the agreements, in general, upon a change of control (as defined) of BJI, the executive would be entitled to accelerated payment of the BJI MIP target award for the year in which the change of control occurs. If, during the 24-month period following a change of control, BJI were to terminate the executive's employment other than for cause (as defined) or the executive were to terminate his employment for reasons specified in the agreement, or if employment were to terminate by reason of death, disability or incapacity, the executive would be entitled to receive an amount equal to two times the executive's annual base salary. For up to two years following termination BJI would also be obligated to provide specified benefits, including continued health, medical and life insurance benefits. The foregoing benefits would be payable whether or not they gave rise to a federal excise tax on so-called "excess parachute payments" or were non-deductible, except to the extent a reduction in amounts paid would increase the executive's after-tax benefits. BJI would also be obligated to pay all legal fees and expenses reasonably incurred by the executive in seeking enforcement of contractual rights following a change of control. In addition, upon involuntary termination within 24 months following a change of control, any agreement by the executive not to compete with BJI following termination of his employment would cease to be effective.

INDEMNIFICATION AGREEMENTS

  Prior to the Distribution, BJI will enter into indemnification agreements with each of its directors and executive officers indemnifying them against expenses, settlements, judgments and fines incurred in connection with any threatened, pending or completed action, suit, arbitration or proceeding, where the individual's involvement is by reason of the fact that he or she is or was a director or officer of BJI or served at BJI's request as a director of another organization (except that indemnification is not provided against judgments and fines in a derivative suit unless permitted by Delaware law). An individual may not be indemnified if he or she is found not to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of BJI, except to the extent Delaware law permits broader contractual indemnification. The indemnification agreements provide procedures, presumptions and remedies designed to substantially strengthen the indemnity rights beyond those provided by BJI's Certificate of Incorporation and by Delaware law.

                            MANAGEMENT OF HOMEBASE

HOMEBASE BOARD

  Following the Distribution, the business of HomeBase will be managed under the direction of the HomeBase Board. In accordance with the HomeBase Certificate, the HomeBase Board is divided into three classes with staggered terms. Each class of directors is elected for a term of three years and until their respective successors are duly elected and qualified. Directors for each class will be elected at the annual meeting of stockholders held in the year in which the term for such class expires.

  The following table sets forth the names and information as to the persons who are expected to serve as directors of HomeBase immediately after the Distribution. Messrs. Loewy, Waxlax and Zarkin are currently members of the Waban Board and Mr. Weisberger is a nominee for election to the Waban Board at the Meeting. The Waban Board expects to appoint additional independent directors prior to the Distribution.

   NAME, AGE AND YEAR TERM      PRESENT PRINCIPAL OCCUPATIONS OR EMPLOYMENT AND
           EXPIRES                        FIVE-YEAR EMPLOYMENT HISTORY
   -----------------------      -----------------------------------------------
Allan P. Sherman, 52 (1998)...  Executive Vice President of Waban since May 1993 and President of the HomeBase Division since
                                September 1993. He was President of the BJ's
                                Division from May 1993 to September 1993 and
                                Senior Vice President and General Merchandise
                                Manager--Non-Food of the BJ's Division from 1991
                                to 1993.
Herbert J. Zarkin, 58 (1998)..  Director, President and Chief Executive Officer
                                of Waban since May 1993. He was President of the
                                BJ's Division from May 1990 to May 1993. From
                                April 1989 to May 1993 he was Executive Vice
                                President of Waban. Mr. Zarkin will be Chairman
                                of the BJI Board and Chairman of the HomeBase
                                Board following the Distribution.
Lorne R. Waxlax, 63 (1999)....  Director of Waban since January 1990, and
                                Chairman of the Board of Waban since June 1996.
                                He was an Executive Vice President of The
                                Gillette Company from 1985 to 1993. Mr. Waxlax
                                is also a director of Quaker State Corporation,
                                The Iams Company, Hon Industries, Inc. and Clean
                                Harbors, Inc. Mr. Waxlax will also be a member
                                of the BJI Board following the Distribution.
Arthur F. Loewy, 68 (2000)(1).  Director of Waban since February 1989. He is a director of The TJX Companies, Inc. and was
                                Chief Financial Officer and Executive Vice
                                President--Finance of Zayre Corp. from 1982 to
                                1989.
Edward J. Weisberger, 55        Senior Vice President and Chief Financial
 (2000)(1)....................  Officer of Waban since September 1994. From
                                April 1989 until September 1994 he was Vice
                                President-Finance of Waban. Mr. Weisberger will
                                be an employee of both BJI and HomeBase after
                                the Distribution. Mr. Weisberger will also be a
                                member of the BJI Board following the
                                Distribution.

--------
(1) Nominee for election to the Waban Board. See "Election of Directors."

DIRECTOR COMPENSATION

  The compensation to be paid to the members of the Board of Directors of HomeBase after the Distribution will be the same as that currently payable to the members of the Waban Board. Directors who are not employees of Waban are paid an annual retainer of $20,000 and fees of $1,250 for each Board meeting attended, $750 for each Committee meeting attended and $750 for certain telephone meetings. As a non-employee Chairman of the Waban Board, Mr. Waxlax is paid an additional retainer of $100,000 per annum. In addition, the Chairman of the Audit Committee and the Chairman of the Executive Compensation Committee are each paid $2,500 per annum for their services as such. All directors are reimbursed for out-of-pocket expenses incurred in attending such meetings. Directors may participate in HomeBase's General Deferred Compensation Plan.

  The stockholders approved the 1995 Director Stock Option Plan (the "Waban Director Plan") at Waban's 1995 annual meeting of stockholders and each non-employee director of Waban was granted on June 13, 1995 an option to purchase 3,000 shares of Waban Common Stock. On the date of each annual meeting following the Distribution, each continuing non-employee director will be granted an option to acquire an additional 1,500 shares of HomeBase Common Stock, and each non-employee director newly elected or elected subsequent to the then most recent annual meeting will receive an option to purchase 3,000 shares of HomeBase Common Stock. The option exercise price for each of these options is the fair market value of a share of HomeBase Common Stock on the date of grant. Each option is nontransferable except upon death, will expire 10 years after the date of grant and will become exercisable in three equal annual installments beginning on the first day of the month which includes the first anniversary of the date of grant. If the director dies or otherwise ceases to be a director prior to the date the option becomes exercisable, the option will immediately expire. Any vested options will remain exercisable for a period of one year following cessation of service as a director of HomeBase. All unexercised options will become exercisable in full beginning 20 days prior to the consummation of a merger or consolidation (as described in the Waban Director Plan), acquisition, reorganization or liquidation and, to the extent not exercised, shall terminate immediately after the consummation of such merger, consolidation, acquisition, reorganization or liquidation.

  Options granted under the Waban Director Plan to persons who will continue as directors of HomeBase following the Distribution (other than Mr. Waxlax, who will be a director of both HomeBase and BJI) will be adjusted on a basis similar to that applicable to Waban options granted under the Waban 1989 Stock Incentive Plan to persons who will continue as employees of HomeBase. The aggregate exercise price of options granted under the Waban 1995 Director Stock Option Plan to Mr. Waxlax will be adjusted. The aggregate exercise price of the BJI and HomeBase options will equal the exercise price of the replaced options, with the exercise price of the BJI options being equal to (a) the per share exercise price of the replaced Waban options, divided by (b) the Stock Value Ratio. See "--Incentive and Other Plans."

  During fiscal 1996, the Waban Board held twelve meetings and took action by written consent once. Each director attended at least 75% of all meetings of the Board and committees of which he or she is a member.

COMMITTEES OF THE BOARD

  The HomeBase Board will continue to have four committees: (i) Audit; (ii) Executive; (iii) Executive Compensation; and (iv) Finance. Committee appointments are expected to be determined prior to the Distribution.

  The Audit Committee reviews with management, the internal audit group and the independent public accountants HomeBase's financial statements, the accounting principles applied in their preparation, the scope of the audit, any comments made by the public accountants upon the financial condition of HomeBase and its accounting controls and procedures, and such other matters as the Committee deems appropriate, and the Committee will review with management such matters relating to compliance with corporate policies as the Committee deems appropriate. The Audit Committee held three meetings during fiscal 1996.

  The Executive Committee is authorized to act on behalf of the HomeBase Board during intervals between meetings of the HomeBase Board. In addition, the Executive Committee has responsibility for consideration of the qualifications of, and recommendation to the Board of Directors of, nominees to fill Board vacancies and considers nominees recommended by stockholders if such recommendations are in writing and timely filed with the Secretary of HomeBase. The Executive Committee held one meeting during fiscal 1996.

  The Executive Compensation Committee reviews salary policies and compensation of officers and other members of management, including incentive compensation plans for certain officers and other members of management. The compensation policies adopted by Waban's Executive Compensation Committee for the last fiscal year are described under the heading "Election of Directors-- Executive Compensation Committee Report." It is anticipated that the Executive Compensation Committee of HomeBase will initially adopt similar compensation policies. In addition, the Executive Compensation Committee has responsibility for matters of corporate governance other than recommendation to the Board of Directors of nominees to fill Board vacancies. The Executive Compensation Committee held five meetings during fiscal 1996.

  The Finance Committee reviews with management and advises the HomeBase Board with respect to HomeBase's finances, including exploring methods of meeting HomeBase's financing requirements and planning HomeBase's capital structure. The Finance Committee did not meet during fiscal 1996.

EXECUTIVE OFFICERS

  Set forth below is certain information with respect to the persons who are expected to serve as executive officers of HomeBase immediately following the Distribution. Mr. Zarkin will serve as Chairman of the Board of Directors of both BJI and HomeBase following the Distribution.

       NAME AND TITLE AFTER THE
             DISTRIBUTION             AGE           FIVE-YEAR EMPLOYMENT HISTORY
       ------------------------       ---           ----------------------------
 Herbert J. Zarkin...................  58 President, Chief Executive Officer and Director
  Chairman of the Board of Directors      of Waban since May 1993; Executive Vice
                                          President of Waban (1989-1993); President of the
                                          BJ's Division (1990-1993)
 Allan P. Sherman....................  52 Executive Vice President of Waban since May
  President and Chief Executive           1993; President of the HomeBase Division since
  Officer                                 September 1993; President of the BJ's Division
                                          (May 1993-September 1993); Senior Vice President
                                          and General Merchandise Manager-Non-Food of the
                                          BJ's Division (1991-1993)
 Thomas F. Gallagher ................  45 Executive Vice President, Store Operations of
  Executive Vice President,               the HomeBase Division since May 1996; Vice
  Store Operations                        President, Sales Operations of the BJ's Division
                                          (1993-1996); Assistant Vice President, Regional
                                          Manager of the BJ's Division (1991-1993)
 Scott Richards......................  39 Executive Vice President, Merchandising of the
  Executive Vice President, Merchan-      HomeBase Division since August 1996; Vice
  dising                                  President, Merchandising of the HomeBase
                                          Division (1993-1996); Buyer for the HomeBase
                                          Division (1991-1993)
 William B. Langsdorf................  40 Senior Vice President, Finance of the HomeBase
  Executive Vice President and            Division since September 1993; Assistant Vice
  Chief Financial Officer                 President, Finance of the HomeBase Division
                                          (1991-1993)

EXECUTIVE COMPENSATION

  The following table sets forth certain information concerning the annual and long-term compensation paid for services rendered to Waban for fiscal 1994, 1995 and 1996 by (i) those persons who are expected to be the Chief Executive Officer and the four other most highly compensated executive officers of HomeBase following the Distribution (the "Named HomeBase Officers") and (ii) those persons (other than Mr. Nugent, information with respect to whom is provided under the caption "Management of BJI--Executive Compensation") who were the Chief Executive Officer and the four most highly compensated executive officers of Waban during fiscal 1996 who were serving as executive officers of Waban on January 25, 1997 (the "Named Waban Officers"):

                          SUMMARY COMPENSATION TABLE

                                      ANNUAL COMPENSATION          LONG-TERM COMPENSATION
                                  --------------------------- --------------------------------
                                                                     AWARDS          PAYOUTS
                                                      OTHER   --------------------- ----------    ALL
                                                     ANNUAL   RESTRICTED SECURITIES              OTHER
   NAME AND PRINCIPAL                                COMPEN-    STOCK    UNDERLYING    LTIP     COMPEN-
      POSITION(1)         YEAR(2)  SALARY   BONUS   SATION(3) AWARDS(4)  OPTIONS(5) PAYOUTS(6) SATION(7)
   ------------------     ------- -------- -------- --------- ---------- ---------- ---------- ---------
Herbert J. Zarkin.......   1996   $605,962 $199,361 $ 25,633   $   --     250,000    $360,640  $ 34,792
President and Chief        1995    570,000  171,285   24,112       --     100,000         --     33,000
 Executive Officer of      1994    552,692  442,154   23,380       --     100,000         --     31,969
 Waban; Chairman of the
 Board of HomeBase
Allan P. Sherman........   1996    451,346      --   238,170       --      20,000      83,190    27,019
President and Chief        1995    435,000   40,000  241,786       --      50,000         --     26,250
 Executive Officer of      1994    422,885  189,420  219,829       --      65,000         --    101,114
 HomeBase
Thomas F. Gallagher.....   1996    176,078   40,484  190,670   155,250     15,000      80,874    13,304
Executive Vice                     114,634   29,470    3,895       --         --          --     10,232
 President,                1995
 Store Operations of       1994    106,558   40,152    3,621       --       4,000         --      9,191
 HomeBase
Scott Richards..........   1996    167,910    2,709    6,610   129,375     13,000      24,957    12,562
Executive Vice
 President,                1995    131,538   11,122    5,229       --         --          --     11,027
 Merchandising of          1994    123,943   40,871    4,870       --       7,000         --     10,125
 HomeBase
William B. Langsdorf....   1996    155,553      --     6,218       --       4,000      27,730    12,076
Executive Vice
 President,                1995    143,942    7,500    5,766       --         --          --     11,697
  Finance of HomeBase      1994    129,904   38,790    5,204       --      12,000         --     10,366
Edward J. Weisberger....   1996    238,077   46,996   10,071       --      70,000     180,320    16,404
Senior Vice President
 and                       1995    225,000   40,567    9,518       --      40,000         --     15,750
 Chief Financial Officer   1994    197,847   86,777    8,369       --      40,000         --     14,392
 of Waban
Sarah M. Gallivan.......   1996    154,904   20,385    5,687       --       6,000      72,128    12,245
Vice President, General    1995    144,808   17,406    5,316       --         --          --     11,740
 Counsel of Waban          1994    131,885   43,074    4,842       --      10,000         --     10,849

--------
(1) Does not include Mr. Nugent, who also was one of Waban's four most highly compensated executive officers during fiscal 1996. Information regarding Mr. Nugent's compensation is described above under "Management of BJI." During 1996, Mr. Zarkin served as President and Chief Executive Officer of Waban and Mr. Sherman served as Executive Vice President of Waban and President of the HomeBase Division of Waban.
(2) Refers to fiscal year ended in January of the following year.

(3) Includes for Mr. Sherman $130,344, $135,204 and $137,240 in fiscal 1996, fiscal 1995 and fiscal 1994, respectively, for loan forgiveness and the value of the interest-free component of a housing loan from Waban pursuant to the terms of his employment contract, and $80,671, $80,797 and $60,374 in fiscal 1996, fiscal 1995 and fiscal 1994, respectively, for reimbursement of tax liabilities related to that loan and certain items under "All Other Compensation." Includes for Mr. Gallagher $102,141 in fiscal 1996 for relocation costs and $74,727 for reimbursement of tax liabilities related to those costs and certain items under "All Other Compensation." Includes for Messrs. Zarkin, Richards, Langsdorf and Weisberger and Ms. Gallivan in fiscal 1996, fiscal 1995 and fiscal 1994 and for Mr. Gallagher in fiscal 1995 and fiscal 1994 the reimbursement for tax liabilities related to Waban's contributions under the WERP and excludes perquisites having an aggregate value of the lesser of $50,000 or 10% of salary plus bonus.
(4) Restricted stock awards were issued at no cost to Mr. Gallagher and Mr. Richards in 1996. The dollar value of these awards is based on the closing market price of the Company's Common Stock on the date of grant. Fifty percent of the shares granted to Mr. Gallagher vest in February 1998 and 25% vest in each of February 1999 and 2000. Forty percent of the shares granted to Mr. Richards vest in June 1997, with 20% vesting in each of June 1998, 1999 and 2000. Vesting is contingent upon continued employment on the vesting dates. The following table presents aggregate restricted stock holdings as of January 25, 1997 and the value of such holdings based on the fair market value of Waban Common Stock on January 25, 1997 ($27.25):

                                                                    RESTRICTED
                                        NUMBER OF SHARES          STOCK HOLDINGS
                                   OF RESTRICTED STOCK ISSUED       AT 1/25/97
                                   -----------------------------  ---------------
                                     1996       1995      1994    SHARES  VALUE
                                   ---------- --------  --------  ------ --------
   Herbert J. Zarkin..............          0        0         0  1,706  $ 46,489
   Allan P. Sherman...............          0        0         0  5,312   144,752
   Thomas F. Gallagher............      6,000        0         0  6,432   175,272
   Scott Richards.................      5,000        0         0  5,450   148,513
   William B. Langsdorf...........          0        0         0    450    12,263
   Edward J. Weisberger...........          0        0         0    847    23,081
   Sarah M. Gallivan..............          0        0         0    484    13,189

  In the event of a change of control (as defined), each person's restricted shares would become unrestricted. Holders of restricted shares are entitled to the same dividends as those paid to holders of unrestricted shares, including shares of BJI Common Stock to be issued in the Distribution. Shares of BJI Common Stock received as a dividend will be subject to the same restrictions and vesting schedule as the restricted shares on account of which the special dividend was made.
(5) Reflects the grant of options to purchase Common Stock. Waban has never granted stock appreciation rights.
(6) Payouts for fiscal 1996 represent 50% of the WGIP award earned by the named person for the three-year performance period ended January 25, 1997. The remaining 50% of the award is payable in April 1998, contingent on employment continuing through March 31, 1998.
(7) For fiscal 1996, represents Waban's contributions under its 401(k) Savings Plan for Salaried Employees and WERP (see "--Incentive and Other Plans-- Executive Retirement Plan") as presented below:

                                                                   1996 WABAN
                                                                  CONTRIBUTIONS
                                                                 ---------------
                                                                 401(K)
                                                                 SAVINGS
                                                                  PLAN    WERP
                                                                 ------- -------
   Herbert J. Zarkin............................................ $4,494  $30,298
   Allan P. Sherman.............................................  4,500   22,519
   Thomas F. Gallagher..........................................  4,500    8,804
   Scott Richards...............................................  4,312    8,250
   William B. Langsdorf.........................................  4,314    7,762
   Edward J. Weisberger.........................................  4,500   11,904
   Sarah M. Gallivan............................................  4,500    7,745

STOCK OPTION GRANTS

  The following table sets forth the stock option grants made by Waban to each of the Named HomeBase Officers and the Named Waban Officers during fiscal 1996:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                        INDIVIDUAL GRANTS
                         ------------------------------------------------
                           NUMBER    PERCENT OF                                 POTENTIAL REALIZABLE
                             OF     TOTAL OPTIONS                           VALUE AT ASSUMED ANNUAL RATES
                         SECURITIES  GRANTED TO                            OF STOCK PRICE APPRECIATION FOR
                         UNDERLYING   EMPLOYEES   EXERCISE OR                      OPTION TERM(1)
                          OPTIONS     IN FISCAL    BASE PRICE  EXPIRATION ---------------------------------
          NAME            GRANTED       YEAR      PER SHARE(2)    DATE     0%(3)       5%          10%
          ----           ---------- ------------- ------------ ---------- -------------------- ------------
Herbert J. Zarkin.......   40,000        5.1%       $24.750     4/11/06    $   0  $    622,606 $  1,577,805
                          210,000       27.0%        22.875     9/19/06        0     3,021,053    7,655,940
Allan P. Sherman........   20,000        2.6%        24.750     4/11/06        0       311,303      788,903
Thomas F. Gallagher.....    3,000        0.4%        24.750     4/11/06        0        46,695      118,335
                           12,000        1.5%        25.875     6/11/06        0       195,272      494,857
Scott Richards..........    3,000        0.4%        24.750     4/11/06        0        46,695      118,335
                           10,000        1.3%        22.875     9/19/06        0       143,860      364,569
William B. Langsdorf....    4,000        0.5%        24.750     4/11/06        0        62,261      157,781
Edward J. Weisberger....   20,000        2.6%        24.750     4/11/06        0       311,303      788,903
                           50,000        6.4%        22.875     9/19/06        0       719,298    1,822,843
Sarah M. Gallivan.......    6,000        0.8%        24.750     4/11/06        0        93,391      236,671

--------
(1) The dollar amounts in these columns are the result of calculations at 0% and the arbitrary appreciation rates of 5% and 10% set by the Commission and are not intended to forecast possible future stock price appreciation, if any.
(2) All options granted in fiscal 1996 were granted with an exercise price equal to the closing price of the Common Stock on the New York Stock Exchange on the date of grant. These options expire ten years from the date of grant. Options granted on April 11, 1996 and June 11, 1996 vest in equal annual installments over four years; options granted on September 19, 1996 vest in equal annual installments over three years. All options vest upon a change of control (as defined).
(3) No gain to the optionees is possible without an increase in stock price, which will benefit all stockholders commensurately. A zero percent stock price appreciation will result in zero gain for the optionee.

AGGREGATED OPTION EXERCISES AND VALUATION

  The following table sets forth, on an aggregated basis, the exercise of stock options during fiscal 1996 by each of the Named HomeBase Officers and the Named Waban Officers and the fiscal year-end value of unexercised options held by such officers:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                              NUMBER OF
                                                        SECURITIES UNDERLYING     VALUE OF UNEXERCISED
                                                         UNEXERCISED OPTIONS      IN-THE-MONEY OPTIONS
                            NUMBER OF                    AT FISCAL YEAR-END      AT FISCAL YEAR-END (2)
                         SHARES ACQUIRED    VALUE     ------------------------- -------------------------
  NAME                     ON EXERCISE   REALIZED (1) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
  ----                   --------------- ------------ ----------- ------------- ----------- -------------
Herbert J. Zarkin.......        --         $    --      265,000      335,000    $2,950,313   $1,949,688
Allan P. Sherman........     19,000         215,688     108,250       67,750     1,140,844      546,594
Thomas F. Gallagher.....      2,950          33,038           0       18,725             0       65,184
Scott Richards..........      2,970          31,185       4,800       18,168        49,350      104,581
William B. Langsdorf....      4,750          56,031       7,550       12,700        84,459       99,447
Edward J. Weisberger....        500           6,688      72,000       95,500       754,250      508,563
Sarah M. Gallivan.......        --              --       11,750       12,750       107,406       82,406

--------
(1) Based on the difference between the option exercise price and the fair market value of Waban Common Stock on the date of exercise.
(2) Based on the fair market value of Waban Common Stock on January 25, 1997 ($27.25 per share), less the option exercise price.

LONG-TERM INCENTIVE AWARDS

  The following table sets forth information related to long-term incentive awards granted to the Named HomeBase Officers and the Named Waban Officers during fiscal 1996 pursuant to the WGIP:

             LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

                            NUMBER      PERFORMANCE OR   ESTIMATED FUTURE PAYOUTS UNDER
                          OF SHARES,  OTHER PERIOD UNTIL  NON-STOCK PRICE-BASED PLANS
                           UNITS OR       MATURATION     -----------------------------------
  NAME                   OTHER RIGHTS     OR PAYOUT      THRESHOLD    TARGET     MAXIMUM
  ----                   ------------ ------------------ -----------  -------- -------------
Herbert J. Zarkin.......   20 Units    FYE 1/97 - 1/99   $   468,000   $    0  $   1,710,000
Allan P. Sherman........   15 Units    FYE 1/97 - 1/99       194,400        0      1,305,000
Thomas F. Gallagher.....    8 Units    FYE 1/97 - 1/99       103,680        0        351,216
Scott Richards..........    8 Units    FYE 1/97 - 1/99       103,680        0        402,000
William B. Langsdorf....    5 Units    FYE 1/97 - 1/99        64,800        0        450,000
Edward J. Weisberger....   10 Units    FYE 1/97 - 1/99       234,000        0        675,000
Sarah M. Gallivan.......    6 Units    FYE 1/97 - 1/99       140,400        0        450,000

  Employees in high-level management positions in the Company, as selected by the Executive Compensation Committee, were awarded units under the WGIP during fiscal 1996. Each unit has a value in dollars equal to a designated percentage of improvement in net income (for corporate executives) or divisional pre-tax income (for divisional executives) during the three-year fiscal period ending January 30, 1999 over base period income, as defined, for fiscal 1995. No payment will be made unless cumulative net or pre-tax income, as applicable, is at least equal to 10% compounded growth over the base period amount. The "threshold" amounts in the table above would be earned upon achievement of 10% compounded growth in earnings. No participant may receive a cash award in excess of 300% of the participant's annualized base salary as of the beginning of the award period. This limit is reflected in the "maximum" amount column of the table above. The WGIP does not specify a target payout amount. Accordingly, pursuant to SEC rules, the target payout level in the table above assumes in each case that fiscal 1996's income level will be achieved in each of the three fiscal years during the award period. This assumption would result in no payout for each of the Named HomeBase Officers or Named Waban Officers because cumulative net or pre-tax income would be less than 10% compounded growth over the base period amount. The dollar amounts in the table are not intended to forecast future payments, if any, under WGIP.

  One-half of the cash award earned under the WGIP for the three-year award period ending January 30, 1999 will be paid in April 1999 to participants employed through January 30, 1999. The remaining one-half of the award will be paid in April 2000, contingent upon employment continuing through March 31, 2000.

INCENTIVE AND OTHER PLANS

  Stock Incentive Plans. Prior to the Distribution, Waban has granted stock and stock-based awards to officers and key employees of HomeBase and its subsidiaries pursuant to the Waban 1989 Stock Incentive Plan. Following the Distribution Date, except for replacement awards to be granted under the Waban 1989 Stock Incentive Plan in connection with the Distribution, Waban generally expects to grant equity incentive awards under the Waban 1997 Stock Incentive Plan. Descriptions of the Waban 1989 Stock Incentive Plan and the Waban 1997 Stock Incentive Plan are set forth below under "Approval of Amendments to the Waban 1989 Stock Incentive Plan and Continuance of Plan" and "Approval of Waban 1997 Stock Incentive Plan."

  Effective upon the Distribution, all unvested options and vested but unexercised options granted under the Waban 1989 Stock Incentive Plan and held by persons who remain HomeBase employees (other than persons who will also be employees of BJI) will be adjusted so that the number of shares subject to such options and the exercise price of such options will preserve the approximate value of the Waban options held by such persons immediately prior to the Distribution. To accomplish this, the number of Waban options held by each such person immediately prior to the Distribution will be multiplied by the pre-Distribution price of a share of Waban Common Stock and the resulting number will be divided by the average of the closing prices of shares of Waban

Common Stock on the New York Stock Exchange during the ten trading days immediately following the date of the Distribution (the "Post-Distribution Waban Share Price"). The exercise price of the Waban option will be multiplied by the Post-Distribution Waban Share Price and the resulting number will be divided by the pre-Distribution price of a share of Waban Common Stock. Fractions will be rounded to the next lower share and the next higher cent, respectively. The pre-Distribution price per share of Waban Common Stock will be the average of the closing prices of shares of Waban Common Stock on the New York Stock Exchange during the ten trading days immediately preceding the date of the Distribution.

  Cash Incentive Plans. Waban has in place its Management Incentive Plan and its Growth Incentive Plan. Amounts paid or awarded under these plans to the Named HomeBase Officers during fiscal 1996 are reflected in the HomeBase Summary Compensation Table and the HomeBase table entitled "Long-Term Incentive Plans--Awards in Last Fiscal Year." These plans are similar to the Management Incentive Plan and the Growth Incentive Plan proposed to be adopted by BJI and described below under the respective discussions of Distribution Proposal Seven ("Approval of the BJI Management Incentive Plan") and Distribution Proposal Eight ("Approval of the BJI Growth Incentive Plan").

  Executive Retirement Plan. Effective as of January 30, 1994, the Waban Inc. Executive Retirement Plan ("WERP"), a defined contribution plan, was adopted. Under the WERP, those employees in high-level management positions in Waban, as selected by the Executive Compensation Committee, including all executive officers, are eligible to receive cash annual retirement contributions in an amount determined by the Executive Compensation Committee; provided that the smallest annual retirement contribution shall equal, on an after-tax basis, at least three percent of the participant's base salary. All amounts paid under the WERP are to be used exclusively to fund an investment vehicle selected by the Executive Compensation Committee which is appropriate to provide retirement income, such as an insurance policy.

  Waban made retirement contributions after the end of 1996 equal to 5% of each participant's base salary during 1996. If the participant terminates employment prior to the end of the fiscal year in which the participant is credited with four years of service, the participant generally forfeits the right to any benefit under the WERP. As of January 25, 1997, all Named HomeBase Officers and Named Waban Officers were credited with at least four years of service.

  Retirement Plan. Waban's Retirement Plan (the "Retirement Plan"), in which Messrs. Zarkin, Richards, Langsdorf and Weisberger and Ms. Gallivan participated, was frozen on July 4, 1992 and benefits under the Retirement Plan ceased to accrue after that date. Messrs. Zarkin, Richards, Langsdorf and Weisberger and Ms. Gallivan are fully vested in their accrued benefits. The estimated annual benefits payable to such persons under the Retirement Plan upon normal retirement (age 65) on the basis of a single life annuity are as follows: Mr. Zarkin, $65,667; Mr. Richards, $7,140; Mr. Langsdorf, $5,209; Mr. Weisberger, $27,553; and Ms. Gallivan, $2,472.

EMPLOYMENT AGREEMENTS

  Prior to the Distribution, HomeBase expects to enter into an employment agreement with Mr. Zarkin substantially similar to the employment agreement he will enter into with BJI. See "Management of BJI--Employment Agreements." Under the Company's existing employment agreement with Mr. Zarkin (which will be modified in connection with the Distribution in accordance with the preceding sentence), Mr. Zarkin receives a minimum annual base salary of $625,000 and participates in specified incentive and other benefit plans. The Company is entitled to terminate Mr. Zarkin's employment at any time with or without cause (as defined). If his employment terminates by reason of death, disability, incapacity or termination by the Company other than for cause, or if a change of control occurs, Mr. Zarkin is entitled to payment of certain cash compensation amounts and continuation of base salary and certain benefits for a period of 24 months after termination at the rate in effect upon termination. The continuing base salary payments are subject to reduction after twelve months for compensation earned by Mr. Zarkin from other employment, and the continuing benefits are subject to reduction at any time for comparable benefits received by Mr. Zarkin from other employment.

  Under the Company's employment agreement with Mr. Sherman, Mr. Sherman receives a minimum annual base salary of $460,000 and participates in specified incentive and other benefit plans. Prior to the Distribution, HomeBase expects to amend Mr. Sherman's employment agreement to increase his minimum annual base salary to $520,000. In addition, in connection with his election as President of the HomeBase Division in 1993, the Company agreed to extend to him an interest-free loan of $700,000 for the purchase of a residence in California and to forgive the loan over seven years in equal installments, $100,000 of which was forgiven in each of fiscal 1994, 1995 and 1996. The Company also agreed to make certain tax "gross-up" payments to Mr. Sherman. The Company is entitled to terminate Mr. Sherman's employment at any time with or without cause (as defined). If Mr. Sherman's employment terminates by reason of death, disability or termination by the Company other than for cause, the Company is required to pay certain cash compensation amounts, to continue payment of Mr. Sherman's base salary and certain benefits for 52 weeks after termination at the rate in effect upon termination, and to extend the term of Mr. Sherman's relocation loan, including the provisions for debt forgiveness. The continuing base salary payments are subject to reduction after three months for compensation earned by Mr. Sherman from other employment, and the continuing benefits are subject to reduction at any time for comparable benefits received by Mr. Sherman from other employment.

  Prior to the Distribution, HomeBase expects to enter into an employment agreement with each of Messrs. Gallagher, Richards and Langsdorf under which each will receive a minimum annual base salary of $220,000, $220,000 and $190,000, respectively, and participate in specified incentive and other benefit plans. If employment terminates by reason of death, disability, incapacity or termination by HomeBase other than for cause, each such executive officer will be entitled to payment of certain cash compensation amounts and to certain benefits and continuation of base salary for 12 months after termination at the rate in effect upon termination. The continuing base salary payments will be subject to reduction after three months for compensation from other employment, and the continuing benefits will be subject to reduction at any time for comparable benefits received from other employment.

  The Company has an employment agreement with each of Mr. Weisberger and Ms. Gallivan under which they receive minimum annual base salaries of $245,000 and $157,500, respectively, and participate in specified incentive and other benefit plans. If employment terminates by reason of death, disability, incapacity or termination by the Company other than for cause, each such executive is entitled to payment of certain cash compensation amounts and to certain benefits and continuation of base salary for 12 months after termination at the rate in effect upon termination. The continuing base salary payments are subject to reduction after three months for compensation earned by the executive from other employment, and the continuing benefits are subject to reduction at any time for comparable benefits received by the executive from other employment.

  In the event of a change of control followed by termination of employment as described below under "--Change of Control Severance Benefits," each of the Named HomeBase Officers and Named Waban Officers would be entitled to the termination benefits described thereunder, to the extent such benefits would exceed the benefits otherwise described above.

CHANGE OF CONTROL SEVERANCE BENEFITS

  HomeBase expects to provide change of control severance benefits to each of the Named HomeBase Officers under individual agreements to be entered into prior to the Distribution. Under the agreements, in general, upon a change of control (as defined) of HomeBase, the executive would be entitled to accelerated payment of the HomeBase Management Incentive Plan target award for the year in which the change of control occurs. If, during the 24-month period following a change of control, HomeBase were to terminate the executive's employment other than for cause (as defined) or the executive were to terminate his employment for reasons specified in the agreement, or if employment were to terminate by reason of death, disability or incapacity, the executive would be entitled to receive an amount equal to two times the executive's annual base salary. For up to two years following termination HomeBase would also be obligated to provide specified benefits, including continued health, medical and life insurance benefits. The foregoing benefits would be payable whether or not they gave rise to a federal excise tax on so-called "excess parachute payments" or were non-deductible, except to the extent a reduction in amounts paid would increase the executive's after-tax benefits.

HomeBase would also be obligated to pay all legal fees and expenses reasonably incurred by the executive in seeking enforcement of contractual rights following a change of control. In addition, upon involuntary termination within 24 months following a change of control, any agreement by the executive not to compete with HomeBase following termination of his employment would cease to be effective.

INDEMNIFICATION AGREEMENTS

  Prior to the Distribution, HomeBase will enter into indemnification agreements with each of its directors and executive officers indemnifying them against expenses, settlements, judgments and fines incurred in connection with any threatened, pending or completed action, suit, arbitration or proceeding, where the individual's involvement is by reason of the fact that he or she is or was a director or officer of HomeBase or served at HomeBase's request as a director of another organization (except that indemnification is not provided against judgments and fines in a derivative suit unless permitted by Delaware law). An individual may not be indemnified if he or she is found not to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of HomeBase, except to the extent Delaware law permits broader contractual indemnification. The indemnification agreements provide procedures, presumptions and remedies designed to substantially strengthen the indemnity rights beyond those provided by HomeBase's Certificate of Incorporation and by Delaware law. Each of the Named Waban Officers has entered into an indemnification agreement as described in this paragraph.

          PRICE RANGE OF WABAN COMMON STOCK AND DIVIDEND POLICY

  The Waban Common Stock is listed on the New York Stock Exchange and is traded under the symbol "WBN". The following table sets forth, for the fiscal periods indicated, the high and low sales prices per share of the Waban Common Stock as reported on the New York Stock Exchange Composite Tape. On October 22, 1996, the trading date preceding public announcement of the proposed Distribution, the high, low and closing prices per share of Waban Common Stock on the New York Stock Exchange were $24 1/4, $23 5/8 and $23 7/8, respectively. On June 4, 1997, the closing price per share of Waban Common Stock on the New York Stock Exchange was $30 1/4.

                                                                 HIGH     LOW
                                                                ------- -------
      FISCAL 1995
        1st Quarter............................................ $20 3/8 $15 7/8
        2nd Quarter............................................ $16 3/4 $13 1/2
        3rd Quarter............................................ $19 1/4 $15 1/2
        4th Quarter............................................ $19 5/8 $15 1/4
      FISCAL 1996
        1st Quarter............................................ $27 1/8 $18 3/4
        2nd Quarter............................................ $28     $17 7/8
        3rd Quarter............................................ $27 5/8 $18 3/8
        4th Quarter............................................ $28 3/8 $25
      FISCAL 1997
        1st Quarter............................................ $29 3/4 $26 3/8
        2nd Quarter (through June 4, 1997)..................... $30 1/2 $26 3/8

  The Company's policy is to retain earnings to provide funds for the operation and expansion of its business. The Company has not paid cash dividends on its Common Stock and does not anticipate that it will do so in the forseeable future. The Senior Notes, Senior Subordinated Notes and the Company's bank credit agreement contain covenants which, among other things, limit the payment of cash dividends on Common Stock. Under the most restrictive requirement, cash dividends are limited to not more than 25% of the Company's consolidated net income for the immediately preceding fiscal year.

                        OWNERSHIP OF WABAN COMMON STOCK

  The table following sets forth information as to the beneficial ownership of Waban Common Stock as of March 31, 1997 by (i) each person or entity known to the Company to beneficially own more than 5% of the outstanding shares of Waban Common Stock, (ii) each director or nominee for director of Waban, BJI or HomeBase, (iii) each of the Named Waban Officers and all current directors and executive officers of Waban as a group, (iv) each of the Named BJI Officers and all persons expected to serve as directors or executive officers of BJI as a group and (v) each of the Named HomeBase Officers and all persons expected to serve as directors or executive officers of HomeBase as a group. The following table also reflects the beneficial ownership of BJI Common Stock and HomeBase Common Stock as of the Distribution Date as if the Distribution took place on March 31, 1997 by each such person or group.

                           SHARES OF WABAN    PERCENT OF OUTSTANDING SHARES OF
NAME AND ADDRESS OF         COMMON STOCK               COMMON STOCK
BENEFICIAL OWNER        BENEFICIALLY OWNED(1)      BENEFICIALLY OWNED(1)
-------------------     --------------------- --------------------------------
The Prudential
 Insurance Company of
 America...............       2,983,308(2)                  9.09%
 751 Broad Street
 Newark, New Jersey
  01102
Franklin Resources,
 Inc. et al............       2,516,800(3)                  7.67%
 777 Mariners Island
  Blvd.
 P.O. Box 7777
 San Mateo, CA 94404
David J. Greene and
 Company...............       2,428,555(4)                  7.40%
 599 Lexington Avenue
 New York, New York
  10022
Morgan Stanley Group
 Inc. .................       1,811,495(5)                  5.52%
 1585 Broadway
 New York, NY 10036
S. James Coppersmith...           3,000                        *
Stanley H.
 Feldberg(6)...........          16,218                        *
Kerry L. Hamilton......           1,200                        *
Allyn L. Levy..........           6,000                        *
Arthur F. Loewy(6).....           9,632                        *
Thomas J. Shields......           1,500                        *
Lorne R. Waxlax........           8,000                        *
Herbert J. Zarkin......         413,932                     1.25%
Sarah M. Gallivan......          20,896                        *
John J. Nugent.........         163,316                        *
Allan P. Sherman.......         153,750                        *
Edward J. Weisberger...         103,917                        *
Frank D. Forward.......          30,922                        *
Laura J. Sen...........          23,796                        *
Michael T. Wedge.......          26,364                        *
Thomas F. Gallagher....           9,523                        *
Scott Richards.........          13,774                        *
William B. Langsdorf...          12,425                        *
All Directors and
 Executive Officers of
 Waban as a Group (12
 persons)..............         901,361                     2.69%
All Directors and
 Executive Officers of
 BJI as a Group
 (12 persons)..........         802,843                     2.40%
All Directors and
 Executive Officers of
 HomeBase as a Group (8
 persons)..............         724,953                     2.17%

--------
 * Indicates less than 1%
(1) Includes the following shares of Common Stock that may be acquired upon exercise of outstanding stock options which were exercisable on March 31, 1997 or within 60 days thereafter: Mr. Coppersmith, 1,000 shares; Mr. Feldberg, 1,000 shares; Ms. Hamilton, 1,000 shares; Mr. Levy, 1,000 shares; Mr. Loewy, 1,000 shares; Mr. Shields, 1,000 shares; Mr. Waxlax, 1,000 shares; Mr. Zarkin, 301,250 shares; Ms. Gallivan, 16,000 shares; Mr. Nugent, 142,750 shares; Mr. Sherman, 128,750 shares; Mr. Weisberger, 82,500 shares; Mr. Forward, 20,750 shares; Ms. Sen, 17,000 shares; Mr. Wedge, 24,250 shares; Mr. Gallagher, 2,875 shares; Mr. Richards, 7,918 shares; Mr. Langsdorf, 11,825 shares; all Directors and Executive Officers of Waban as a group, 678,250 shares; all Directors and Executive Officers of BJI as a group, 609,500 shares; all Directors and Executive Officers of HomeBase as a group, 537,118 shares. Unexercised Waban stock options held by BJI employees as of the Distribution Date will be replaced by options that are exercisable for shares of BJI Common Stock based upon a conversion formula to be calculated after the Distribution Date. See "Management of BJI--Incentive and Other Plans." See "Management of HomeBase--Incentive and Other Plans" for a discussion of adjustments to outstanding HomeBase options that will be made after the Distribution Date.

(2) As of March 31, 1997 based on information provided to the Company by The Prudential Insurance Company of America ("Prudential"), which holds shares for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. Prudential reported that it has sole power to vote 144,200 shares and shared power to vote 2,783,734 shares and has sole dispositive power with respect to 193,800 and shared dispositive power with respect to 2,783,734 shares. Includes 5,818 shares issuable upon conversion of the Convertible Debentures.
(3) As of March 31, 1997 based on information provided to the Company by Franklin Resources, Inc., et al. Franklin Mutual Advisors, Inc. reported that (i) it has sole power to vote or to direct the voting of 2,280,800 shares and Templeton Investment Counsel, Inc. has sole power to vote or direct the voting of 236,000 shares; and (ii) it has sole dispositive power with respect to 2,280,800 shares and Templeton Investment Counsel, Inc. has sole dispositive power with respect to 236,000 shares.
(4) Information is as of December 31, 1996 and is based on a Schedule 13G filed with the Commission by David J. Greene and Company, a registered broker-dealer and investment adviser. David J. Greene and Company reported that it has sole power to vote 152,400 shares and shared power to vote 1,546,500 shares and has sole dispositive power with respect to 152,400 shares and shared dispositive power with respect to 2,428,555 shares.
(5) Information is as of December 31, 1996 and is based on a Schedule 13G filed with the SEC by Morgan Stanley Group Inc. ("Morgan Stanley"). Morgan Stanley reported that it has shared voting power with respect to 1,708,895 shares and shared dispositive power with respect to 1,811,495 shares.
(6) Includes the following shares beneficially owned by the following persons as trustees or custodians of which beneficial interest is disclaimed unless otherwise indicated: Stanley H. Feldberg (8,366 shares). Excludes the following shares beneficially owned by or held in trust by or for the benefit of the respective spouses of the following persons and any shares held in a trust for which the following persons are income beneficiaries, as to which the following persons disclaim beneficial ownership: Stanley
    H. Feldberg (84 shares); Arthur F. Loewy (413 shares).

                       DESCRIPTION OF BJI CAPITAL STOCK

AUTHORIZED CAPITAL STOCK

  As of the Distribution Date, BJI's authorized capital stock will consist of 200 million shares of capital stock, of which 180 million shares will be designated as BJI Common Stock, $.01 par value per share, and 20 million shares will be designated as preferred stock, $.01 par value per share (the "Preferred Stock"). The following summary description of BJI's capital stock is qualified in its entirety by reference to the BJI Certificate and the BJI By-laws, as the same will be in effect on the Distribution Date.

COMMON STOCK

  BJI will be authorized to issue 180 million shares of BJI Common Stock. Based on the number of shares of Waban Common Stock outstanding as of March 31, 1997, approximately 32.8 million shares of BJI Common Stock are expected to be issued and outstanding immediately following the Distribution Date. If all of the Convertible Debentures are converted prior to the Distribution, an additional 4,332,080 shares of BJI Common Stock would be outstanding immediately following the Distribution Date.

  Subject to the rights of holders of Preferred Stock and any other senior class of stock, holders of BJI Common Stock will be entitled to receive such dividends as may from time to time be declared by the Board of Directors of BJI. Holders of BJI Common Stock will be entitled to one vote per share on every question submitted to them at a meeting of stockholders or otherwise. In the event of a liquidation, dissolution or winding up and distribution of the assets of BJI, after paying or setting aside for the holders of Preferred Stock and any other senior class of stock the full preferential amounts to which they are entitled, and subject to the rights of any series of Preferred Stock to participate pro rata with the BJI Common Stock with respect to distributions, the holders of BJI Common Stock will be entitled to receive pro rata all of the remaining assets of BJI available for distribution to BJI stockholders. There are no pre-emptive rights with respect to BJI Common Stock. The shares of BJI Common Stock to be issued in the Distribution will not be liable to further calls or assessments.

PREFERRED STOCK

  BJI will be authorized to issue up to 20 million shares of Preferred Stock without further stockholder approval (except as may be required by applicable stock exchange rules). Accordingly, the Board of Directors will be authorized to determine, without any further action by the holders of the BJI Common Stock, the dividend rights, dividend rate, conversion or exchange rights, voting rights, rights and terms of redemption, liquidation preferences and sinking fund terms of any series of Preferred Stock, the number of shares constituting any such series, and the designation thereof. No shares of Preferred Stock are expected to be issued and outstanding immediately following the Distribution.

  Should the BJI Board elect to exercise its authority to issue any additional series of Preferred Stock, the rights, preferences and privileges of holders of BJI Common Stock would be made subject to the rights, preferences and privileges of such additional series.

         CERTAIN PROVISIONS OF THE BJI CERTIFICATE AND THE BJI BY-LAWS

  The internal affairs of BJI will be governed by, among other things, the laws of the State of Delaware, the BJI Certificate and the BJI By-laws. The BJI Certificate will contain several provisions, certain of which are substantially similar to provisions in Waban's Certificate of Incorporation, that may impede the acquisition of control of BJI by means of a tender offer, proxy fight or other means. The BJI By-laws will also contain provisions, certain of which are substantially similar to provisions contained in Waban's By-laws, that could have an anti-takeover effect. Set forth below is a description of such provisions in the BJI Certificate and the BJI By-laws, and of certain related provisions of Delaware law.

CLASSIFIED BOARD OF DIRECTORS

  The BJI Certificate and BJI By-laws will provide for the BJI Board to be divided into three classes of directors serving staggered three-year terms. As a result, beginning in 1998, approximately one-third of the BJI Board will be elected each year. The classified board is designed to ensure continuity and stability in the BJI Board's leadership and policies in the event of a hostile takeover attempt or proxy contest.

  The classified board would significantly extend the time required to effect any change in control of the BJI Board and may tend to discourage any hostile takeover bid for BJI. Because only a minority of the directors will be elected at each annual meeting, it would normally take at least two annual meetings for holders of even a significant majority of BJI's voting stock to effect a change in the composition of a majority of the BJI Board, absent approval of the BJI Board. Because of the additional time required to change the composition of the BJI Board, a classified board may also make the removal of incumbent management more difficult, even if such removal would be beneficial to stockholders generally, and may tend to discourage certain tender offers.

  The Waban Board believes the classified board provisions will enable the BJI Board to better protect the interests of BJI stockholders by aiding the BJI Board to negotiate more favorable terms with a potential acquiror since such acquiror would be faced with a delay in obtaining control of BJI absent approval of the BJI Board.

NUMBER OF DIRECTORS; REMOVAL; FILLING VACANCIES

  The BJI By-laws will provide that the number of directors will be not less than three, with the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the entire BJI Board. The authority of the BJI Board to determine the exact number of directors could be used to prevent a stockholder from obtaining majority representation on the BJI Board simply by enlarging the BJI Board and filling the new directorships with its own nominees. Moreover, the BJI Certificate will provide that directors may be removed only for cause (as defined therein) and only by a vote of at least 67% of the outstanding shares of BJI Common Stock. This removal provision of the BJI Certificate may only be amended by the supermajority stockholder votes described below under "--Amendment of Certain Provisions of the BJI Certificate and the BJI By-laws."

  The BJI By-laws will provide that vacancies on the BJI Board may only be filled by the majority vote of the remaining directors and not by the stockholders, except that in the case of newly created directorships, if the remaining directors fail to fill any such vacancy, the stockholders may do so at the next annual meeting or a special meeting called for that purpose. Any director so elected to fill a vacancy shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall have been elected and qualified. This provision may have the effect in practice of limiting the power to fill vacancies only to the BJI Board because the BJI By-laws will not permit stockholders to call a special meeting (at which such vacancies could be filled). See "--Special Meetings; Stockholder Action by Written Consent" below. In addition, this vacancy provision of the BJI By-laws may not be amended by the stockholders without the supermajority stockholder votes described below under "--Amendment of Certain Provisions of the BJI Certificate and the BJI By-laws."

  These removal and vacancy provisions of the BJI Certificate and the BJI By-laws will preclude the holder of a majority of the BJI Common Stock from removing incumbent directors, or otherwise taking advantage of vacancies on the BJI Board, and simultaneously gaining control of the BJI Board by filling such resulting vacancies with its own nominees.

SPECIAL MEETINGS; STOCKHOLDER ACTION BY WRITTEN CONSENT

  The BJI By-laws will provide that special meetings of stockholders may be called only by the President or the Chairman of the Board or by vote of a majority of the entire BJI Board. This provision precludes independent stockholder action to call a special meeting of stockholders for consideration of any proposals, including proposals for certain takeovers or proposals to remove directors from office prior to the annual meeting of stockholders, unless such officers or the BJI Board believe consideration of such proposals to be appropriate.

  The BJI Certificate will provide that all stockholder action must be effected at a duly called meeting (and not by a consent in writing). This provision will give all of the stockholders of BJI an opportunity to participate in determining the appropriateness of any proposed action and prevents the holders of a majority of the voting stock from using the written consent procedure permitted by Delaware law to take action, including any attempt to gain control of BJI.

ADVANCE NOTICE PROVISION FOR STOCKHOLDER NOMINATIONS OF DIRECTORS AND OTHER STOCKHOLDER PROPOSALS

  The BJI By-laws will establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders and for nominations by stockholders of candidates for election as directors at an annual or special meeting at which directors are to be elected. Only such business may be conducted at an annual meeting of stockholders as has been brought before the meeting by, or at the direction of, the Board of Directors, or by a stockholder of BJI who is entitled to vote at the meeting who has given to the Secretary of BJI timely written notice, in proper form, of the stockholder's intention to bring that business before the meeting. The chairman of such meeting has the authority to make such determinations. Only persons who are nominated by, or at the direction of, the Board of Directors, or who are nominated by a stockholder who has given timely notice, in proper form, to the Secretary prior to a meeting at which directors are to be elected will be eligible for election as directors of BJI.

  To be timely, a stockholder's notice of business to be brought before an annual meeting and nominations of candidates for election as directors at any annual meeting shall be delivered to the Secretary of BJI at the principal executive offices of BJI not less than 70 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 70 days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the seventieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

  To be timely, a stockholder's notice of nominations of persons for election to the Board of Directors at a special meeting of stockholders at which a vacant newly created directorship is to be filled shall be delivered to the Secretary of BJI at the principal executive offices of BJI not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of the seventieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

  The notice of any nomination for election as a director must set forth the name and address of, and the class and number of shares of BJI held by, the stockholder who intends to make the nomination and the beneficial owner, if any, on whose behalf the nomination is being made; the name and address of the person or persons to be nominated; a representation that the stockholder is a holder of record of stock of BJI entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; and the consent of each nominee to serve as a director if so elected.

CONSIDERATION OF NON-STOCKHOLDER CONSTITUENCIES

  The BJI Certificate will provide that in determining whether to take or to refrain from taking corporate action on any matter, the BJI Board may take into account the interests of creditors, customers, employees and other constituencies of BJI and its subsidiaries, and the effect upon communities in which BJI and its subsidiaries do business in addition to any other considerations which the BJI Board may lawfully take into account. The purpose of these provisions is to specifically authorize the BJI Board to consider the interests of various constituencies of BJI and its subsidiaries, in addition to the interests of stockholders. Waban believes that these provisions are desirable to emphasize the BJI Board's authority to act to maintain and protect BJI as an enterprise.

AMENDMENT OF CERTAIN PROVISIONS OF THE BJI CERTIFICATE AND THE BJI BY-LAWS

  Under Delaware law, the stockholders may adopt, amend or repeal the by-laws, and with the approval of the board of directors, the certificate of incorporation. If the certificate so provides, the by-laws may be adopted, amended or repealed by the board of directors. The BJI Certificate will provide for such actions to be taken by the BJI Board, except as provided below. The BJI Certificate will contain provisions requiring the affirmative vote of the holders of at least 80% of all outstanding shares of BJI Common Stock, (i) to alter, amend, repeal or adopt certain provisions of the BJI Certificate (including the provisions of the BJI Certificate discussed above in this Section and including the amendment provisions described in this sentence) or (ii) to amend, alter or repeal provisions of the BJI By-laws (including the provisions of the BJI By-laws described above in this Section). These supermajority voting requirements will make it more difficult for stockholders to make changes in the above-described provisions of the BJI Certificate or the BJI By-laws, including changes designed to facilitate the exercise of control over BJI. In addition, these supermajority voting requirements will enable the holders of a minority of the outstanding shares of BJI Common Stock to prevent the holders of a majority or more from amending the above-described provisions of the BJI Certificate or the BJI By-laws. The supermajority vote requirements may be difficult to obtain, since the holders of at least 80% of all outstanding shares of BJI Common Stock must be present or represented by proxy at any meeting at which any such amendment is proposed and must vote in favor of such amendment.

PREFERRED STOCK

  The BJI Certificate will authorize the BJI Board to determine (without any further vote of the stockholders, except as may be required by applicable stock exchange rules), with respect to any series of Preferred Stock, the terms and rights of such series. See "Description of BJI Capital Stock-- Preferred Stock."

  In connection with the planned adoption of its Preferred Stock Purchase Rights, BJI will designate and reserve for issuance upon exercise of such Rights 100,000 shares of Series A Junior Participating Preferred Stock. See "--Preferred Stock Purchase Rights" below. Although BJI has no intention at the present time of doing so, it could issue another series of Preferred Stock that could, depending on the terms of such series, either impede or facilitate the completion of a merger, tender offer or other takeover attempt. The BJI Board is not expected to seek stockholder approval prior to any issuance of authorized capital stock, including Preferred Stock, unless otherwise required by law or stock exchange rules. Frequently, opportunities arise that require prompt action, and the BJI Board believes that the delay occasioned by seeking stockholder approval of a specific issuance could be detrimental to BJI and its stockholders.

  The provisions of the BJI Certificate and the BJI By-laws described above pertaining to the classification of the BJI Board, the number, removal and nomination of directors, the filling of vacancies on the BJI Board, stockholder action by written consent, special meetings of stockholders and the related amendment provisions will be made subject to the provisions of any series of Preferred Stock or any other securities of BJI with respect to the election of directors upon specified circumstances or the voting of such securities, as the case may be.

CERTAIN RELATED PROVISIONS OF DELAWARE LAW

  Under Section 203 of the Delaware General Corporation Law, a corporation is prohibited from engaging in a business combination (as defined in said Section
203) with any Interested Stockholder (defined to include any person or group owning more than 15% of the corporation's outstanding voting stock) for a period of three years following the time such person or group became an Interested Stockholder. This prohibition does not apply if (i) prior to such time, the corporation's Board of Directors approved either the pertinent business combination or the transaction in which the Interested Stockholder became such, (ii) upon consummation of the transaction which resulted in such person or group first becoming an Interested Stockholder, such Interested Stockholder owned at least 85% of the corporation's voting stock outstanding at the time the transaction commenced (excluding, in the calculation of such 85% ownership level, shares owned by persons who are both officers and directors and shares owned by employee benefit plans under which participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer) or (iii) subsequent to such time, the pertinent business combination is approved by the corporation's Board of Directors and holders of at least two-thirds of the corporation's voting stock not owned by the Interested Stockholder voting at an annual or special stockholders' meeting. Any such special stockholders' meeting could only be called in the manner described above under "--Special Meetings; Stockholder Action by Written Consents." In addition, subject to certain notice and related timing requirements, business combinations consisting of (x) mergers or consolidations requiring stockholder approval, (y) certain asset sales or related transactions and (z) tender or exchange offers for more than 50% of the corporation's voting stock are permitted where such business combination
(i) is with a person or group which either was not an Interested Stockholder during the preceding three years or which became such with the approval of the corporation's Board of Directors and (ii) is approved (or not opposed) by a majority of the disinterested directors (as defined in said Section 203).

  Delaware law provides certain procedures for a corporation to elect not to be covered by Section 203. BJI will not seek to adopt any procedure opting out of Section 203 prior to the Distribution, and, consequently, absent such an election in the future, any business combination involving an Interested Stockholder must comply with these provisions of Delaware law. Following the Distribution Date, any future election to opt out of Section 203 can be effected only by an amendment to the BJI Certificate or the BJI By-laws. Any such election would not be effective for a period of 12 months following the date of adoption of such amendment and would not apply to a business combination with any Interested Stockholder who became such prior to such date of adoption.

INDEMNIFICATION AND INSURANCE

  Under Delaware law, directors and officers of BJI, as well as other employees and individuals, may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation (a "derivative action")) if they acted in good faith in a manner they reasonably believed to be in or not opposed to the best interests of BJI, and, with respect to any criminal action or proceeding had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such actions and Delaware law requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to BJI.

  The BJI Certificate will provide that each person who was or is made a party to, or is involved in, any threatened, pending or completed action, suit, proceeding or claim by reason of the fact that he or she is or was a director or officer of BJI (or if such person is or was serving at the request of BJI as a director, officer, employee or agent for any other entity) shall be indemnified and held harmless by BJI, to the full extent authorized by Delaware law, as in effect from time to time, against all expenses (including attorneys' fees), judgments, fines, penalties and amounts to be paid in settlement incurred by such person in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim.

  The rights to indemnification and the payment of expenses to be provided by the BJI Certificate do not apply to any action, suit, proceeding or claim initiated by or on behalf of a person otherwise entitled to the benefit of such provisions. Any person seeking indemnification under the BJI Certificate shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established. The BJI Certificate will provide that the rights to indemnification and the payment of expenses provided thereby shall not be exclusive of any other right which any person may have or acquire under any statute, provision of the BJI Certificate or BJI By-laws, or otherwise. Any repeal or modification of such indemnification provisions shall not adversely affect any right or protection of a director or officer with respect to any acts or omissions of such director or officer occurring prior to such repeal or modification.

  BJI will also enter into indemnification agreements with each of its directors and officers. See "Management of BJI--Indemnification Agreements."

  BJI is expected to maintain insurance, at its expense, to protect itself and any of its directors, officers, employees or agents covered thereby against any expense, liability or loss, whether or not BJI would have the power to indemnify such person against such expense, liability or loss under the Delaware law, so long as such insurance is available at reasonable rates.

ELIMINATION OF LIABILITY IN CERTAIN CIRCUMSTANCES

  Consistent with applicable provisions of Delaware law, the BJI Certificate will limit a director's monetary liability to BJI or its stockholders for breach of fiduciary duty, except for situations entailing bad faith, intentional misconduct, a knowing violation of law, unlawful dividend payments or stock purchases or redemptions, acquisition of improper personal benefit or breach of duty of loyalty. Future amendments to such provisions of Delaware law will automatically be applied to BJI without any requirement of stockholder approval. Consequently, such amendments could result in the expansion of directors' protections under such exculpation provisions without additional consideration by stockholders. As a result of inclusion of this provision, stockholders may be unable to recover monetary damages against directors for actions which constitute negligence or gross negligence or which are in violation of their fiduciary duties, although it may be possible to obtain injunctive or other equitable relief with respect to such actions. If equitable remedies are found not to be available to stockholders for any particular case, stockholders may not have any effective remedy against the challenged conduct. Thus, directors will have a personal stake, at the potential expense of stockholders, in such exculpation provisions of the BJI Certificate. Such exculpation provisions would not limit directors' liability for violation of the federal securities laws. Such provisions will not apply to officers who are not directors of BJI.

PREFERRED STOCK PURCHASE RIGHTS

  The BJI Board is expected to authorize a Rights Agreement, pursuant to which one preferred stock purchase right (a "Right") will be distributed together with and will attach to each share of BJI Common Stock to be distributed in the Distribution. The Rights will expire on the tenth anniversary of the Distribution Date, unless earlier redeemed or exchanged. Each Right will entitle the holder to purchase one one-thousandth of a share of Series A Junior Participating Preferred Stock (the "Series A Preferred Stock") of BJI at an exercise price to be determined by the BJI Board prior to the Distribution. The Rights will be exercisable only if a person or group has acquired beneficial ownership of 20% or more of the outstanding BJI Common Stock or commences a tender or exchange offer that would result in such person or group owning 30% or more of the BJI Common Stock. If any person becomes the beneficial owner of 20% or more of the shares of BJI Common Stock (an "Acquiring Person"), except pursuant to a Permitted Offer (as defined in the Rights Agreement), each Right not owned by such Acquiring Person will enable its holder to purchase that number of shares of the BJI Common Stock which equals the exercise price of the right divided by one-half of the current market price of the BJI Common Stock at the date of the occurrence of the event. In addition, if, after a person or group has become an Acquiring Person, BJI is involved in a merger or other business combination transaction in which it is not the surviving corporation or in connection with which the BJI Common Stock is changed or exchanged (other than a merger which follows a Permitted Offer), or it sells or transfers 50% or more of its assets or earning power, each Right that has not previously been exercised or voided will entitle its holder to purchase that number of shares of common stock of such other person which equals the exercise price of the Right divided by one-half of the current market price of such common stock at the date of the occurrence of the event. BJI will generally be entitled to redeem the Rights at $.01 per Right at any time until the tenth business day following public announcement that a person or group has become an Acquiring Person.

  The Series A Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Subject to the rights of holders of any shares of any Preferred Stock ranking prior and superior to the Series A Preferred Stock, each share of Series A Preferred Stock will be entitled to a preferential quarterly dividend payment of the greater of (a) $10.00 per share or (b) an aggregate dividend of 1,000 times the dividend declared per share of BJI Common Stock. In the event of liquidation, the holders of the Series A Preferred Stock will be entitled to a minimum preferential liquidation payment of $1,000 per share and will be entitled to an aggregate payment of 1,000 times the payment made per share of BJI Common Stock. Each share of Series A Preferred Stock will have 1,000 votes, voting together with the BJI Common Stock. Finally, in the event of any merger, consolidation or other transaction in which BJI Common Stock is exchanged, each share of Series A Preferred Stock will be entitled to receive 1,000 times the amount received per share of BJI Common Stock. These rights are protected by customary antidilution provisions.

  Because of the nature of the Series A Preferred Stock's dividend, liquidation and voting rights, the value of one one-thousandth of a share of Series A Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of BJI Common Stock.

  Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of BJI, including without limitation the right to vote or receive dividends.

  The Rights are designed to protect stockholders of BJI in the event of unsolicited offers to acquire BJI and other coercive takeover tactics. The Rights may cause substantial dilution to a person or group that attempts to acquire BJI on terms not approved by the BJI Board, and therefore may render an unsolicited takeover of BJI more difficult or less likely to occur. However, the Rights should not interfere with any merger or other business combination approved by the BJI Board since the Rights may be redeemed by BJI at $.01 per Right prior to the tenth business day following public announcement that a person or group has become an Acquiring Person.

                    DESCRIPTION OF WABAN CAPITAL STOCK

AUTHORIZED CAPITAL STOCK

  Waban's authorized capital stock consists of 200 million shares of capital stock, of which 190 million shares are designated as common stock, $.01 par value per share (the "Waban Common Stock"), and ten million shares are designated as preferred stock, $.01 par value per share (the "Waban Preferred Stock"). The Waban Common Stock is listed on the New York Stock Exchange.

WABAN COMMON STOCK

  Waban is authorized to issue 190 million shares of Waban Common Stock. As of March 31, 1997 approximately 32.8 million shares of Waban Common Stock were issued and outstanding. If all of the Convertible Debentures are converted, approximately an additional 4.3 million shares of Waban Common Stock would be outstanding.

  Subject to the rights of holders of Waban Preferred Stock and any other senior class of stock, holders of Waban Common Stock are entitled to receive such dividends as may from time to time be declared by the Board of Directors of Waban. Holders of Waban Common Stock are entitled to one vote per share on every question submitted to them at a meeting of stockholders or otherwise. In the event of a liquidation, dissolution or winding up and distribution of the assets of Waban, after paying or setting aside for the holders of Waban Preferred Stock and any other senior class of stock the full preferential amounts to which they are entitled, and subject to the rights of any series of Waban Preferred Stock to participate pro rata with the Waban Common Stock with respect to distributions, the holders of Waban Common Stock are entitled to receive pro rata all of the remaining assets of Waban available for distribution to Waban stockholders. There are no pre-emptive rights with respect to Waban Common Stock. The shares of Waban Common Stock are not liable for further calls or assessments.

WABAN PREFERRED STOCK

  Waban is authorized to issue up to ten million shares of Waban Preferred Stock without further stockholder approval (except as may be required by applicable stock exchange rules). Accordingly, the Board of Directors is authorized to determine, without any further action by the holders of Waban Common Stock, the dividend rights, dividend rate, conversion or exchange rights, voting rights, rights and terms of redemption, liquidation preferences and sinking fund terms of any series of Preferred Stock, the number of shares constituting any such series, and the designation thereof. No shares of Preferred Stock are outstanding. One hundred thousand shares of Waban Preferred Stock have been designated as Series A Junior Participating Preferred Stock and have been reserved for issuance upon the exercise of Preferred Stock Purchase Rights attached to each share of Waban Common Stock.

  Should the Waban Board elect to exercise its authority to issue any additional series of Waban Preferred Stock, the rights, preferences and privileges of holders of Waban Common Stock would be made subject to the rights, preferences and privileges of such additional series.

TRANSFER AGENT

  The Transfer Agent for the Waban Common Stock is The First Chicago Trust Company of New York.

        APPROVAL OF AMENDMENT TO THE WABAN CERTIFICATE OF INCORPORATION

  Approval of the Distribution Proposals will also constitute approval of an amendment to the Certificate of Incorporation of Waban which would change the name of Waban Inc. to "HomeBase, Inc.", effective only if the Distribution occurs (the "Name Change"). Even if the Distribution Proposal is approved by stockholders, the Waban Board may determine not to file the amendment to the Waban Certificate reflecting the Name Change. In such case, Waban intends to propose an alternative name change for a vote by the stockholders of Waban at the next annual meeting of stockholders.

 APPROVAL OF AMENDMENTS TO THE WABAN 1989 STOCK INCENTIVE PLAN AND CONTINUANCE
                                    OF PLAN

  Stockholders are being asked to approve (i) an amendment to Waban's 1989 Stock Incentive Plan (the "Waban 1989 Stock Incentive Plan") increasing the maximum number of shares of Common Stock issuable under the Waban 1989 Stock Incentive Plan from 5,750,000 to 7,250,000 and (ii) the continuance of the Waban 1989 Stock Incentive Plan, on the terms described below, for a period ending on the earlier of six months after the Distribution Date or June 14, 1999. Stockholder approval of the additional 1,500,000 shares is being sought in part to provide the increased number of shares estimated to be required in connection with the proportionate adjustment to be made to currently outstanding options under the Waban 1989 Stock Incentive Plan as a result of the Distribution. See "Management of HomeBase--Incentive and Other Plans."

  As of March 31, 1997, options and stock-based awards had been granted under the Waban 1989 Stock Incentive Plan with respect to an aggregate of 4,203,602 shares (net of cancellations and forfeitures) and 1,546,398 shares remained available for future grants under the Waban 1989 Stock Incentive Plan. Waban believes the 1,500,000 additional shares, together with those which currently remain available for grant and those which will become available for grant as a result of the termination of outstanding options currently held by persons who do not continue as employees of Waban after the Distribution, should provide a sufficient number of shares to enable options and other awards to be granted through the life of the Waban 1989 Stock Incentive Plan. The following persons are expected to be eligible to participate in the Waban 1989 Stock Incentive Plan immediately following the Distribution: five executive officers and approximately 200 other key employees of

HomeBase. The approval of the amendment to, and continuance of, the Waban 1989 Stock Incentive Plan is not conditioned upon the approval of any of the other Distribution Proposals.

DESCRIPTION OF THE WABAN 1989 STOCK INCENTIVE PLAN

  The following summary of the Waban 1989 Stock Incentive Plan is qualified in its entirety by reference to the plan, a copy of which may be obtained by making a written request to the Secretary of the Company.

  The Waban 1989 Stock Incentive Plan permits the granting of a variety of stock and stock-based awards to officers and key employees of Waban and its subsidiaries, including: stock options; restricted and unrestricted shares; rights to receive cash or shares on a deferred basis or based on performance; rights to receive cash or shares in respect of increases in the value of Common Stock; cash payments sufficient to offset the federal ordinary income taxes of participants resulting from transactions under the Waban 1989 Stock Incentive Plan; loans to participants in connection with awards; and other Common Stock-based awards, including the sale or award of convertible securities, that meet the requirements of the Waban 1989 Stock Incentive Plan. The Waban 1989 Stock Incentive Plan also provides that option holders may, unless otherwise provided at the time of grant, surrender outstanding options in exchange for a cash payment during the 60-day period following a Change of Control of Waban (as defined in the Waban 1989 Stock Incentive Plan).

  The Waban 1989 Stock Incentive Plan is administered by the Executive Compensation Committee. The Executive Compensation Committee has full power to select, from among the employees eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to any participants and to determine the specific terms of each grant, subject to the provisions of the Waban 1989 Stock Incentive Plan.

  Subject to adjustment for stock splits and similar events, currently a total of 5,750,000 shares of Common Stock may be issued under the Waban 1989 Stock Incentive Plan, and no more than 250,000 shares per calendar year may be made subject to awards granted to any single participant. If stockholders approve the amendments at the Meeting, the maximum number of shares of Common Stock issuable under the Plan will increase to 7,250,000 and the maximum number of shares that may be made subject to awards granted to any single participant will increase to 700,000 for the calendar year in which the Distribution Date occurs. The Waban 1989 Stock Incentive Plan also permits the issuance of securities convertible into Common Stock, including a maximum of 500,000 shares of preferred stock of Waban. Awards and shares which are forfeited, reacquired by Waban or satisfied by a cash payment or otherwise without the issuance of Common Stock are not counted toward the Plan limitations.

  The Executive Compensation Committee is required to make appropriate adjustments in connection with outstanding awards to reflect stock dividends, stock splits and similar events. In the event of a merger, liquidation or similar event, the Committee may provide for substitution or adjustments or may accelerate or, upon payment or other consideration for the vested portion of any awards as the Executive Compensation Committee deems equitable, terminate such awards (subject to the provisions described under "Change of Control" below). The Board of Directors may at any time amend or discontinue the Waban 1989 Stock Incentive Plan and the Executive Compensation Committee may at any time amend or cancel awards (or provide substitute awards or reduced exercise or purchase prices, including lower-priced awards upon the termination of any then outstanding awards) and may accelerate awards and waive conditions and restrictions on any awards to the extent it may determine to be appropriate. However, no such action may adversely affect any rights under outstanding awards without the holder's consent. Moreover, any amendment that would cause the Waban 1989 Stock Incentive Plan to fail to satisfy any then applicable incentive stock option rules under the Code shall be ineffective unless approved by the stockholders.

  Persons eligible to participate in the Waban 1989 Stock Incentive Plan are those full- or part-time officers and other key employees of Waban or its subsidiaries who are responsible for or contribute to the management, growth or profitability of the business of Waban, as selected from time to time by the Executive Compensation

Committee. Persons who are not employees of Waban or a parent or subsidiary (as those terms are used in Section 422 of the Code) are not eligible to receive grants of incentive options, as defined below. The Waban 1989 Stock Incentive Plan limits the terms of awards to ten years (ten years and one day in the case of non-statutory options, as defined below) and currently prohibits the granting of awards after June 14, 1999.

  The Waban 1989 Stock Incentive Plan is also being amended to revise or delete certain existing provisions which made reference to old Rule 16b-3 under the Exchange Act.

  Stock Options. The Waban 1989 Stock Incentive Plan permits the granting of non-transferable stock options to acquire Common Stock that qualify as incentive stock options ("incentive options") under Section 422 of the Code and non-transferable stock options that do not so qualify ("nonstatutory options"). The Executive Compensation Committee may provide that, upon exercise of an option, the participant will receive shares of Restricted Stock or Deferred Stock awards (see below). The exercise price of each option is determined by the Executive Compensation Committee, but may not be less than 100% of the fair market value of the shares on the date of grant.

  The Executive Compensation Committee determines the term of each option and at what time or times each option may be exercised, and the exercisability of options may be accelerated by the Executive Compensation Committee. In the event of termination of employment by reason of normal retirement, disability or death, an option may thereafter be exercised (to the extent it was then exercisable) for a period of three years, or such shorter period as may be specified by the Executive Compensation Committee at the time of grant, subject to the stated term of the option. In the event of termination of employment for any reason other than normal retirement, disability or death, an option may thereafter be exercised, to the extent then exercisable, for three months (or such longer period of up to three years as the Executive Compensation Committee determines at or after the grant date) following termination, subject to the stated term of the option. However, options cease to be exercisable upon termination for Cause (as defined in the Waban 1989 Stock Incentive Plan).

  Stock Appreciation Rights. The Executive Compensation Committee may grant non-transferable stock appreciation rights entitling the holder upon exercise to receive an amount, in any combination of cash or shares of unrestricted Common Stock, Restricted Stock or Deferred Stock awards, not greater in value than the increase since the date of grant in the value of the shares covered by such right. Stock appreciation rights may be granted separately from or in tandem with the grant of an option. In addition, the Executive Compensation Committee may determine, if so requested by an option holder, that Waban will pay the optionee, in cancellation of an option not accompanied by a related stock appreciation right, any combination of cash, unrestricted Common Stock, Restricted Stock or Deferred Stock awards not greater in value than the increase since the date of grant in the value of the shares covered by the option. The exercise value of a stock appreciation right is generally determined by reference to the closing sale price of Common Stock on the date of exercise.

  Restricted Stock and Unrestricted Stock. The Executive Compensation Committee may award shares of Common Stock subject to such conditions and restrictions (including vesting) as the Committee may determine ("Restricted Stock"). The purchase price, if any, of shares of Restricted Stock may not exceed the par value of those shares.

  The Executive Compensation Committee may at any time waive such restrictions, including the waiver of vesting periods through acceleration. Shares of Restricted Stock are non-transferable and if a participant who holds shares of Restricted Stock terminates employment for any reason (including death) prior to the lapse or waiver of the restrictions, Waban may require the forfeiture of or repurchase the shares. A holder of Restricted Stock has all rights of a stockholder with respect to such stock, subject only to conditions and restrictions generally applicable to Restricted Stock or specifically set forth in the Restricted Stock award agreement.

  The Executive Compensation Committee may grant shares (at no cost or for a purchase price equal to par value or less) which are free from any restrictions under the Waban 1989 Stock Incentive Plan ("Unrestricted Stock").

  Deferred Stock. The Executive Compensation Committee may make Deferred Stock awards under the Waban 1989 Stock Incentive Plan. These are non-transferable awards entitling the recipient to receive shares of Common Stock without any payment in one or more installments at a future date or dates. Receipt of Deferred Stock may be conditioned on such matters as the Executive Compensation Committee shall determine, including continued employment or attainment of performance goals. Except as otherwise determined by the Executive Compensation Committee prior thereto, all such rights terminate upon the participant's termination of employment.

  Performance Units. The Executive Compensation Committee may award non-transferable Performance Units entitling the recipient to receive shares of Common Stock or cash in such combinations as the Executive Compensation Committee may determine. Payment of the award may be conditioned on achievement of specified performance goals over a fixed or determinable period and such other conditions as the Executive Compensation Committee may determine. Except as otherwise determined by the Executive Compensation Committee prior thereto, rights under a Performance Unit award terminate upon a participant's termination of employment.

  Other Stock-Based Awards. The Executive Compensation Committee may grant other types of awards of, or based on, Common Stock ("Other Stock-Based Awards"). Such awards may include securities convertible into or exchangeable for shares of Common Stock upon such conditions, including attainment of performance goals, as the Executive Compensation Committee may determine. Convertible securities offered under Other Stock-Based Awards may be convertible debt or shares, not exceeding in the aggregate 500,000 shares, of convertible preferred stock.

  The Executive Compensation Committee may determine the amount and form of consideration, if any, payable upon the issuance or exercise of Other Stock-Based Awards. However, Common Stock must be issued (including upon conversion, exchange or otherwise) either as bonus stock or for a price equal to at least 50% of its fair market value on the grant or the effective date (or conversion or exchange date), and securities convertible into Common Stock must be issued as a bonus or for a price equal to at least 50% of their fair market value on the grant or issuance date. The Executive Compensation Committee may prescribe limitations or conditions requiring forfeiture by the participant, or permitting repurchase by Waban, of Other Stock-Based Awards or related Common Stock or securities, and may at any time accelerate or waive any such limitations or conditions. The recipient of an Other Stock-Based Award will have rights of a stockholder to the extent, if any, specified by the Executive Compensation Committee in the Other Stock-Based Award agreement.

  Supplemental Grants. The Executive Compensation Committee may authorize loans from Waban in connection with awards granted or exercised under the Waban 1989 Stock Incentive Plan. Loans may be for up to ten years, may be secured or unsecured and may be with or without recourse against the participant. Each loan shall be subject to such additional terms and conditions and shall bear such rate of interest, if any, as the Executive Compensation Committee shall determine. However, the amount of any loan may not exceed the total exercise or purchase price plus an amount equal to the cash payment which could have been paid to the borrower in respect of taxes as described in the next paragraph.

  The Executive Compensation Committee may at any time grant to a participant the right to receive a cash payment in connection with taxable events (including the lapse of restrictions) under grants or awards. The amount of such payment is determined in relation to the taxable amount recognized in respect of such other grant or award, based on the maximum marginal federal tax rate (or such lower rate as the Executive Compensation Committee may determine) in effect at the time such taxable income is recognized. The amount of any such payment may be up to but may not exceed the amount estimated to be necessary to cover the federal income tax so calculated as due with respect to such other grant or award and with respect to the cash payment itself.

  Dividends and Deferrals. The Executive Compensation Committee may require or permit the immediate payment or the waiver, deferral or investment of dividends paid on awards under the Waban 1989 Stock Incentive Plan and amounts equal to dividends which would have been paid if shares subject to an award had been outstanding, and may permit participants to make elections to defer receipt of benefits under the Waban 1989 Stock Incentive Plan. The Executive Compensation Committee may also provide for the accrual of interest or dividends on amounts deferred under the Waban 1989 Stock Incentive Plan on such terms as the Executive Compensation Committee may determine.

  Change of Control. The Waban 1989 Stock Incentive Plan provides that, in the event of a Change of Control of Waban, unless otherwise expressly provided at the time of grant, all stock options and stock appreciation rights will become immediately exercisable. Restrictions and conditions on other awards will automatically be deemed satisfied to the extent that the Executive Compensation Committee may determine (whether at or after the time of grant). The definition of Change of Control, however, provides that, unless otherwise determined by the Executive Compensation Committee, a transaction shall not be deemed to be a Change of Control with respect to a participant if the participant takes part in the transaction (within the meaning of the definition).

  Also in the event of a Change of Control, during the 60-day period following such Change of Control each optionholder (other than the holder of an option as to whom the Executive Compensation Committee determined at the time of grant that the rights described below would not apply, and other than any optionholder who initiates the Change of Control or who participates in the transaction in the manner specified in the definition of Change of Control) may, upon notice to Waban, surrender outstanding options to Waban in exchange for a cash payment equal to the excess of the fair market value (subject to the special rule for nonstatutory options described below) on the date of surrender of the shares subject to the option over the aggregate exercise price. For purposes of the surrender of nonstatutory options, "fair market value" means the highest reported sales price, regular way, of a share of Common Stock on the New York Stock Exchange Composite Transactions Index during the 60-day period prior to the Change of Control or, if higher (in the case of a Change of Control occurring by reason of certain acquisitions), the highest per share price paid or reported in connection with such acquisition.

  The granting of awards under the Waban 1989 Stock Incentive Plan is discretionary, and except for the additional options to be issued to adjust for the Distribution (as described under the caption "Management of HomeBase-- Incentive and Other Plans"), Waban cannot now determine the number or type of awards to be granted in the future to any particular person or group.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following discussion of the material United States federal income tax consequences of the issuance and exercise of options to the optionee and Waban, while accurate, does not purport to be a complete description of federal tax aspects of the Waban 1989 Stock Incentive Plan.

  Incentive Options. The grant of an incentive option does not produce taxable income to the optionee or a deduction to Waban. If an incentive option is exercised while the optionee is employed or within three months following the termination of employment (twelve months in the case of termination of employment because of permanent disability), or after the optionee's death if death occurs during the foregoing periods, exercise of the option will in general also not produce taxable ordinary income to the optionee or a deduction to Waban. For alternative minimum tax purposes, however, such exercise will increase the optionee's "alternative minimum taxable income" and may result in a liability to pay the alternative minimum tax.

  To the extent that the aggregate fair market value of the stock (determined at time of grant) with respect to which incentive options granted under all option plans of Waban and its subsidiary corporations are exercisable for the first time by an individual during any calendar year exceeds $100,000, such options will be treated as nonstatutory stock options.

  If stock acquired upon the exercise of an incentive option is disposed of more than two years after the date the option is granted and one year after the date the option is exercised, gain or loss recognized upon disposition of the stock will be capital gain or loss. If these one-year and two-year holding period requirements are not satisfied, the optionee will realize ordinary income at the time of disposition of the stock. (A disposition giving rise to such ordinary income is referred to as "disqualifying disposition".) Upon a disqualifying disposition, an optionee will generally realize ordinary income equal to the lesser of (a) the difference between fair market value of the stock on the date of exercise and the exercise price, or (b) the difference between the sales price of the shares and the exercise price, and Waban will be entitled to a deduction equal to such amount. Any additional gain recognized in the disposition will be a capital gain for which no deduction will be available to the Company.

  If an optionee exercises an incentive option in whole or in part by surrendering previously acquired stock, no gain or loss is recognized on the exchange of the previously acquired shares unless the exchange results in a disqualifying disposition of the shares surrendered. Such a disqualifying disposition may result in the realization of ordinary income.

  Nonstatutory Options. The grant of a nonstatutory option does not produce taxable income to the optionee or a deduction to Waban. An optionee exercising a nonstatutory option recognizes ordinary income in the amount of the difference between the fair market value of the shares at the time of exercise and the exercise price of the shares, and Waban is entitled to a corresponding deduction. An optionee will have a basis in the shares acquired upon exercise of the option equal to the exercise price plus ordinary income recognized upon exercise of the option. Upon selling the shares, the optionee will recognize a capital gain or loss equal to the difference between the sale price of the shares and the optionee's basis in the shares. The capital gain or loss will be a long term gain or loss if the shares are held more than one year from the date of exercise.

  Waban will have a withholding obligation with respect to any ordinary income recognized by an optionee.

  If an optionee exercises a nonstatutory option by surrendering previously acquired stock, no gain or loss is recognized on the exchange for an equivalent number of new shares. The optionee will recognize ordinary income, and Waban will be entitled to a corresponding deduction, in general equal to the fair market value of any new shares received in excess of the number of previously acquired shares surrendered in the exchange.

  Surrender of Options. If an optionee surrenders all or any portion of an option in exchange for cash or stock, the optionee realizes ordinary income subject to withholding (and Waban is in general entitled to a deduction) equal to the amount of cash and the fair market value of the stock received.

REASONS FOR STOCKHOLDER APPROVAL

  The Waban 1989 Stock Incentive Plan, as proposed to be amended, has been designed so that options granted under the plan will qualify as performance-based compensation and, accordingly, not be subject to the deduction limit imposed by Section 162(m) of the Code. However, in order to qualify as performance-based compensation, and thereby ensure the Federal tax deductibility of options granted under the Waban 1989 Stock Incentive Plan, stockholder approval of the amendment and continuance of the plan at the Meeting is required. If the stockholders do not vote to continue the Waban 1989 Stock Incentive Plan, the Company will not grant any further options or make any further awards of restricted stock under the Waban 1989 Stock Incentive Plan and the plan will terminate. However, options issued prior to the date of termination will not be affected.

                  APPROVAL OF WABAN 1997 STOCK INCENTIVE PLAN

  Stockholders are being asked to approve the Waban 1997 Stock Incentive Plan (the "Waban 1997 Plan"). Following the Distribution Date, except for replacement awards to be granted under the Waban 1989 Stock Incentive Plan in connection with the Distribution, Waban generally expects to grant equity incentive awards under the Waban 1997 Plan.

  Subject to adjustment in the event of stock splits and other similar events, awards may be made under the Waban 1997 Plan for up to the sum of (i) 1,000,000 shares of Waban Common Stock plus (ii) such additional number of shares of Waban Common Stock (up to 2,500,000) as is equal to the sum of (x) the number of shares which remain available for grant under the Waban 1989 Stock Incentive Plan upon its expiration and (y) the number of shares subject to awards granted under the Waban 1989 Stock Incentive Plan which are not actually issued because such awards expire or otherwise result in shares not being issued.

SUMMARY OF THE WABAN 1997 PLAN

  The following summary of the Waban 1997 Plan is qualified in its entirety by reference to the plan, a copy of which may be obtained by making a written request to the Secretary of Waban.

 Description of Awards

  The 1997 Plan provides for the grant of incentive stock options, nonstatutory stock options, restricted stock awards and other stock-based awards, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights (collectively "Awards").

  Incentive Stock Options and Nonstatutory Stock Options. Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may not be granted at an exercise price which is less than 100% of the fair market value of the Common Stock on the date of grant and may not be granted for a term in excess of ten years. The 1997 Plan permits the Board to determine the manner of payment of the exercise price of options, including through payment by cash, check or in connection with a "cashless exercise" through a broker, by surrender to the Company of shares of Common Stock, by delivery to the Company of a promissory note, or by any other lawful means.

  Restricted Stock Awards. Restricted stock Awards entitle recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

  Other Stock-Based Awards. Under the Waban 1997 Plan, the Waban Board has the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

 Eligibility to Receive Awards

  Officers, employees, directors, consultants and advisors of Waban and its subsidiaries will be eligible to receive Awards under the Waban 1997 Plan, including, after the Distribution, five executive officers and approximately 200 other key employees of HomeBase. The maximum number of shares with respect to which an Award may be granted to any participant under the Waban 1997 Plan may not exceed 500,000 shares per calendar year.

  The granting of Awards under the Waban 1997 Plan is discretionary, and Waban cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

 Administration

  The Waban 1997 Plan is administered by Waban's Board of Directors. The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the Waban 1997 Plan and to interpret the provisions of the Waban 1997 Plan. Pursuant to the terms of the Waban 1997 Plan, the Board of Directors may delegate authority under the Waban 1997 Plan to one or more committees of the Board, and subject to certain limitations, to one or more executive officers of the Company. The Board has authorized the

Waban Executive Compensation Committee to administer certain aspects of the Waban 1997 Plan, including the granting of options to executive officers. Subject to any applicable limitations contained in the Waban 1997 Plan, the Board of Directors, the Waban Executive Compensation Committee, or any other committee or executive officer to whom the Board delegates authority, as the case may be, selects the recipients of Awards and determines (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options (which may not be less than 100% of fair market value on the date of grant), (iii) the duration of options (which may not exceed ten years), and (iv) the number of shares of Common Stock subject to any restricted stock or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.

  The Board of Directors is required to make appropriate adjustments in connection with the Waban 1997 Plan and any outstanding Awards to reflect stock dividends, stock splits and certain other events. In the event of a merger, liquidation or other Acquisition Event (as defined in the Waban 1997
Plan), the Board of Directors is authorized to provide for outstanding Options or other stock-based Awards to be assumed or substituted for, to accelerate the Awards to make them fully exercisable prior to consummation of the Acquisition Event or to provide for a cash-out of the value of any outstanding options. In addition, upon the occurrence of a Change of Control Event (as defined in the Waban 1997 Plan) all Options and stock appreciation rights then outstanding will automatically become immediately exercisable in full and the restrictions and conditions on all other Awards then outstanding shall automatically be deemed to be waived to the extent, if any, specified by the Board at or after the time of grant. If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such Award will again be available for grant under the Waban 1997 Plan.

 Amendment or Termination

  No Award may be made under the Waban 1997 Plan after the tenth anniversary of the Distribution Date, but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the Waban 1997 Plan, except that no Award designated as subject to Section 162(m) of the Code by the Board of Directors after the date of such amendment shall become exercisable, realizable or vested (to the extent such amendment was required to grant such Award) unless and until such amendment shall have been approved by the Company's stockholders.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  For federal income tax purposes, Awards under the Waban 1997 Plan will be treated in the same manner as described above under "Approval of Amendments to the Waban 1989 Stock Incentive Plan and Continuance of the Plan--Certain Federal Income Tax Consequences."

REASONS FOR STOCKHOLDER APPROVAL

  The Waban 1997 Plan has been designed so that options granted under the plan will qualify as performance-based compensation and, accordingly, not be subject to the deduction limit imposed by Section 162(m) of the Code. However, in order to qualify as performance-based compensation, and thereby ensure the federal tax deductibility of options granted under the Waban 1997 Plan, stockholder approval of the plan at the Meeting is required. If the stockholders do not vote to approve the Waban 1997 Plan, the plan will not be effective and Waban will not grant any options or make any stock-based awards under the plan. The approval of the Waban 1997 Plan is not conditioned upon the approval of any of the other Distribution Proposals.

           APPROVAL OF THE BJI 1997 REPLACEMENT STOCK INCENTIVE PLAN

  Stockholders are being asked to approve the BJI 1997 Replacement Stock Incentive Plan (the "BJI Replacement Plan") pursuant to which BJI intends to grant replacement awards to holders of awards under the Waban 1989 Plan who become employees of BJI in connection with the Distribution as described under "Management of BJI--Incentive and Other Plans."

DESCRIPTION OF THE BJI REPLACEMENT PLAN

  The principal provisions of the BJI Replacement Plan are identical to those of the Waban 1989 Stock Incentive Plan. See "Approval of Amendments to the Waban 1989 Stock Incentive Plan and Continuance of Plan--Description of the Waban 1989 Stock Incentive Plan." The following summary of the BJI Replacement Plan is qualified in its entirety by reference to the plan, a copy of which has been filed as an exhibit to the Registration Statement of which this Proxy Statement/Prospectus forms a part. In addition, copies may be obtained by making a written request to the Secretary of the Company.

  Under the terms of the BJI Replacement Plan, a maximum of 2,500,000 shares (subject to adjustment as provided in the plan) of authorized but unissued BJI Common Stock will be reserved for issuance and no more than 700,000 shares per calendar year may be made subject to awards granted to any single participant. Grants of awards may be made under the BJI Replacement Plan during the period beginning on the Distribution Date and ending on the date which is six months after the Distribution Date. The following persons are expected to be eligible to participate in the BJI Replacement Plan immediately following the
Distribution: six executive officers and approximately 200 other key employees of BJI.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  For federal income tax purposes, awards under the BJI Replacement Plan will be treated in the same manner as described above under "Approval of Amendments to the Waban 1989 Stock Incentive Plan and Continuance of Plan--Certain Federal Income Tax Consequences."

REASONS FOR STOCKHOLDER APPROVAL

  The BJI Replacement Plan has been designed so that options granted under the plan will qualify as performance-based compensation and, accordingly, not be subject to the deduction limit imposed by Section 162(m) of the Code. However, in order to qualify as performance-based compensation, and thereby ensure the Federal tax deductibility of options granted under the BJI Replacement Plan, stockholder approval of the plan at the Meeting is required. If the stockholders do not vote to approve the BJI Replacement Plan, the plan will not be effective and the Company will not grant any options or make any stock based awards under the plan.

                 APPROVAL OF THE BJI 1997 STOCK INCENTIVE PLAN

  Stockholders are being asked to approve the BJI 1997 Stock Incentive Plan (the "BJI 1997 Plan"). Following the Distribution Date, except for replacement awards to be granted under the BJI Replacement Plan in connection with the Distribution, BJI generally expects to grant equity incentive awards under the BJI 1997 Plan.

  Subject to adjustment in the event of stock splits and other similar events, awards may be made under the BJI 1997 Plan for up to the sum of (i) 1,000,000 shares of BJI Common Stock plus (ii) such additional number of shares of BJI Common Stock (up to 2,000,000) as is equal to the sum of (x) the number of shares which remain available for grant under the BJI Replacement Plan upon its expiration and (y) the number of shares subject to awards granted under the BJI Replacement Plan which are not actually issued because such awards expire or otherwise result in shares not being issued.

SUMMARY OF THE BJI 1997 PLAN

  The principal provisions of the BJI 1997 Plan are identical to those of the Waban 1997 Plan. See "Approval of Waban 1997 Stock Incentive Plan." The summary of the BJI 1997 Plan contained herein is qualified in its entirety by reference to the plan, a copy of which has been filed as an exhibit to the Registration Statement of which this Proxy Statement/Prospectus forms a part. In addition, copies may be obtained by making a written request to the Secretary of BJI.

  Officers, employees, directors, consultants and advisors of BJI and its subsidiaries will be eligible to receive Awards under the BJI 1997 Plan, including, after the Distribution, six executive officers and approximately 200 other key employees of BJI. The maximum number of shares with respect to which an Award may be granted to any participant under the BJI 1997 Plan may not exceed 500,000 shares per calendar year.

  The granting of Awards under the BJI 1997 Plan is discretionary, and Waban cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  For federal income tax purposes, Awards under the BJI 1997 Plan will be treated in the same manner as described above under "Approval of Amendments to the Waban 1989 Stock Incentive Plan and Continuance of the Plan--Certain Federal Income Tax Consequences."

REASONS FOR STOCKHOLDER APPROVAL

   The BJI 1997 Plan has been designed so that options granted under the plan will qualify as performance-based compensation and, accordingly, not be subject to the deduction limit imposed by Section 162(m) of the Code. However, in order to qualify as performance-based compensation, and thereby ensure the federal tax deductibility of options granted under the BJI 1997 Plan, stockholder approval of the plan at the Meeting is required. If the stockholders do not vote to approve the BJI 1997 Plan, the Plan will not be effective and the Company will not grant any options or make any stock based awards under the Plan.

                 APPROVAL OF THE BJI MANAGEMENT INCENTIVE PLAN

  Stockholders are being asked to approve the BJI Management Incentive Plan (the "BJI MIP") which is intended to provide executive officers and other key employees of BJI with cash incentive awards, based upon the attainment of annual performance goals. The BJI MIP is similar to the Waban Management Incentive Plan ("WMIP") and will provide for continuation or replacement incentive awards to BJI's employees currently covered by the Waban Management Incentive Plan.

DESCRIPTION OF BJI MANAGEMENT INCENTIVE PLAN

  The following summary of the BJI MIP is qualified in its entirety by reference to the plan, a copy of which has been filed as an exhibit to the Registration Statement of which this Proxy Statement/Prospectus forms a part. In addition, copies may be obtained by making a written request to the Secretary of the Company.

  Key employees of BJI, as designated by the BJI Executive Compensation Committee, will be eligible to receive cash awards under the BJI MIP. The total number of participants in the BJI MIP is expected to be approximately
600. The following persons are expected to participate in the BJI MIP: (i) six executive officers, including the Named BJI Officers; and (ii) approximately 600 other employees of the Company.

  At the commencement of the performance period (i.e., the fiscal year), the BJI Executive Compensation Committee will establish performance goals and corresponding target awards, based on one or more objective performance criteria. Such goals, criteria and target awards may vary among participants. The performance criteria are expected to be one or more of the following objective measurements: operating income, pre-tax income, net income, gross profit dollars, costs, any of the preceding measures as a percent of sales, earnings per share, sales, return on equity, and return on investment.

  Awards will be based upon the level of achievement of the pre-established performance goals. Awards will be paid in cash as soon as practicable after the performance period, except to the extent deferred under any deferred compensation plan which may be adopted by BJI and applicable to the awards. Under the BJI MIP, the BJI Executive Compensation Committee may not make any adjustments to the performance criteria to increase the incentive payment to executive officers subject to Section 162(m) of the Code, except to make appropriate adjustments in the event of certain specified types of transactions; provided that in no case shall any such adjustment be made if it would cause an award to no longer qualify as performance-based compensation under Section 162(m) of the Code.

  Under the BJI MIP, no participant may receive a cash award in excess of $1,000,000 in any calendar year or, if less, 100% of the base salary earned by the participant for the applicable performance period.

  The granting of awards under the BJI MIP will be discretionary, and except for continuation and replacement incentive awards anticipated to be granted in connection with the Distribution in continuation or replacement of existing awards under the WMIP, BJI cannot now determine the nature of the awards to be granted in the future to any particular person or group. The continuation incentive awards will be granted on substantially the same basis as existing awards under the WMIP, with modifications necessary to reflect changes resulting from the Distribution. The replacement incentive awards will be granted on such terms and conditions as the BJI Executive Compensation Committee deems appropriate.

  The BJI Executive Compensation Committee shall have full power to administer and interpret the BJI MIP and to establish rules for its administration. The BJI Executive Compensation Committee or the BJI Board may amend, suspend or terminate the BJI MIP at any time.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  When a cash award is paid, the participant will recognize ordinary income equal to the amount paid, and BJI is expected to be entitled to a corresponding deduction, subject to the requirements of the Code discussed in "--Reasons for Stockholder Approval" below.

REASONS FOR STOCKHOLDER APPROVAL

  The BJI MIP has been designed so that cash awards made under the BJI MIP will qualify as performance-based compensation, and, accordingly, not be subject to the deduction limit imposed by Section 162(m) of the Code. However, in order to qualify as performance-based compensation, and thereby ensure the Federal tax deductibility of all cash awards under the BJI MIP, stockholder approval of the BJI MIP at the Meeting is required. If the stockholders do not vote to approve the BJI MIP, the plan will not become effective and the Company will not grant any awards under the plan.

                   APPROVAL OF THE BJI GROWTH INCENTIVE PLAN

  Stockholders are being asked to approve the BJI Growth Incentive Plan (the "BJI GIP"), which is intended to provide high-level executives of BJI with cash awards, based upon the growth and performance of BJI. The BJI GIP is designed to enhance the ability of BJI to attract and retain individuals of exceptional managerial talent upon whom the sustained progress, growth and profitability of BJI will depend. The BJI GIP is similar to the Waban Growth Incentive Plan ("WGIP") and will provide for continuation or replacement incentive awards to BJI's employees currently covered by the WGIP.

DESCRIPTION OF BJI GROWTH INCENTIVE PLAN

  The following summary of the BJI GIP is qualified in its entirety by reference to the plan, a copy of which has been filed as an exhibit to the Registration Statement of which this Proxy Statement/Prospectus forms a part. In addition, copies may be obtained by making a written request to the Secretary of the Company.

  Employees in high-level management positions in BJI, as selected by the BJI Executive Compensation Committee, will be eligible to receive cash awards under the BJI GIP. The total number of participants in the BJI GIP immediately following the Distribution is expected to be 23. The following persons are expected to participate in the BJI GIP: (i) six executive officers, including the Named BJI Officers, and (ii) approximately 17 non-executive officer employees of BJI.

  It is anticipated that awards granted under the WGIP prior to the Distribution will be replaced by continuation or replacement incentive awards under the BJI GIP for Waban employees who become employees of BJI.

  Each participant in the BJI GIP will be eligible to receive a cash award for each award period, which is expected to consist of a certain number of fiscal years. Each participant's cash award will correspond to BJI's level of performance or growth during such award period. Such growth is determined by and based upon one or more of the following objective measures of performance or growth, as selected by the BJI Executive Compensation Committee at the beginning of the award period: operating income, pre-tax income, net income, costs, any of the preceding measures as a percent of sales, earnings per share, sales, return on equity, and return on investment. All relevant factors upon which the cash award is expected to be based (e.g., performance measurement, length of award period, relation between performance and cash award) will be determined at the beginning of the award period by the BJI Executive Compensation Committee.

  Under the BJI GIP, no participant may receive a cash award in excess of $2,000,000 in any calendar year.

  Cash awards will be paid as soon as practicable after the end of the award period, and, in the BJI Executive Compensation Committee's discretion, payment of a portion of the cash award may be deferred until one or more years thereafter. Under the BJI GIP, the BJI Executive Compensation Committee may not make any adjustments to the performance criteria to increase the incentive payment to executive officers subject to Section 162(m) of the Code, except to make appropriate adjustments in the event of certain specified types of transactions; provided that in no case shall any such adjustment be made if it would cause an award to no longer qualify as performance-based compensation under Section 162(m) of the Code.

  In the event of a change of control (as defined), the participants are entitled to a cash award based on BJI's performance for that portion of the award period immediately preceding the change of control.

  The granting of awards under the BJI GIP will be discretionary, and except for continuation and replacement incentive awards anticipated to be granted in connection with the Distribution in continuation or replacement of existing awards under the WGIP, BJI cannot now determine the nature of the awards to be granted in the future to any particular person or group. The continuation incentive awards will be granted on substantially the same basis as existing awards under the WGIP, with modifications necessary to reflect changes resulting from the Distribution. The replacement incentive awards will be granted on such terms and conditions as the BJI Executive Compensation Committee deems appropriate.

  The BJI Executive Compensation Committee will have full power to administer and interpret the BJI GIP and to establish rules for its administration. The BJI Executive Compensation Committee or the BJI Board may amend, suspend or terminate the BJI GIP at any time.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  When a cash award is paid, the participant will recognize ordinary income equal to the amount paid, and BJI is expected to be entitled to a corresponding deduction, subject to the requirements of the Code discussed in "--Reasons for Stockholder Approval" below.

REASONS FOR STOCKHOLDER APPROVAL

  The BJI GIP has been designed so that cash awards made under the BJI GIP will qualify as performance-based compensation, and, accordingly, not be subject to the deduction limit imposed by Section 162(m) of the Code. However, in order to qualify as performance-based compensation, and thereby ensure the Federal tax deductibility of all cash awards under the BJI GIP, stockholder approval of the BJI GIP at the Meeting is required. If the stockholders do not vote to approve the BJI GIP, the plan will not become effective and the Company will not grant any awards under the plan.

              APPROVAL OF THE BJI 1997 DIRECTOR STOCK OPTION PLAN

  Stockholders are being asked to approve the BJI 1997 Director Stock Option Plan (the "BJI Director Plan"), which is intended to increase the proprietary interest in BJI of non-employee directors by providing a portion of their compensation in the form of options to acquire shares of BJI Common Stock and thereby align the interests of those directors more closely with the interests of the stockholders.

DESCRIPTION OF THE BJI DIRECTOR PLAN

  The principal provisions of the BJI Director Plan are summarized under the caption "Management of BJI-- Director Compensation." Such summary is qualified in its entirety by reference to the plan, a copy of which has been filed as an exhibit to the Registration Statement of which this Proxy Statement/Prospectus forms a part. In addition, copies may be obtained by making a written request to the Secretary of the Company.

  Under the terms of the BJI Director Plan, a maximum of 150,000 shares (subject to adjustment as provided in the plan) of authorized but unissued BJI Common Stock will be reserved for issuance.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  For federal income tax purposes, options granted under the BJI Director Plan are treated as non-statutory options in the manner described above under "Approval of Amendment to the Waban 1989 Stock Incentive Plan--Certain Federal Income Tax Consequences."

                             ELECTION OF DIRECTORS

  The Board of Directors has voted to fix the number of directors of Waban at eight. The Company's Restated Certificate of Incorporation and by-laws provide for the classification of the Board of Directors into three classes, as nearly equal in number as possible, with the term of office of one class expiring each year. The enclosed proxy will be voted to elect the three nominees named below, unless otherwise instructed, as directors for a term of three years expiring at the 2000 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified (provided, however, that upon the Distribution, the Board of Directors is expected to be reconstituted as described above in this Proxy Statement/Prospectus). Stanley H. Feldberg, whose term of office will expire at the Annual Meeting, will not stand for re-election after serving as a director since the Company's inception. If any nominee should become unavailable, such proxy will be voted either for a substitute nominee designated by the Board of Directors or such lesser number of directors as may be designated by the Board of Directors, unless instructions are given to the contrary. Management does not anticipate that any of the nominees will become unavailable. The nominees as directors and incumbent directors are as follows:

NOMINEES AS DIRECTORS--TERMS EXPIRING 2000

  Kerry L. Hamilton, 46, has been a director of the Company since September 1994. Ms. Hamilton is Vice President, Marketing for Marshalls. Prior to joining Marshalls in April 1996, Ms. Hamilton was Vice Chairman of Pamet River Partners, a marketing consulting firm, for two years. Prior to joining Pamet River Partners, Ms. Hamilton spent 17 years at Ingalls, Quinn & Johnson in various capacities, during which time she was a member of the Board of Directors, a member of the Agency Executive Committee and Senior Vice President, Director of Media Services. Ms. Hamilton is a member of the Audit Committee.

  Arthur F. Loewy, 68, has been a director of the Company since February 1989. He is a director of The TJX Companies, Inc. and was Chief Financial Officer and Executive Vice President--Finance of Zayre Corp. from 1982 to 1989. Mr. Loewy is Chairman of the Audit Committee, Chairman of the Finance Committee and a member of the Executive Committee.

  Edward J. Weisberger, 55, has been Senior Vice President and Chief Financial Officer of Waban since September 1994. From 1989 to 1994 he was Vice President--Finance of the Company.

INCUMBENT DIRECTORS--TERMS EXPIRING 1999

  Allyn L. Levy, 69, has been a director of the Company since October 1993. He has been a private investor since 1988. From 1974 until 1986, he was founder, Chairman of the Board and Chief Executive Officer of Patriot Bank Corporation, a commercial bank holding company. He is a director of CV Reit, Inc. Mr. Levy is a member of the Audit Committee.

  Lorne R. Waxlax, 63, has been a director of the Company since January 1990 and Chairman of the Board of the Company since June 1996. He was an Executive Vice President of The Gillette Company from 1985 to 1993. Mr. Waxlax is also a director of Quaker State Corporation, The Iams Company, Hon Industries, Inc. and Clean Harbors, Inc. Mr. Waxlax is Chairman of the Executive Committee and a member of the Finance Committee.

INCUMBENT DIRECTORS--TERMS EXPIRING 1998

  S. James Coppersmith, 64, has been a director of the Company since December 1993. He was President and General Manager of WCVB-TV, a Boston television station, from 1990 to 1994. From 1982 to 1990 he was Vice President and General Manager of WCVB-TV. Mr. Coppersmith is a director of Kushner-Locke Company, Chyron Corporation, All-Comm Media Corporation, Sun America Asset Management Corporation and Uno Restaurant Corporation, Chairman of the Board of Trustees of Emerson College and a member of the Board of Governors of the Boston Stock Exchange. Mr. Coppersmith is a member of the Executive Compensation Committee.

  Thomas J. Shields, 50, has been a director of the Company since June 1992. He is President of Shields & Company, Inc., an investment banking firm. Mr. Shields is also a director of Seaboard Corporation and Versar, Inc. Mr. Shields is Chairman of the Executive Compensation Committee and a member of the Executive Committee.

  Herbert J. Zarkin, 58, has been a director, President and Chief Executive Officer of the Company since May 1993 and was President of the BJ's Division from May 1990 to May 1993. From April 1989 to May 1993 he was Executive Vice President of the Company. Mr. Zarkin is a member of the Executive Committee and the Finance Committee.

BOARD AND COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  In fiscal 1996, decisions concerning compensation of Waban's executive officers were made by the Executive Compensation Committee. Until June 11, 1996, the Executive Compensation Committee consisted of Messrs. Waxlax, Coppersmith and Feldberg. Effective upon his election as Chairman of the Waban Board on June 11, 1996, Mr. Waxlax ceased to serve on the Executive Compensation Committee and was replaced by Mr. Shields.

EXECUTIVE COMPENSATION COMMITTEE REPORT

  The following report has been submitted to the Board of Directors of Waban by its Executive Compensation Committee, in compliance with requirements of the Commission:

  As members of the Executive Compensation Committee ("ECC") of Waban, it is our responsibility to review the Company's compensation policies and programs, approve or, with respect to the Chief Executive Officer, recommend to the Board of Directors for approval, incentive plan awards and all elements of compensation for the Company's executive officers, and administer the Company's stock incentive plans. All of the members of the ECC are independent, non-employee directors.

 EXECUTIVE COMPENSATION PRINCIPLES

  The Company's executive compensation program is designed to provide competitive levels of compensation that:

  --Integrate compensation with the achievement of the Company's annual and long-term performance goals and business strategies

  --Recognize management initiatives and achievements

  --Reward outstanding corporate performance

  --Attract and retain key executives critical to the long-term success of the Company

  --Link management's long-term interests with stockholders' interests through stock-based awards

  With respect to Section 162(m) of the Code, which limits the ability of publicly-held corporations to deduct non-performance-based compensation for certain executive officers, the ECC believes that the Company's compensation plans should be structured to satisfy the requirements for tax deductibility, unless doing so is determined by the ECC to be not in the best interests of the Company.

 COMPENSATION POLICIES FOR EXECUTIVE OFFICERS

  The total compensation program for all executive officers consists of both cash and equity-based compensation and takes into account applicable provisions of employment agreements of such officers. Through stock options and stock grants available under the Company's incentive stock plan, the ECC seeks to align executive officers' long-range interests with those of stockholders by providing executive officers with the opportunity to participate in the growth of the Company's stock value. The ECC is advised by Frederic W. Cook & Co., Inc. ("Cook"), compensation consultants, concerning salary competitiveness and the design of the Company's executive compensation programs. Cook provides services to the Company, which are billed at hourly rates, on an "as requested" basis. The Company does not have a retainer or other contract with Cook. The Company has consulted with Cook on at least an annual basis during the past three years.

  Base Salary. Base salaries for the Company's executive officers, including Mr. Zarkin, are set within ranges that are determined based upon a review of publicly available information concerning compensation paid to executives with similar responsibilities at certain peer companies. The ECC utilizes a compensation consulting firm to assist in the compilation and interpretation of this data. The companies selected for these purposes are retail companies, including major competitors of the Company, as to which compensation information is available. While some of these peer companies are included in the Dow Jones Industry Group Index OTS--Other Specialty Retailers appearing in the Performance Graph on page 121, these peer companies are not all the same as the companies comprising that index. While the ECC's overall objective is to set base salaries at approximately the midpoint of competitive ranges, an individual executive's placement within a range and salary adjustments are based upon the ECC's subjective evaluation of the executive's performance and value to the Company.

  Annual Incentive Program. Under the Company's Management Incentive Plan ("MIP"), executive officers and other members of management are eligible to receive incentive awards based upon the attainment of annual corporate or divisional performance goals, primarily specified levels of earnings per share, net income, or divisional income. The ECC approves the MIP goals and participation opportunities at the beginning of each fiscal year and reviews the payout calculations after the year's financial results have been audited. Target awards for executive officers, other than Mr. Zarkin, range from 20% to 40% of salary, but if targets are not met, there would be either no MIP award or a reduced award based on a percentage of the target realized. If results exceed goal(s), an executive officer, other than Mr. Zarkin, could earn an additional award, depending upon the extent to which goals are exceeded. No executive officer may receive a MIP award in excess of 100% of the executive's base salary as of the beginning of the fiscal year. For 1996, MIP awards for Messrs. Zarkin and Weisberger and Ms. Gallivan were based on three equally weighted criteria: BJ's Wholesale Club Division's pre-tax income, HomeBase Division's pre-tax income, and fully diluted earnings per share of the Company; Mr. Sherman's MIP award was based on HomeBase Division's pre-tax income; and Mr. Nugent's MIP award was based on BJ's Wholesale Club Division's pre-tax income. For 1996, pre-tax income of HomeBase was less than the MIP goal, resulting in no payout to Mr. Sherman. Pre-tax income of BJ's Wholesale Club exceeded its MIP goal, resulting in a payout to Mr. Nugent equal to 165.6% of targeted bonus. For 1996, fully diluted earnings per share of the Company were less than the MIP goal and payouts to Messrs. Zarkin and Weisberger and Ms. Gallivan were equal to 65.8% of targeted bonus.

  Long-Term Incentive Program. The Waban Inc. Growth Incentive Plan ("WGIP"), is intended to provide high-level executives of the Company, as selected by the ECC, with cash awards based upon the growth and performance of the Company. All of the executive officers participate in the WGIP, as well as 35 non-executive officer employees of the Company. Depending on responsibilities within the Company, awards are earned based on one or more of the following objective measures of performance or growth, as selected by the ECC at the beginning of the award period: operating income, pre-tax income, net income, gross profit dollars, costs, any of the preceding measures as a percent of sales, earnings per share, sales, return on equity, and return on investment. All relevant factors upon which the cash award is based (e.g., performance measurement, length of award period, relation between performance and cash award) are determined at the beginning of the award period by the ECC. Awards issued to Messrs. Zarkin, Weisberger and Ms. Gallivan in 1994 and 1996 were based on cumulative net income for the Company for the three-year periods ending January 25, 1997 and January 30, 1999, respectively. Awards issued to Mr. Nugent in 1994 and 1996 were based on cumulative pre-tax income for the BJ's Wholesale Club Division for the three-year periods ending January 25, 1997 and January 30, 1999, respectively. Awards issued to Mr. Sherman in 1994 and 1996 were based on cumulative pre-tax income for HomeBase for the three-year periods ending January 25, 1997 and January 30, 1999, respectively. Fifty percent of awards issued under the WGIP in 1994 were paid in April 1997, and the remaining 50% is payable in cash in April 1998, contingent on employment continuing through March 31, 1998. All awards issued under the WGIP in 1996 are payable in cash, 50% in April 1999, contingent on employment continuing through January 30, 1999, and 50% in April 2000, contingent on employment continuing through March 31, 2000. There is no target amount for each award. However, there is a threshold amount based on the Company's growth, and the value of each award increases as achievement of the performance measurement increases. No award can exceed 300% of the recipient's annual base salary at the beginning of the performance period.

  The Company has made it a practice to provide incentives to its executive officers and other senior executives to achieve long-range goals that are typically expressed as either a compounded rate of earnings growth or three-year cumulative earnings. In determining the level of long-term incentive awards, the ECC also takes into account a survey of the same peer companies referred to above, but does not target a specific percentile.

  Stock-Based Incentives. Stock options are awarded to the Company's key employees, including executive officers, by the ECC, based upon such factors as the compensation level and responsibility of the particular employee, the employee's contribution towards Company performance, and a review of competitive compensation data of executives at the same group of peer companies referred to previously in this report, with the ECC generally targeting awards to the median of such survey. The options are designed to reward recipients to the extent the Company's stock value is enhanced. Because of the vesting provisions of such grants, the options also provide an incentive for the employee to remain with the Company. Since the ECC does not grant options on a cumulative basis, the size of previous grants is not a factor in making current grants.

 CHIEF EXECUTIVE OFFICER COMPENSATION

  Pursuant to the terms of Mr. Zarkin's employment contract, his salary is reviewed annually by the ECC. His salary was increased to $625,000 on June 1, 1996, setting his salary to approximately the 50th percentile of the compensation range of the survey of peer companies referred to previously in this report. The number of options granted to Mr. Zarkin in 1996 was subjectively determined based on Mr. Zarkin's success in providing leadership to the Company and after a review of competitive compensation data of executives at the same group of peer companies referred to previously in this report without targeting a specific percentile range. The granting of options encourages long-term performance and promotes management retention while further aligning shareholders' and management's interests in enhancing the value of the Company's Common Stock.

  Mr. Zarkin's MIP award provides a target opportunity equal to 50% of base salary earned during the fiscal year if performance goals are met; the actual payout can vary between 0% and 100% of annualized base salary at the beginning of the fiscal year. The MIP payout to Mr. Zarkin for 1996 was equal to 32.9% of his fiscal 1996 salary.

                                          Executive Compensation Committee

                                          Thomas J. Shields, Chairman
                                          S. James Coppersmith
                                          Stanley H. Feldberg
                                          Lorne R. Waxlax*
--------
*  Member of Executive Compensation Committee until June 11, 1996.

PERFORMANCE GRAPH

  Set forth below is a line graph comparing the cumulative total stockholder return on the Company's Common Stock, based on the market price of the Common Stock, with the cumulative total return of companies on the Standard and Poor's 500 Stock Index and the Dow Jones Industry Group Index OTS--Other Specialty Retailers from January 25, 1992 to January 25, 1997. The Dow Jones Industry Group Index OTS--Other Specialty Retailers is comprised currently of 208 specialty retail companies, including the Company and all other publicly traded membership warehouse clubs and home improvement chains (other than those operated as divisions of other companies). This index does not include department stores, discount stores, drug stores or supermarkets. The graph assumes that the value of the investment at January 25, 1992 was $100 and that all dividends were reinvested. The values of investments in the companies in the Standard & Poor's 500 Stock Index and the Dow Jones Industry Group Index OTS--Other Specialty Retailers were measured as of the date nearest the end of the Company's fiscal year for which index data is readily available.


                       [PERFORMANCE GRAPH APPEARS HERE]


                               1/25/92      1/30/93     1/29/94     1/28/95     1/27/96     1/25/97
                               -------      -------     -------     -------     -------     -------
Waban Inc.                     $100.00      $ 91.22     $ 77.03     $ 91.89     $103.38     $147.30
Dow Jones Industry Index       $100.00      $125.50     $134.90     $129.96     $124.19     $145.31
Standard & Poor's 500 Index    $100.00      $110.60     $124.85     $125.51     $174.04     $219.89

               INFORMATION FOR HOLDERS OF CONVERTIBLE DEBENTURES

REDEMPTION OF CONVERTIBLE DEBENTURES AND ALTERNATIVES TO REDEMPTION

  Waban has called all of the outstanding Convertible Debentures for redemption on the Redemption Date (July , 1997) at a redemption price of
$1,028.89, plus accrued interest of $    from July 1, 1997 to the Redemption
Date, for a total redemption price of $     for each $1,000 principal amount
of Convertible Debentures (the "Redemption Price"). No interest will accrue on the Convertible Debentures from and after the Redemption Date. The Convertible Debentures are convertible into 40.404 shares of Waban Common Stock for each $1,000 principal amount of Convertible Debentures. The right to convert Convertible Debentures expires at 6:00 p.m., Eastern time, on June , 1997 (the "Expiration Date"). Cash will be paid in lieu of any fractional shares upon conversion. Any Convertible Debentures not surrendered for conversion on or prior to the Expiration Date will be redeemed. As of June , 1997, $106,949,000 aggregate principal amount of Convertible Debentures was outstanding.

  The following three alternatives are available to holders of Convertible
Debentures:

  1. Conversion of Convertible Debentures into Common Stock. Convertible Debentures may be converted at the option of the holder thereof into fully paid and nonassessable shares of Waban Common Stock at the conversion price of $24.75 per share of Waban Common Stock (equivalent to a conversion rate of 40.404 shares of Waban Common Stock for each $1,000 principal amount of Convertible Debentures) until 6:00 p.m., Eastern time, on the Expiration Date, at which time the conversion privilege terminates. To effect such conversion, holders of Convertible Debentures must surrender the certificate(s) for their Convertible Debentures at one of the offices of the Paying and Conversion Agent set forth in the Notice of Redemption and Expiration of Conversion Right prior to 6:00 p.m., Eastern time, on the Expiration Date, accompanied by an irrevocable written notice of election to convert such Convertible Debentures into Waban Common Stock. Completion, execution and return of the Letter of Transmittal, a copy of which has been provided to all holders of Convertible Debentures, marked clearly to indicate a preference for conversion in Item B of the Letter of Transmittal, will constitute compliance with such notice requirements.

  Waban will pay to the persons in whose names outstanding Convertible Debentures are registered at the close of business on June 15, 1997 (the next scheduled regular record date for interest payments) the interest payment of $32.50 for each $1,000 principal amount of Convertible Debentures due on July 1, 1997 (the next scheduled regular interest payment date). ANY HOLDER THAT CONVERTS CONVERTIBLE DEBENTURES AFTER JUNE 15, 1997 MUST, AS A CONDITION TO SUCH CONVERSION, SUBMIT WITH THE CONVERTIBLE DEBENTURES BEING CONVERTED AN AMOUNT, IN NEW YORK CLEARING HOUSE FUNDS OR OTHER FUNDS ACCEPTABLE TO WABAN, EQUAL TO THE INTEREST OF $32.50 FOR EACH $1,000 PRINCIPAL AMOUNT OF CONVERTIBLE DEBENTURES PAYABLE ON SUCH CONVERTIBLE DEBENTURE ON JULY 1, 1997. SUCH HOLDER, THEREFORE, WILL NOT RECEIVE THE ECONOMIC BENEFIT OF SUCH INTEREST PAYMENT. No other payment or adjustment will be made on account of interest on the Convertible Debentures accruing after January 1, 1997.

  No fractional shares of Waban Common Stock are issuable upon conversion. Instead, Waban will pay each converting holder of Convertible Debentures the cash equivalent of any such fractional shares based upon the reported closing price per share of Waban Common Stock on the NYSE on the business day immediately preceding the day of conversion.

  Convertible Debentures may be held in book-entry form through the facilities of The Depository Trust Company or another depository (the "Depository"). Accordingly, in order for a beneficial owner of an interest in a Convertible Debenture to exercise conversion rights, such beneficial owner must comply with the procedures of the Depository, if such beneficial owner is a participant in the Depository (a "participant"), or if such beneficial owner is not a participant in the Depository, through the procedures of the participant through which such beneficial owner owns its interest in the Convertible Debentures, to effect a conversion.

  Waban will decide, in its sole discretion, all questions as to the form of documents and the validity, eligibility (including time of receipt) and acceptance for conversion by Waban of any Convertible Debentures.

Any defect or irregularity in the surrender or delivery of any document in connection with the conversion of Convertible Debentures may result in such Convertible Debentures not being converted into Waban Common Stock and, therefore, being redeemed on the Redemption Date.

  THE DEADLINE FOR CONVERSION OF THE CONVERTIBLE DEBENTURES IS 6:00 P.M., EASTERN TIME, ON THE EXPIRATION DATE (JUNE , 1997). IN ORDER TO EFFECT CONVERSION, THE CERTIFICATES EVIDENCING CONVERTIBLE DEBENTURES MUST ACTUALLY BE IN THE POSSESSION OF THE PAYING AND CONVERSION AGENT. SINCE IT IS THE TIME OF ACTUAL RECEIPT THAT DETERMINES WHETHER CONVERTIBLE DEBENTURES HAVE BEEN PROPERLY PRESENTED FOR CONVERSION, SUFFICIENT TIME SHOULD BE ALLOWED FOR DELIVERY. CONVERTIBLE DEBENTURES NOT ACTUALLY RECEIVED FOR CONVERSION PRIOR TO 6:00 P.M., EASTERN TIME, ON THE EXPIRATION DATE WILL BE REDEEMED AS SET FORTH BELOW. THE METHOD OF TRANSMITTING CONVERTIBLE DEBENTURES TO THE PAYING AND CONVERSION AGENT IS AT THE SOLE OPTION AND SOLE RISK OF THE HOLDER.

  2. Redemption of Convertible Debentures. Any Convertible Debenture which has not been converted into Waban Common Stock on or prior to 6:00 p.m., Eastern time, on the Expiration Date, will be redeemed on the Redemption Date (July ,
1997) for the Redemption Price of $     for each $1,000 principal amount of
Convertible Debentures. Payment of the Redemption Price will be made to the holders of Convertible Debentures by First Trust National Association, as paying and conversion agent (the "Paying and Conversion Agent"), upon surrender by the holders of Convertible Debentures to the Paying and Conversion Agent. On and after the Redemption Date, interest will cease to accrue on the Convertible Debentures (unless Waban shall default in the payment of the Redemption Price) and holders of Convertible Debentures will not have any rights as such holders other than the right to receive the Redemption Price upon such surrender for redemption. All Convertible Debentures outstanding on the Redemption Date will be deemed to be redeemed by Waban, whether or not they have been surrendered for redemption. Holders of Convertible Debentures are referred to the Notice of Redemption and Expiration of Conversion Right for information concerning how and when the Convertible Debentures are to be surrendered for payment of the Redemption Price.

  On June  , 1997, the reported closing price of the Waban Common Stock on the
NYSE was $   per share. A holder who converted Convertible Debentures on June
 , 1997 would have received Waban Common Stock (including cash in lieu of any
fractional share) having a market value of $   for each $1,000 principal
amount of Convertible Debentures, based on the reported closing price of the Waban Common Stock on the NYSE on that date. If such principal amount of Convertible Debentures were surrendered for redemption on the Redemption Date,
such holder would receive $      in cash. In addition, the holder of record on
June 15, 1997 of any Convertible Debenture surrendered for redemption will have received a payment of interest on July 1, 1997 in the amount of $32.50 for each $1,000 principal amount of Convertible Debentures. While no assurance can be given as to any future price for the Waban Common Stock, as long as the market price of the Waban Common Stock (after giving effect to commissions and
other costs of sale) remains at or above $   per share, upon conversion of
their Convertible Debentures, holders will receive Waban Common Stock and cash for fractional shares having a current market value equal to or greater than the Redemption Price plus the July 1 interest payment of $32.50 for each $1,000 principal amount of Convertible Debentures. It should be noted, however, that the price of the Waban Common Stock received upon conversion will fluctuate in the market, and that holders may incur various expenses of sale if such Waban Common Stock is sold. Holders of Convertible Debentures are urged to obtain current market quotations for the Waban Common Stock.

  3. Sale in Open Market Brokerage Transactions. Convertible Debentures may be sold prior to the Redemption Date through open market brokerage transactions, and if made sufficiently in advance of the Expiration Date, buyers thereof may convert Convertible Debentures into Waban Common Stock in the manner described above. ANY HOLDER THAT CONVERTS CONVERTIBLE DEBENTURES AFTER JUNE 15, 1997 MUST, AS A CONDITION TO SUCH CONVERSION, SUBMIT WITH THE CONVERTIBLE DEBENTURES BEING CONVERTED AN AMOUNT, IN NEW YORK CLEARING HOUSE FUNDS OR OTHER FUNDS ACCEPTABLE TO WABAN, EQUAL TO THE INTEREST OF $32.50 FOR EACH $1,000

PRINCIPAL AMOUNT OF CONVERTIBLE DEBENTURES PAYABLE ON SUCH CONVERTIBLE DEBENTURES ON JULY 1, 1997. SUCH HOLDER, THEREFORE, WILL NOT RECEIVE THE ECONOMIC BENEFIT OF SUCH INTEREST PAYMENT. After the Expiration Date a holder of Convertible Debentures will not be entitled to convert Convertible Debentures into Waban Common Stock, which fact is expected to have an impact on the market for Convertible Debentures. Holders of Convertible Debentures who wish to make open market sales should consult with their own advisors concerning if and when their Convertible Debentures should be sold. Holders may incur various fees and expenses in connection with any such sale.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

  The following is a general summary, based on discussions with counsel, of the material United States federal income tax considerations relevant to the conversion, redemption or sale of Convertible Debentures by a beneficial owner of Convertible Debentures. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations (including Proposed Regulations and Temporary Regulations) promulgated thereunder, Internal Revenue Service ("IRS") rulings, official pronouncements and judicial decisions, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, or different interpretations. This summary is applicable only to holders who are United States persons for federal income tax purposes and who hold Convertible Debentures as capital assets and who will hold any Waban Common Stock received on conversion of Convertible Debentures as capital assets.

  This summary does not discuss all the tax consequences that may be relevant to a particular holder in light of the holder's particular circumstances and it is not intended to be applicable in all respects to all categories of investors, some of whom--such as insurance companies, tax-exempt persons, financial institutions, regulated investment companies, dealers in securities or currencies, persons that hold the Convertible Debentures as a position in a "straddle," as part of a "synthetic security," "hedge," "conversion transaction" or other integrated investment or persons whose functional currency is other than United States dollars--may be subject to different rules not discussed below. In addition, this summary does not address any state, local or foreign tax considerations that may be relevant to a particular holder.

  Legislative proposals have been under consideration that would reduce the rate of federal income taxation of certain capital gains. Such legislation, if enacted, might apply only to gain realized on dispositions occurring after a date specified in the legislation. It cannot be predicted whether any such legislation ultimately will be enacted and, if enacted, what its effective date will be.

  HOLDERS OF CONVERTIBLE DEBENTURES ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE CONVERSION, SALE OR REDEMPTION OF THE CONVERTIBLE DEBENTURES IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

CONVERSION OF CONVERTIBLE DEBENTURES

  In general, no gain or loss will be recognized on conversion of Convertible Debentures solely into Waban Common Stock. The tax basis for the Waban Common Stock received upon such conversion will be equal to the tax basis of the Convertible Debentures converted (reduced by the portion of such basis allocable to any fractional Waban Common Stock interest paid in cash). The holding period for the Waban Common Stock generally will include the holding period of the Convertible Debentures converted. However, the holding period for the Waban Common Stock allocable to original issue discount accrued during the holder's holding period for the Convertible Debentures converted may be treated as commencing on the day after the date of the conversion. A holder generally will recognize gain (or loss) upon a conversion to the extent that any cash paid in lieu of a fractional share of Waban Common Stock exceeds (or is less than) its tax basis in such fractional share.

SALE OR REDEMPTION OF CONVERTIBLE DEBENTURES

  Generally, the sale or redemption of a Convertible Debenture will result in taxable gain or loss equal to the difference between the amount realized and the holder's adjusted tax basis in the Convertible Debentures. Except with respect to amounts received in respect of accrued interest (which will be taxable as such) and except as discussed below under "Market Discount," such gain or loss will be capital gain or loss and will be long term gain or loss if, at the time of such disposition, the Convertible Debentures had been held for more than one year.

MARKET DISCOUNT

  Special rules will apply to Convertible Debentures acquired with market discount. A market discount note is, generally, a note the stated redemption price at maturity (or, if the note has original issue discount, the note's issue price increased by an accrued original issue discount) of which exceeds the holder's basis in the note immediately after acquisition. Generally, any gain recognized on the sale or redemption of a market discount note will be treated as ordinary income to the extent of the accrued market discount on such note not previously included in income. Market discount accrues either ratably or at a constant yield to maturity, at the election of the holder. A holder of a market discount note also may elect to take market discount into income as it accrues.

  In general, a holder of a Convertible Debenture with market discount should not have to recognize income on the conversion of the Convertible Debenture, even with respect to market discount that has accrued but has not been taken into account. Market discount not recognized on conversion will carry over to the Waban Common Stock acquired upon conversion thereof and will be recognized as ordinary income to the extent of gain recognized upon the disposition of such Waban Common Stock, including any deemed disposition of fractional shares of Waban Common Stock for cash at the time of conversion.

SALE OR DISPOSITION OF COMMON STOCK

  A holder will recognize gain or loss on the sale or exchange of Waban Common Stock received upon conversion of a Convertible Debenture equal to the difference between the amount realized on such sale or exchange and the holder's adjusted tax basis in the Waban Common Stock sold or exchanged. The holder's adjusted tax basis in the Waban Common Stock generally will equal the cost of the Convertible Debenture which such holder converted. Except as noted above under "Market Discount," such gain or loss would be long-term capital gain or loss if the holder's holding period for the Waban Common Stock were more than one year. See "--Conversion of Convertible Debentures."

BACKUP WITHHOLDING

  A holder of a Convertible Debenture or Waban Common Stock issued upon conversion of a Convertible Debenture may be subject to backup withholding at a rate of 31% with respect to dividends on, or the proceeds of a sale, exchange, or redemption of, such Convertible Debenture or Waban Common Stock, as the case may be, unless (i) such holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or
(ii) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable backup withholding rules.

                        STANDBY PURCHASE AGREEMENT

  Under the terms and subject to the conditions in the Standby Purchase Agreement dated June , 1997 among Waban, BJI and the Standby Purchaser, the
Standby Purchaser has agreed to purchase from Waban for settlement on   ,
1997, such number of shares of Waban Common Stock as would have been issuable upon conversion of the Excess Convertible Debentures (as defined below), for a
purchase price equal to $   per share, provided that the aggregate principal
amount of Convertible Debentures that are not duly surrendered for conversion prior to the close of business on the Expiration Date exceeds $53,474,000. The term "Excess Convertible Debentures" means the aggregate principal amount of Convertible Debentures that are not duly surrendered for conversion prior to 6:00 p.m. Eastern time, on the Expiration Date that exceeds, and only to the extent that such aggregate principal amount of Convertible Debentures exceeds, $53,474,000. In no event shall the Standby Purchaser be obligated to purchase from the Company more than 2,160,606 shares of Waban Common Stock.

  On or prior to the Redemption Date, the Standby Purchaser may also purchase Waban Common Stock and Convertible Debentures in the open market or otherwise. The Standby Purchaser has agreed to convert into Waban Common Stock all Convertible Debentures owned by it. Such Waban Common Stock may be used by the Standby Purchaser to cover some or all of any short position in the Waban Common Stock maintained by the Standby Purchaser.

  Waban has been advised by the Standby Purchaser that the shares of Waban Common Stock offered hereby, including shares acquired through the purchase and conversion of Convertible Debentures, may be offered by the Standby Purchaser from time to time, both on or prior to and after the Redemption Date, in one or more transactions on the NYSE or otherwise, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices, subject to prior sale, when, as and if delivered to and accepted by the Standby Purchaser and subject to withdrawal, cancellation or modification of the offer without notice. The Standby Purchaser may also make sales of such shares to certain securities dealers at prices that may reflect concessions from the prices at which such shares are then being offered to the public. The amount of such concessions will be determined from time to time by the Standby Purchaser. The Standby Purchaser may thus realize profits or losses independent of the compensation referred to in the succeeding paragraph.

  Pursuant to the terms of the Standby Purchase Agreement and in consideration of the Standby Purchaser's obligations thereunder, Waban has agreed to pay the
Standby Purchaser (i) a standby fee equal to $   and (ii) an additional $
per share for the aggregate number of shares of Waban Common Stock purchased by the Standby Purchaser pursuant to the Standby Purchase Agreement.

  Waban and BJI have jointly and severally agreed to indemnify the Standby Purchaser against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Standby Purchaser may be required to make in respect thereof. Waban has agreed to reimburse the Standby Purchaser for one-half of its out-of-pocket expenses up to an aggregate of $ .

  Each of Waban and BJI has agreed that it will not, directly or indirectly, from the date of the Standby Purchase Agreement through the date that is 180 days after the Redemption Date, without the prior written consent of the Standby Purchaser, with certain exceptions, (i) offer, pledge, sell, offer to sell, contract to sell, grant any option to purchase, or otherwise sell or dispose (or announce any offer, pledge, sale, offer of sale, contract of sale, grant of any option to purchase or other sale or disposition) of any shares of its common stock or other capital stock or any securities convertible into, or exchangeable or exercisable for, shares of its common stock or other capital stock (whether such shares or any such securities are now owned by Waban or BJI or are hereafter acquired) other than pursuant to stock incentive plans of Waban or BJI or (ii) enter into any swap or arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of its common stock or other capital stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common stock or other capital stock or other such securities, in cash or otherwise. The executive officers and directors of Waban have entered into similar agreements extending through August 13, 1997.

  In connection with the sale of Waban Common Stock to the Standby Purchaser pursuant to the Standby Purchase Agreement, the Standby Purchaser may purchase shares of Waban Common Stock and Convertible Debentures, including purchases of Waban Common Stock to cover some or all of a short position in the Waban Common Stock maintained by the Standby Purchaser, which may result in the maintenance of the price of the Waban Common Stock at a level above that which might otherwise prevail in the open market or may otherwise affect the market price of the Waban Common Stock. Such purchases are not required, and, if they are undertaken, they may be discontinued at any time.

  Prudential Securities Incorporated is an indirect, wholly-owned subsidiary of The Prudential Insurance Company of America.

                                    EXPERTS

  The consolidated balance sheets of Waban as of January 25, 1997 and January 27, 1996 and the consolidated statements of income, stockholders' equity and cash flows of Waban for each of the three years in the period ended January 25, 1997, incorporated by reference in this Proxy Statement/Prospectus, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

  The combined balance sheets of BJI as of January 25, 1997 and January 27, 1996 and the combined statements of income, stockholders' equity and cash flows of BJI for each of the three years in the period ended January 25, 1997, included in this Proxy Statement/Prospectus, have been included in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                 LEGAL MATTERS

  The validity of the shares of BJI Common Stock and the BJI Rights to be issued to the stockholders of Waban in connection with the Distribution will be passed upon for BJI by Hale and Dorr LLP, Boston, Massachusetts. The validity of the shares of Waban Common Stock (and the associated Preferred Stock Purchase Rights) issuable upon conversion of the Convertible Debentures or pursuant to the Standby Purchase Agreement will be passed upon for Waban by Hale and Dorr LLP, Boston, Massachusetts.

  Certain legal matters in connection with the sale of the shares of Waban Common Stock pursuant to the Standby Agreement will be passed upon for the Standby Purchaser by Cleary, Gottlieb, Steen & Hamilton, New York, New York.

                                 OTHER MATTERS

INDEPENDENT ACCOUNTANTS

  The Waban Board has appointed Coopers & Lybrand L.L.P. as independent accountants to audit the financial statements of Waban for the fiscal year ending January 31, 1998. The Company expects that representatives of Coopers & Lybrand L.L.P. will be present at the Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

  BJI has appointed Coopers & Lybrand L.L.P. as BJI's independent accountants to audit BJI's financial statements for each fiscal year in the three-year period ended January 25, 1997. Coopers & Lybrand L.L.P. has served as Waban's independent accountants for many years, including the periods covered by the financial statements included in this Proxy Statement.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater-than-ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

  To the Company's knowledge, based on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during fiscal 1996 all Section 16(a) filing requirements applicable to its officers, directors and greater-than-ten-percent beneficial owners were complied with, except that Mr. Feldberg filed three months late a Form 4 relating to the sale of 10,000 shares of Common Stock of the Company by trusts of which he and his wife are beneficiaries.

STOCKHOLDER PROPOSALS

  Proposals of stockholders intended to be presented at the next annual meeting of stockholders must be received by the Company no later than 5 p.m. EST on February 7, 1998 in order to be considered for inclusion in the Company's proxy materials for that meeting. Proposals must be in writing and sent via registered or certified mail addressed to Waban Inc., Attention:
Corporate Secretary at One Mercer Road, Natick, Massachusetts 01760 or following the Distribution at 3345 Michelson Drive, Irvine, CA 92715. In addition, the Company's by-laws specify requirements relating to the timing and content of the notice which stockholders must provide to the Secretary of the Company for any matter, including a stockholder nomination for director to be properly presented at a stockholder meeting.

OTHER MATTERS

  The Company has no knowledge of any other matter which may come before the Meeting and does not intend to present any such other matter. However, if any such other matters shall properly come before the Meeting or any adjournment thereof, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Sarah M. Gallivan
                                           Secretary

                         INDEX TO FINANCIAL STATEMENTS

                                                                           PAGE
                                                                           ----
Report of Independent Accountants........................................  F-2
BJ's Wholesale Club, Inc. Combined Statements of Income for the fiscal years ended January 28, 1995, January 27, 1996 and January 25, 1997.....  F-3
BJ's Wholesale Club, Inc. Combined Balance Sheets as of January 27, 1996
 and January 25, 1997....................................................  F-4
BJ's Wholesale Club, Inc. Combined Statements of Cash Flows for the
 fiscal years ended January 28, 1995, January 27, 1996 and January 25,
 1997....................................................................  F-5
BJ's Wholesale Club, Inc. Combined Statements of Stockholder's Equity for
 the fiscal years ended January 28, 1995, January 27, 1996 and January
 25, 1997................................................................  F-6
Notes to Combined Financial Statements of BJ's Wholesale Club, Inc. .....  F-7

  The audited financial statements listed above reflect BJ's Wholesale Club, Inc. combined with the BJ's Wholesale Club Division of Waban Inc. Separate audited financial statements of BJ's Wholesale Club, Inc. have been omitted because BJ's Wholesale Club, Inc. is a newly formed shell corporation into which the assets and liabilities of the BJ's Wholesale Club Division will be transferred prior to the Distribution.

                       REPORT OF INDEPENDENT ACCOUNTANTS

TO THE BOARD OF DIRECTORS OF BJ'S WHOLESALE CLUB, INC.

  We have audited the accompanying combined balance sheets of BJ's Wholesale Club, Inc. and subsidiaries as of January 27, 1996 and January 25, 1997, and the related combined statements of income, stockholder's equity, and cash flows for each of the three fiscal years in the period ended January 25, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of BJ's Wholesale Club, Inc. and subsidiaries as of January 27, 1996 and January 25, 1997 and the combined results of their operations and their cash flows for each of the three fiscal years in the period ended January 25, 1997 in conformity with generally accepted accounting principles.

                                          Coopers & Lybrand, L.L.P.

Boston Massachusetts February 25, 1997, except as to the information presented in Note B, for which the date is April 18, 1997

                           BJ'S WHOLESALE CLUB, INC.

                         COMBINED STATEMENTS OF INCOME
                             (DOLLARS IN THOUSANDS)

                                                     FISCAL YEAR ENDED
                                            -----------------------------------
                                            JANUARY 28, JANUARY 27, JANUARY 25,
                                               1995        1996        1997
                                            ----------- ----------- -----------
Net sales.................................. $2,244,591  $2,478,319  $2,868,561
Membership fee income......................     48,500      51,289      54,271
                                            ----------  ----------  ----------
Total revenues.............................  2,293,091   2,529,608   2,922,832
                                            ----------  ----------  ----------
Cost of sales, including buying and
 occupancy costs...........................  2,054,167   2,263,532   2,605,602
Selling, general and administrative
 expenses..................................    174,416     183,419     212,660
Interest on debt and capital leases (net)..     13,665      14,757      16,838
                                            ----------  ----------  ----------
Total expenses.............................  2,242,248   2,461,708   2,835,100
                                            ----------  ----------  ----------
Income before income taxes.................     50,843      67,900      87,732
Provision for income taxes.................     19,941      26,350      34,108
                                            ----------  ----------  ----------
Net income................................. $   30,902  $   41,550  $   53,624
                                            ==========  ==========  ==========


    The accompanying notes are an integral part of the financial statements.

                           BJ'S WHOLESALE CLUB, INC.

                            COMBINED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                       JANUARY 27, JANUARY 25,
                                                          1996        1997
                                                       ----------- -----------
                        ASSETS
                        ------
Current assets:
  Cash................................................  $    --     $    --
  Accounts receivable.................................    30,942      34,006
  Merchandise inventories.............................   271,438     295,216
  Current deferred income taxes.......................     8,375       6,549
  Prepaid expenses....................................     6,732       6,091
                                                        --------    --------
    Total current assets..............................   317,487     341,862
                                                        --------    --------
Property at cost:
  Land and buildings..................................   234,972     265,971
  Leasehold costs and improvements....................    33,230      34,764
  Furniture, fixtures and equipment...................   163,908     186,696
                                                        --------    --------
                                                         432,110     487,431
  Less accumulated depreciation and amortization......    83,338     106,821
                                                        --------    --------
                                                         348,772     380,610
                                                        --------    --------
Property under capital leases.........................     4,100       6,219
  Less accumulated amortization.......................     2,090       1,618
                                                        --------    --------
                                                           2,010       4,601
                                                        --------    --------
Other assets..........................................     8,406      10,138
                                                        --------    --------
    Total assets......................................  $676,675    $737,211
                                                        ========    ========
                     LIABILITIES
                     -----------
Current liabilities:
  Accounts payable....................................  $169,115    $200,024
  Accrued expenses and other current liabilities......    60,808      66,302
  Accrued federal and state income taxes..............    10,102      12,431
  Obligations under capital leases due within one
   year...............................................       255         163
                                                        --------    --------
    Total current liabilities.........................   240,280     278,920
                                                        --------    --------
Obligations under capital leases, less portion due
 within one year......................................     2,731       2,592
Other noncurrent liabilities..........................    26,034      28,466
Deferred income taxes.................................     3,917       3,545
Loans and advances from Waban Inc.....................   181,730     148,081
                 STOCKHOLDER'S EQUITY
                 --------------------
Common stock, par value $.01, authorized 180,000,000
 shares, issued and outstanding 32,740,941 shares.....       327         327
Retained earnings.....................................   221,656     275,280
                                                        --------    --------
    Total stockholder's equity........................   221,983     275,607
                                                        --------    --------
    Total liabilities and stockholder's equity........  $676,675    $737,211
                                                        ========    ========

    The accompanying notes are an integral part of the financial statements.

                           BJ'S WHOLESALE CLUB, INC.

                       COMBINED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                   FISCAL YEAR ENDED
                                        -----------------------------------
                                        JANUARY 28, JANUARY 27, JANUARY 25,
                                           1995        1996        1997
                                        ----------- ----------- -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income...........................  $ 30,902    $ 41,550    $ 53,624
  Adjustments to reconcile net income
   to net cash provided by operating
   activities:
  Depreciation and amortization of
   property............................    21,829      27,185      33,796
  Loss on property disposals...........       903         142         256
  Deferred income taxes................    (1,161)     (1,040)      1,453
  Increase (decrease) in cash due to
   changes in:
    Accounts receivable................     1,118      (7,740)     (3,064)
    Merchandise inventories............   (22,462)    (37,581)    (23,778)
    Prepaid expenses...................      (944)     (1,039)        641
    Other assets.......................    (1,477)       (700)     (1,431)
    Accounts payable...................    12,280      18,911      30,909
    Accrued expenses...................     8,213       9,014       7,995
    Accrued income taxes...............    11,612      (3,278)      2,329
    Other noncurrent liabilities.......     9,306       5,177       2,432
                                         --------    --------    --------
  Net cash provided by operating
   activities..........................    70,119      50,601     105,162
                                         --------    --------    --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Property additions...................   (74,506)    (90,212)    (71,722)
  Property disposals...................     6,508          98         440
                                         --------    --------    --------
  Net cash used in investing
   activities..........................   (67,998)    (90,114)    (71,282)
                                         --------    --------    --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayment of capital lease
   obligations.........................      (276)       (304)       (231)
  Increase (decrease) in loans and
   advances from Waban Inc.............    (9,915)     39,218     (33,649)
                                         --------    --------    --------
  Net cash provided by (used in)
   financing activities................   (10,191)     38,914     (33,880)
                                         --------    --------    --------
    Net increase (decrease) in cash....    (8,070)       (599)        --
    Cash at beginning of period........     8,669         599         --
                                         --------    --------    --------
    Cash at end of period..............  $    599    $    --     $    --
                                         ========    ========    ========
  Supplemental cash flow information:
    Interest paid......................  $ 14,774    $ 14,811    $ 16,889
    Income taxes paid..................     9,490      30,668      30,325

    The accompanying notes are an integral part of the financial statements.

                           BJ'S WHOLESALE CLUB, INC.

                  COMBINED STATEMENTS OF STOCKHOLDER'S EQUITY
                             (DOLLARS IN THOUSANDS)

                                                                       TOTAL
                                            COMMON STOCK  RETAINED STOCKHOLDER'S
                                           PAR VALUE $.01 EARNINGS    EQUITY
                                           -------------- -------- -------------
Balance, January 29, 1994.................     $ 327      $149,204   $149,531
  Net income..............................       --         30,902     30,902
                                               -----      --------   --------
Balance, January 28, 1995.................       327       180,106    180,433
  Net income..............................       --         41,550     41,550
                                               -----      --------   --------
Balance, January 27, 1996.................       327       221,656    221,983
  Net income..............................       --         53,624     53,624
                                               -----      --------   --------
Balance, January 25, 1997.................     $ 327      $275,280   $275,607
                                               =====      ========   ========





    The accompanying notes are an integral part of the financial statements.

                           BJ'S WHOLESALE CLUB, INC.

                    NOTES TO COMBINED FINANCIAL STATEMENTS

SUMMARY OF ACCOUNTING POLICIES

 Basis of Presentation

  BJ's Wholesale Club, Inc. (the "Company") is a newly formed Delaware corporation which is a wholly-owned subsidiary of Waban Inc. ("Waban"). Waban currently operates two divisions; BJ"s Wholesale Club, a food & general merchandise warehouse club business, and HomeBase, a home improvement warehouse business. On October 23, 1996, Waban announced a proposal for a tax-free distribution (the "Distribution") of all of the outstanding shares of common stock of the Company held by Waban. Prior to the Distribution, Waban will transfer all of the assets and liabilities of its BJ's Wholesale Club Division to the Company. The combined financial statements of the Company present the financial results of the BJ's Wholesale Club Division.

 Fiscal Year

  The Company's fiscal year ends on the last Saturday in January.

 Merchandise Inventories

  Inventories are stated at the lower of cost, determined under the average cost method, or market. The Company recognizes the write-down of slow-moving or obsolete inventory in cost of sales when such write-downs are probable and estimable.

 Property and Equipment

  Buildings, furniture, fixtures and equipment are depreciated by use of the straight-line method over the estimated useful lives of the assets. Leasehold costs and improvements are amortized by use of the straight-line method over the lease term or their estimated useful life, whichever is shorter.

 Membership Fees

  Membership fees are included in revenue when received, but not before a warehouse club opens.

 Preopening Costs

  Preopening costs consist of direct incremental costs of opening a facility and are charged to operations within the fiscal year that a new warehouse club opens.

 Interest on Debt and Capital Leases (Net)

  Interest on debt and capital leases in the Combined Statements of Income is presented net of interest income and investment income of $51,000 in 1996, $54,000 in 1995 and $1,109,000 in 1994. Interest on debt represents interest on intercompany loans and advances.

 Capitalized Interest

  The Company capitalizes interest related to the development of owned facilities. Interest in the amount of $966,000, $1,547,000 and $1,061,000 was capitalized in 1996, 1995 and 1994, respectively.

 Stock-Based Compensation

  The Company applies the intrinsic value based method of accounting prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related Interpretations in accounting for its stock-based compensation.

                           BJ'S WHOLESALE CLUB, INC.

 Estimates Included in Financial Statements

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

A. RELATED PARTY TRANSACTIONS

  Waban loans funds to the Company as needed. The intercompany balance is considered to be long-term debt. Waban charges interest expense to the Company at the annual rate of 10% based on the Company's average monthly intercompany balance (net of cash). The Company's intercompany interest expense was $17,557,000, $16,032,000 and $15,480,000 in fiscal 1996, 1995 and 1994, respectively.

  Selling, general and administrative expenses include certain allocations of overhead incurred by Waban that support the Company's business. These expenses, which totalled $3,891,000, $3,587,000 and $5,639,000 in fiscal 1996,
1995 and 1994, respectively, were generally allocated based on specific identification and management's estimates of the relative time devoted to supporting the Company.

B. COMMITMENTS AND CONTINGENCIES

  The Company is obligated under long-term leases for the rental of real estate and fixtures and equipment, some of which are classified as capital leases pursuant to SFAS No. 13. In addition, the Company is generally required to pay insurance, real estate taxes and other operating expenses and, in some cases, additional rentals based on a percentage of sales or increases in the Consumer Price Index. The real estate leases range up to 45 years and have varying renewal options. The fixture and equipment leases range up to 5 years.

  Future minimum lease payments as of January 25, 1997 were:

                                                       CAPITAL     OPERATING
      FISCAL YEARS ENDING JANUARY                       LEASES       LEASES
      ---------------------------                     ----------  ------------
                                                      (DOLLARS IN THOUSANDS)
      1998........................................... $      419  $     44,130
      1999...........................................        426        48,122
      2000...........................................        427        47,819
      2001...........................................        427        46,850
      2002...........................................        427        45,332
      Later years....................................      2,387       515,020
                                                      ----------  ------------
      Total minimum lease payments...................      4,513  $    747,273
                                                                  ============
      Less amount representing interest..............      1,758
                                                      ----------
      Present value of net minimum capital lease
       payments...................................... $    2,755
                                                      ==========

  Rental expense under operating leases (including contingent rentals which were not material) amounted to $40,185,000, $37,561,000 and $33,282,000 in
1996, 1995 and 1994, respectively.

  In connection with the spinoff of Waban by The TJX Companies, Inc. ("TJX") in 1989, Waban and TJX entered into an agreement pursuant to which Waban agreed to indemnify TJX against any liabilities that TJX might incur with respect to 45 current HomeBase leases as to which TJX was either a lessee or guarantor. In settlement of legal proceedings filed by TJX, the Company agreed in April 1997 that for approximately five years after the Distribution it will indemnify TJX with respect to any liabilities that TJX may incur with respect to HomeBase leases and thereafter it will indemnify TJX for 50% of such liabilities. The Company believes that since Waban is primarily liable for these leases, the Company's contingent liability under this agreement will not have a material effect on the Company's financial condition.

                           BJ'S WHOLESALE CLUB, INC.

  The Company is involved in various legal proceedings incident to the character of its business. Although it is not possible to predict the outcome of these proceedings, or any claims against the Company related thereto, the Company believes that such proceedings will not, individually or in the aggregate, have a material effect on its financial condition or results of operations.

C. CAPITAL STOCK, STOCK OPTIONS AND STOCK PURCHASE PLANS

  The historical capitalization of the Company has been retroactively restated to reflect the anticipated issuance of 32,740,941 shares of common stock for all periods presented in order to reflect the equity of the Company on an ongoing basis, as a result of the planned distribution of all of the Company's common stock to holders of Waban's outstanding shares (the "Distribution"). The Company's authorized capital stock also includes 20,000,000 shares of Preferred Stock, $.01 par value per share.

  The Company intends to adopt a 1997 Replacement Stock Incentive Plan and 1997 Stock Incentive Plan (the "1997 Plans"). The 1997 Plans will permit the granting of stock options, restricted stock and other stock-based awards. The Company intends to reserve up to 3,500,000 shares of common stock for issuance under the 1997 Plans. The Company also intends to adopt a 1997 Director Stock Option Plan for external directors and intends to reserve 150,000 shares of common stock for issuance under this plan.

  Certain key employees participate in the Waban stock incentive plan. As of January 25, 1997, these individuals held a total of 1,905,896 options to purchase Waban stock (of which 859,680 were exercisable). Upon completion of the Distribution, the Company intends to issue options of equal intrinsic value, with similar vesting provisions, option periods and ratios of exercise price to market value per share, under the 1997 Replacement Stock Incentive Plan to replace unexercised options outstanding under the Waban stock incentive plan held by the Company's employees.

  SFAS No. 123, "Accounting for Stock-Based Compensation," was issued in October 1995 and became effective for the Company's fiscal year ending January 25, 1997. SFAS No. 123 provides a choice of adopting its fair value based method of expense recognition for stock-based awards granted to employees or applying the intrinsic value based method of accounting prescribed by Accounting Principles Board Opinion (APB) No. 25, "Accounting for Stock Issued to Employees." The pro forma impact on net income related to the Waban options granted to BJI employees is immaterial. The Company will apply the accounting provisions of APB No. 25 and adopt the disclosure-only provisions of SFAS No. 123 when it issues stock options.

D. INCOME TAXES

  The Company is included in the consolidated federal income tax return of Waban and, where applicable, is consolidated for state reporting purposes. The Company believes the income tax provision is representative of the Company's tax provision as if it were a stand-alone company.

  The provision for income taxes includes the following:

                                                      FISCAL YEAR ENDED
                                             -----------------------------------
                                             JANUARY 28, JANUARY 27, JANUARY 25,
                                                1995        1996        1997
                                             ----------- ----------- -----------
                                                   (DOLLARS IN THOUSANDS)
   Federal
     Current................................   $17,187     $22,710     $27,208
     Deferred...............................      (903)       (814)      1,153
   State
     Current................................     3,915       4,680       5,447
     Deferred...............................      (258)       (226)        300
                                               -------     -------     -------
   Total income tax provision...............   $19,941     $26,350     $34,108
                                               =======     =======     =======

                           BJ'S WHOLESALE CLUB, INC.

  The following is a reconciliation of the statutory federal income tax rate and the effective income tax rate:

                                                     FISCAL YEAR ENDED
                                            -----------------------------------
                                            JANUARY 28, JANUARY 27, JANUARY 25,
                                               1995        1996        1997
                                            ----------- ----------- -----------
   Statutory federal income tax rate.......      35%         35%         35%
   State income taxes, net of federal tax
    benefit................................       5           4           4
   Targeted jobs tax credit................      (1)         --          --
                                                ---         ---         ---
   Effective income tax rates..............      39%         39%         39%
                                                ===         ===         ===

  Significant components of the Company's deferred tax assets and liabilities as of January 27, 1996 and January 25, 1997 are as follows:

                                                         JANUARY 27, JANUARY 25,
                                                            1996        1997
                                                         ----------- -----------
                                                         (DOLLARS IN THOUSANDS)
   Deferred tax assets:
     Self-insurance reserves............................   $10,858     $11,516
     Rental step liabilities............................     3,294       3,951
     Compensation and benefits..........................     2,788       3,392
     Other..............................................     2,518       2,071
                                                           -------     -------
       Total deferred tax assets........................    19,458      20,930
                                                           -------     -------
   Deferred tax liabilities:
     Accelerated depreciation-property..................    14,696      15,375
     Real estate taxes..................................        --       2,390
     Other..............................................       304         161
                                                           -------     -------
       Total deferred tax liabilities...................    15,000      17,926
                                                           -------     -------
   Net deferred tax assets..............................   $ 4,458     $ 3,004
                                                           =======     =======

  The Company has not established a valuation allowance because its deferred tax assets can be realized by offsetting deferred tax liabilities and future taxable income, which management believes will more likely than not be earned, based on the Company's historical earnings record.

E. PENSIONS

  The Company participates in Waban's non-contributory defined benefit retirement plan covering full-time employees who have attained twenty-one years of age and have completed one year of service. Benefits are based on compensation earned in each year of service. No benefits have accrued under this plan since July 4, 1992, when it was frozen. The Company's share of Waban's pension expense amounted to $129,000, $124,000 and $144,000 in fiscal 1996, 1995 and 1994, respectively.

                           BJ'S WHOLESALE CLUB, INC.

  Waban does not segregate plan assets or liabilities by each participating subsidiary company and, as a result, the following tables present the periodic pension cost and funded status of the Waban plans in accordance with SFAS No. 87:

                                                     FISCAL YEAR ENDED
                                            -----------------------------------
                                            JANUARY 28, JANUARY 27, JANUARY 25,
                                               1995        1996        1997
                                            ----------- ----------- -----------
                                                  (DOLLARS IN THOUSANDS)
   Service cost............................    $ 209      $   182      $ 180
   Interest cost on projected benefit
    obligation.............................      435          429        455
   Actual return on assets.................      (73)      (1,245)      (940)
   Net amortization and deferrals..........     (264)         892        561
                                               -----      -------      -----
   Net pension cost........................    $ 307      $   258      $ 256
                                               =====      =======      =====

                                                         JANUARY 27, JANUARY 25,
                                                            1996        1997
                                                         ----------- -----------
                                                         (DOLLARS IN THOUSANDS)
   Actuarial present value of accumulated benefit
    obligation:
     Vested benefits...................................    $ 5,991     $6,451
                                                           =======     ======
   Projected benefit obligation........................    $ 5,991     $6,451
   Plan assets at fair market value....................      5,997      6,455
                                                           -------     ------
   Projected benefit obligation less than plan assets..         (6)        (4)
   Unrecognized net loss from past experience different
    from that assumed and effects of changes in
    assumptions........................................     (1,088)      (878)
                                                           -------     ------
   Prepaid pension cost included in balance sheets.....    $(1,094)    $ (882)
                                                           =======     ======

  The weighted average discount rate used in determining the actuarial present value of the projected benefit obligation was 7.25% in 1996 and 1995. The expected long-term rate of return on assets used was 9.0% in 1996 and 1995. The Company's funding policy is to contribute annually an amount allowable for federal income tax purposes. Pension plan assets consist primarily of equity and fixed income securities.

  The Company also participates in Waban's 401(k) Savings Plans, under which participating employees may make pre-tax contributions up to 15% of covered compensation. Waban matches employee contributions at 100% of the first one percent of covered compensation and 50% of the next four percent. Beginning in 1996, Waban's matching contribution is payable as of the end of each calendar quarter. Previously, the matching contribution was payable at the end of the year. The Company's share of expense under these plans was $2,259,000 in 1996, $1,867,000 in 1995 and $1,669,000 in 1994.

  In 1994, Waban established a non-contributory defined contribution retirement plan for certain key employees, including certain of the Company's employees. Under the plan, Waban funds annual retirement contributions for the designated participants, on an after-tax basis. For 1994 through 1996, Waban's contribution equaled 5% of the participants' base salary. Participants become fully vested in their contribution accounts at the end of the fiscal year in which they complete four years of service. The Company's share of expense under this plan was $522,000 in 1996, $485,000 in 1995 and $439,000 in 1994.

F. POSTRETIREMENT MEDICAL BENEFITS

  The Company participates in Waban's defined benefit postretirement medical plan that covers employees (and their spouses) who retire after age 55 with at least 10 years of service, who are not eligible for Medicare,

                           BJ'S WHOLESALE CLUB, INC.

and who participated in a Waban-sponsored medical plan. Amounts contributed by retired employees under this plan are based on years of service prior to retirement. The plan is not funded.

  In fiscal 1996, 1995 and 1994, the Company's share of Waban's postretirement medical benefit expense was $87,000, $73,000 and $76,000, respectively. Waban does not segregate plan liabilities by participating subsidiary company and, as a result, the following tables present the net periodic postretirement benefit cost and the funded status of the Waban plan in accordance with SFAS No. 106:

                                                     FISCAL YEAR ENDED
                                            -----------------------------------
                                            JANUARY 28, JANUARY 27, JANUARY 25,
                                               1995        1996        1997
                                            ----------- ----------- -----------
                                                  (DOLLARS IN THOUSANDS)
   Service cost............................    $128        $120        $140
   Interest cost...........................      42          44          42
   Net amortization and deferrals..........     --          (10)        (10)
                                               ----        ----        ----
   Net periodic postretirement benefit
    cost...................................    $170        $154        $172
                                               ====        ====        ====

                                                        JANUARY 27, JANUARY 25,
                                                           1996        1997
                                                        ----------- -----------
                                                        (DOLLARS IN THOUSANDS)
   Accumulated postretirement benefit obligation:
     Retired participants..............................    $ --        $ --
     Fully eligible active participants................      63          67
     Other active participants.........................     515         693
                                                           ----        ----
   Unfunded accumulated postretirement benefit
    obligation.........................................     578         760
   Unrecognized net gain...............................     232         222
                                                           ----        ----
   Accrued postretirement benefit cost included in
    balance sheets.....................................    $810        $982
                                                           ====        ====

  For measurement purposes, an annual rate of increase in the per capita cost of medical coverage of 8% in 1996 grading down to 4.5% after 8 years was assumed as of January 27, 1996. Increasing the assumed health care cost trend rate one percentage point would increase the aggregate of the service and interest cost components of net periodic postretirement benefit cost for 1996 by $35,000 and would increase the accumulated postretirement benefit obligation as of January 25, 1997 by $129,000.

  The weighted average discount rate used in determining the accumulated postretirement benefit obligation of January 25, 1997 and January 27, 1996 was 7.25%.

G. ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

  The major components of accrued expenses and other current liabilities are as follows:

                                                        JANUARY 27, JANUARY 25,
                                                           1996        1997
                                                        ----------- -----------
                                                        (DOLLARS IN THOUSANDS)
   Employee compensation...............................   $11,208     $14,998
   Self-insurance reserves.............................    11,565      13,134
   Sales and use taxes, rent, utilities, advertising,
    fixed asset additions and other....................    38,035      38,170
                                                          -------     -------
                                                          $60,808     $66,302
                                                          =======     =======

                           BJ'S WHOLESALE CLUB, INC.

  The Company's reported expense and reserves for insurance are derived from estimated ultimate cost based upon individual claim file reserves. Waban maintains insurance coverage for the Company for individual occurrences above $250,000 for worker's compensation and general liability, and above $200,000 for medical claims. In addition to the amounts shown above in current liabilities, noncurrent self-insurance reserves of $15.3 million and $15.2 million as of January 25, 1997 and January 27, 1996, respectively, are included in other noncurrent liabilities.

H. SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

                                            FIRST    SECOND   THIRD    FOURTH
                                           QUARTER  QUARTER  QUARTER  QUARTER
                                           -------- -------- -------- --------
                                                 (DOLLARS IN THOUSANDS)
   Fiscal year ended January 25, 1997
     Total revenues....................... $622,388 $733,688 $697,818 $868,938
     Gross earnings(a)....................   60,079   76,453   73,906  106,792
     Net income...........................    5,385   12,780    9,589   25,870
   Fiscal year ended January 27, 1996
     Total revenues....................... $531,106 $632,371 $604,426 $761,705
     Gross earnings(a)....................   48,959   65,351   61,719   90,047
     Net income...........................    3,123   10,151    6,926   21,350

--------
(a) Gross earnings equals total revenues less cost of sales, including buying and occupancy costs.

I. SUBSEQUENT EVENT

  Subsequent to year-end, the Company transferred certain real estate assets into a subsidiary, Natick Realty, Inc. Natick Realty, Inc. fully and unconditionally guarantees Waban's senior notes ($24 million), senior subordinated notes ($100 million) and borrowings under Waban's credit agreement.

P                                   WABAN INC.

R                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

O                         TO BE HELD JULY 10, 1997

X THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY AND
  SHOULD BE RETURNED AS SOON AS POSSIBLE TO THE FIRST CHICAGO TRUST COMPANY OF
Y                                    NEW YORK


The undersigned, having received notice of the Annual Meeting and the Board of Directors' proxy statement therefor, and revoking all prior proxies, hereby ap-point(s) Thomas J. Shields and Sarah M. Gallivan, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of WABAN INC. (the "Company") to be held on Thursday, July 10, 1997 at 11:00 a.m. at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, and any adjournments thereof, and there to vote and act upon the following matters in respect of all shares of stock of the Company which the undersigned may be entitled to vote or act upon, with all the powers the undersigned would possess if personally present.

IN THEIR DISCRETION, THE PROXY HOLDERS ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. The shares represented by this proxy will be voted as directed by the under-signed. If no direction is given with respect to any proposal, this proxy will be voted as recommended by the Board of Directors. Attendance of the under-signed at the meeting or at any adjournment thereof will not be deemed to re-voke this proxy unless the undersigned shall revoke this proxy in writing.

Change of address:

________________________________

________________________________

(If you have written in the above
space, please mark the corresponding
box on the reverse side of this
card.)

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE.

                                                                     -----------
                                                                     SEE REVERSE
                                                                         SIDE
                                                                     -----------

--------------------------------------------------------------------------------
                           - FOLD AND DETACH HERE -

    7 7 7 7 7 7 7 7 7 7 7 7 7 7 7 7 7 7 7 7 7 7 7 7 7 7 7 7 7 7 7 7 7 7 7 7 7
7 7 7 7 7 7 7 7 7 7 7 7

                                                  ---                 2741
PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.
 X

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" ALL OF THE FOLLOWING PROPOSALS. TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS JUST SIGN THIS PROXY; NO BOXES NEED TO BE CHECKED. UNLESS MARKED OTHERWISE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.
                                      FOR
                                   WITHHELD
                                      FOR
                                    AGAINST
                                    ABSTAIN
                                      FOR
                                    AGAINST
                                    ABSTAIN
1. Election of three Directors for a term to expire in 2000 (for all nominees except as marked below)
-------------------


 NOMINEES: Kerry
     L. Hamilton,
     Arthur F.
     Loewy,
     Edward J.
     Weisberger
2. Approval of a distribution (the "Distribution") in the form of a tax-free special dividend to all holders of the Company's outstanding shares of common stock, on a one-for-one basis, of all outstanding shares of common stock, and the associated stockholders' rights, of BJ's Wholesale Club, Inc. ("BJI") held by the Company on the date of the Distribution.
5. Approval of the Company's 1997 Stock Incentive Plan.
6. Approval of the BJI 1997 Replacement Stock Incentive Plan.
7. Approval of the BJI 1997 Stock Incentive Plan.
3. Approval of an amendment to the Company's Certificate of Incorporation to change the name of the Company to "HomeBase, Inc."
8. Approval of the BJI Management Incentive Plan.
9. Approval of the BJI Growth Incentive Plan.
4. Approval of amendment and continuance of the Company's 1989 Stock Incentive Plan.
10. Approval of the BJI 1997 Director Stock Option Plan.
11. To adjourn the meeting, upon motion by the Chairman of the Board or his designee, to allow additional time for solicitation of proxies.
12. To consider such other business, if any, as may properly come before the meeting or any adjournment thereof.
MARK HERE FOR ADDRESS CHANGE AND NOTE ON THE REVERSE SIDE OF THIS CARD.


                                     DATE _____________________________________
SIGNATURE(S) ____________________

NOTE: Please sign exactly as name
   appears hereon. Joint owners should
   each sign. When signing as attorney,
   executor, administrator, trustee or
   guardian, please give full title as
   such.
                           ^ FOLD AND DETACH HERE ^^